                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY
                                                                  --------------

================================================================================


                                TRUST INDENTURE


                          dated as of October 23, 2001


                                     among


                               ELWOOD ENERGY LLC


                                      and


                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                     as Trustee and Securities Intermediary

                                ---------------

                Providing for the Issuance from Time to Time of
                     Debt Securities in One or More Series

================================================================================

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
                                                     ARTICLE I
                                              DEFINITIONS AND OTHER
                                         PROVISIONS OF GENERAL APPLICATION
                                         ---------------------------------

   Section 1.1     Definitions; Construction...............................................     2
   Section 1.2     Compliance Certificates and Opinions....................................    41
   Section 1.3     Form of Documents Delivered to Trustee..................................    42
   Section 1.4     Notices, Etc. to Trustee and Issuer.....................................    43
   Section 1.5     Notices to Holders; Waiver..............................................    44
   Section 1.6     Effect of Heading and Table of Contents.................................    45
   Section 1.7     Successors and Assigns..................................................    45
   Section 1.8     Severability Clause.....................................................    45
   Section 1.9     Benefits of Indenture...................................................    45
   Section 1.10    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial............    45
   Section 1.11    Legal Holidays..........................................................    46
   Section 1.12    Execution in Counterparts...............................................    47
   Section 1.13    Securities Intermediary.................................................    47

                                               ARTICLE II
                                                THE BONDS
                                                ---------

   Section 2.1     Form of Bond to Be Established by Series Supplemental Indenture.........    50
   Section 2.2     Form of Trustee's Authentication........................................    50
   Section 2.3     Amount; Issuable in Series..............................................    50
   Section 2.4     Authentication and Delivery of Bonds....................................    52
   Section 2.5     Form....................................................................    53
   Section 2.6     Execution of Bonds......................................................    55
   Section 2.7     Temporary Bonds.........................................................    56
   Section 2.8     Registration; General Restrictions on Transfer and Exchange.............    56
   Section 2.9     Transfer and Exchange...................................................    57
   Section 2.10    Mutilated, Destroyed Lost and Stolen Bonds..............................    73
   Section 2.11    Payment of Principal and Interest; Principal and Interest Rights
                      Preserved............................................................    74
   Section 2.12    Persons Deemed Owners...................................................    76
   Section 2.13    Cancellation; Purchase by the Issuer....................................    76
   Section 2.14    Dating of Bonds; Computation of Interest................................    77
   Section 2.15    Source of Payments Limited; Rights and Liabilities of the Issuer........    77
   Section 2.16    Parity of Bonds.........................................................    77

                                             ARTICLE III
                                        ESTABLISHMENT OF FUNDS

   Section 3.1    Establishment of Indenture Funds and Sub-Funds...........................    77
   Section 3.2    Security Interest........................................................    78
   Section 3.3    Bond Fund................................................................    78
   Section 3.4    Interest Sub-Fund; Application of Moneys in Interest Sub-Fund............    79
   Section 3.5    Principal Sub-Fund; Application of Moneys in Principal Sub-Fund..........    80
   Section 3.6    Redemption Sub-Fund; Application of Moneys in Redemption Sub-Fund........    80
   Section 3.7    Investment of Funds......................................................    80
   Section 3.8    Disposition of Indenture Funds Upon Retirement of Bonds..................    81
   Section 3.9    Fund Balance Statements..................................................    81

                                                   ARTICLE IV
                                              AFFIRMATIVE COVENANTS
                                              ---------------------

   Section 4.1    Affirmative Covenants of the Issuer......................................    82
   Section 4.2    Information Confidential.................................................    89

                                                    ARTICLE V
                                               NEGATIVE COVENANTS
                                               ------------------

   Section 5.1    Negative Covenants of the Issuer.........................................    89

                                                   ARTICLE VI
                                               REDEMPTION OF BONDS
                                               -------------------

   Section 6.1    Applicability of Article.................................................    97
   Section 6.2    Election to Redeem; Notice to Trustee....................................    98
   Section 6.3    Optional Redemption; Extraordinary Mandatory Redemption; Redemption
                      at the Option of the Holders; Selection of Bonds to be Redeemed......    98
   Section 6.4    Notice of Redemption.....................................................    99
   Section 6.5    Bonds Payable on Redemption Date.........................................   100
   Section 6.6    Bonds Redeemed in Part...................................................   101
   Section 6.7    Cancellation of Bonds....................................................   101

                                                  ARTICLE VII
                                                 SINKING FUNDS
                                                 -------------

   Section 7.1    Applicability of Article.................................................  101
   Section 7.2    Sinking Funds for Bonds..................................................  101

                                                 ARTICLE VIII
                                        EVENTS OF DEFAULT AND REMEDIES
                                        ------------------------------

   Section 8.1     Events of Default.......................................................  102
   Section 8.2     Enforcement of Remedies.................................................  105
   Section 8.3     Specific Remedies.......................................................  106
   Section 8.4     Judicial Proceedings Instituted by Trustee..............................  107
   Section 8.5     Holders May Demand Enforcement of Rights by Trustee.....................  109
   Section 8.6     Control by Holders......................................................  109
   Section 8.7     Waiver of Past Defaults or Events of Default............................  110
   Section 8.8     Holder May Not Bring Suit Under Certain Conditions......................  110
   Section 8.9     Undertaking to Pay Court Costs..........................................  111
   Section 8.10    Right of Holders to Receive Payment Not to be Impaired..................  111
   Section 8.11    Application of Moneys Collected by Trustee..............................  111
   Section 8.12    Bonds Held by Certain Persons Not to Share in Distribution..............  113
   Section 8.13    Waiver of Stay or Extension Laws........................................  113
   Section 8.14    Remedies Cumulative; Delay or Omission Not a Waiver.....................  113
   Section 8.15    The Intercreditor Agreement and the Collateral Agency Agreement.........  113

                                                ARTICLE IX
                                          CONCERNING THE TRUSTEE
                                          ----------------------

   Section 9.1     Certain Rights and Duties of Trustee....................................  114
   Section 9.2     Trustee Not Responsible for Recitals, Etc...............................  117
   Section 9.3     Trustee and Others May Hold Bonds.......................................  117
   Section 9.4     Moneys held by Trustee or Paying Agent; Investments.....................  117
   Section 9.5     Compensation of Trustee and Its Lien....................................  117
   Section 9.6     Right of Trustee to Rely on Officer's Certificates and Opinions of
                        Counsel............................................................  118
   Section 9.7     Persons Eligible for Appointment As Trustee.............................  119
   Section 9.8     Resignation and Removal of Trustee; Appointment of Successor............  119
   Section 9.9     Acceptance of Appointment by Successor Trustee..........................  120
   Section 9.10    Merger, Conversion or Consolidation of Trustee..........................  121
   Section 9.11    Maintenance of Offices and Agencies.....................................  122
   Section 9.12    Trustee Risk............................................................  124
   Section 9.13    Appointment of Co-Trustee...............................................  124
   Section 9.14    Disqualification; Conflicting Interests.................................  125
   Section 9.15    Reports by Trustee......................................................  131
   Section 9.16    Limitation on Duty of Trustee in Respect of Collateral..................  131
   Section 9.17    No Liability for Clean-up of Hazardous Materials........................  132

                                                 ARTICLE X
                                          CONCERNING THE HOLDERS
                                          ----------------------

   Section 10.1     Acts of Holders........................................................  133
                    ---------------
   Section 10.2     Bonds Owned by the Issuer or Affiliates Deemed Not Outstanding.........  134

                                                 ARTICLE XI
                                              HOLDERS' MEETINGS
                                              -----------------

   Section 11.1    Purposes for Which Holders' Meetings May Be Called......................  135
   Section 11.2    Call of Meetings by Trustee.............................................  135
   Section 11.3    Issuer and Holders May Call Meeting.....................................  136
   Section 11.4    Persons Entitled To Vote at Meeting.....................................  136
   Section 11.5    Determination of Voting Rights; Conduct and Adjournment of Meeting......  136
   Section 11.6    Counting Votes and Recording Action of Meeting..........................  137

                                              ARTICLE XII
                                        SUPPLEMENTAL INDENTURES
                                        -----------------------

   Section 12.1    Supplemental Indentures and Amendments to Financing Documents Without
                        Consent of Holders.................................................  138
   Section 12.2    Supplemental Indenture with Consent of Holders..........................  139
   Section 12.3    Documents Affecting Immunity or Indemnity...............................  141
   Section 12.4    Execution of Supplemental Indentures....................................  141
   Section 12.5    Effect of Supplemental Indentures.......................................  141
   Section 12.6    Reference in Bonds to Supplemental Indentures...........................  141

                                              ARTICLE XIII
                                               DEFEASANCE
                                               ----------

   Section 13.1     Defeasance.............................................................  142
   Section 13.2     Conditions to Defeasance...............................................  143

                                             ARTICLE XIV
                                             EXCULPATION
                                             -----------

   Section 14.1     Liability to Secured Parties...........................................  145

                                              ARTICLE XV
                               REQUEST FOR INFORMATION FROM THE TRUSTEE
                               ----------------------------------------

   Section 15.1     Information to Holders.................................................  146

                    SCHEDULES, APPENDICES AND EXHIBITS

SCHEDULE I:       Description of Insurance
SCHEDULE II-A: Options Under Power Sales Agreements (with Independent Engineer Confirmation
SCHEDULE II-B: Options Under Power Sales Agreements (without Independent Engineer Confirmation)
SCHEDULE III:     Capacity Percentage Calculation Examples
SCHEDULE IV:      Elwood Affiliate Transactions

EXHIBIT A:        Form of Consent
EXHIBIT B:        Form of Request for Information from the Trustee
EXHIBIT C:        Form of Certificate of Transfer
EXHIBIT D:        Form of Certificate of Exchange
EXHIBIT E:        Form of Bond
EXHIBIT F:        Subordination Provisions

          TRUST INDENTURE, dated as of October 23, 2001 (this "Indenture"),
                                                               ----------
between ELWOOD ENERGY LLC, a Delaware limited liability company (the "Issuer")
                                                                      ------
and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association formed under the laws of the United States (the "Trustee").
                                                 -------

                              W I T N E S S E T H

          WHEREAS, the Issuer has duly authorized the creation of an issue of its senior secured bonds to be issued in one or more series (the "Bonds") up to
                                                                  -----
such principal amount authorized in accordance with the terms of this Indenture, and the Issuer has duly authorized the execution and delivery of this Indenture to secure the Bonds and to provide for the authentication and delivery of the Bonds by the Trustee; and

          WHEREAS, the Issuer wishes to secure the payment of the principal of, premium, if any, and interest on the Bonds authenticated and delivered hereunder and issued by the Issuer hereunder and the covenants herein and therein contained and to mortgage, pledge and assign substantially all of its assets for the benefit of the Collateral Agent, the Trustee and the other Secured Parties; and

          WHEREAS, all obligations of the Issuer under this Indenture will be secured as set forth in the Security Documents pursuant to which the Collateral Agent has been granted a security interest in the Collateral; and

          WHEREAS, all acts necessary to make this Indenture a valid instrument for the security of the Bonds, in accordance with its and their terms, have been done; and

          WHEREAS, the Trustee has agreed to maintain control of the Indenture Funds and each item of property credited to the Indenture Funds (whether cash, a security, an instrument or obligation, share, participation, interest or other property whatsoever), each such item of property to be treated as a financial asset under Article 8 of the New York UCC, in accordance with this Indenture;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Bonds by the Holders, and in order to secure the payment of the principal of, premium, if any, and interest on all of the Bonds from time to time outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Bonds are secured, the Issuer hereby grants, bargains, mortgages, sells, releases, conveys, assigns, transfers, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

          All right, title and interest of the Issuer in and to the Indenture Funds (including any and all moneys contained therein or hereafter delivered to the Trustee for deposit therein), including, in each case, all moneys received and the right to receive moneys thereunder (the "Indenture Collateral");
                                                 --------------------

          TO HAVE AND TO HOLD, all the same with all privileges and appurtenances hereby given, granted, pledged and assigned or agreed or intended so to be, unto the Trustee and its successors in said trust and to it and its assigns forever;

          IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of Outstanding Bonds without any priority of any such Bond over any other such Bond;

          PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Indenture Collateral shall have ceased, terminated and become void in accordance with Article XIII hereof, or the principal of,
                               ------------
premium, if any, and interest on the Bonds shall have been paid to the Holders thereof, then and in that case this Indenture and the estate and rights hereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge this Indenture and execute and deliver to the Issuer such instruments as the Issuer shall require to evidence the discharge hereof; otherwise this Indenture shall be and remain in full force and effect; and

               THE PARTIES HEREBY COVENANT AND AGREE AS FOLLOWS:

                                   ARTICLE I
                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

          Section 1.1    Definitions; Construction.  For all purposes of this
                         -------------------------
Indenture (and for all purposes of any other Financing Document or other instrument or agreement that incorporates provisions of this Indenture by reference, mutatis mutandis), except as otherwise expressly provided or unless
           ----------------
the context otherwise requires:

          (a) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made, in accordance with, or by application of, GAAP applied on a basis consistent (except inconsistencies that are disclosed in writing to the Trustee and are in accordance with GAAP as certified by a firm of independent certified public accountants of recognized national standing) with those used in the preparation of the latest corresponding financial statements furnished hereunder to the Trustee;

          (b) except as expressly indicated otherwise, all references in this Indenture to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

          (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (d) unless the context clearly intends to the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other;

          (e) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction Documents and shall include any agreement, contract or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Transaction Documents;

          (f) For any calculations to be made under any Financing Document with respect to periods following a Bond Payment Date, the beginning point of such calculation shall be the first day of the month in which the Bond Payment Date occurs;

          (g) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and

          (h) the following terms shall have the following meanings:

          "Acceptable Replacement Power Arrangement" shall mean an agreement
           ----------------------------------------
for the purchase of Replacement Power entered into or arranged for by the
Issuer: (i) that has a delivery period not exceeding 45 days; or (ii) that would not reasonably be expected to result in a Material Adverse Effect (as confirmed in writing by the Independent Engineer); or (iii) (a) the counterparty of which or the credit support provider for such counterparty (including any parent of such counterparty which guarantees such counterparty's obligations) shall be rated at least "BBB-" by S&P or at least "Baa3" by Moody's, provided
                                                                     --------
that such counterparty or such credit support provider, as applicable, shall not be required to satisfy such rating standard if such counterparty has dedicated existing generating assets and capacity for the provision of such Replacement Power and such generating assets have a proven track record for satisfying the obligation to provide all of such Replacement Power, and (b) that has a delivery period not exceeding 90 days.

          "Accounts" shall mean, collectively, the Revenue Account, the O&M
           --------
Account, the Sales Tax Reserve Account, the Debt Service Payment Account, the DSR LOC Loan Principal Account, the Debt Service Reserve Account, the Major Maintenance Reserve Account, the PSA Contingency Reserve Account, the Distribution Suspense Account, the Distribution Account, the Proceeds Account, the Holdings II Account, the Holdings III Account and such other accounts as may be established pursuant to the Deposit and Disbursement Agreement.

          "Act," when used with respect to any Holder, shall have the meaning
           ---
set forth in Section 10.1.
             ------------

          "Additional Indebtedness" shall mean Indebtedness incurred under
           -----------------------
Section 5.1(c)(viii) or (ix).
----------------------------

          "Additional Indebtedness Agent" shall mean any agent, trustee or
           -----------------------------
similar representative for the Additional Indebtedness Holders under an Additional Indebtedness Agreement.

          "Additional Indebtedness Agreement" shall mean an agreement among the
           ---------------------------------
Issuer, an Additional Indebtedness Agent and Additional Indebtedness Holders pursuant to which such Additional Indebtedness Holders agree to provide Additional Indebtedness to the Issuer on the terms and conditions set forth therein and in accordance with the Financing Documents, including, without limitation, Section 5.1(c)(ix).
            ------------------

          "Additional Indebtedness Holders" shall mean the financial
           -------------------------------
institutions from time to time party to an Additional Indebtedness Agreement.

          "Additional Project Document" shall mean any contract, agreement,
           ---------------------------
understanding, or instrument related to the ownership, construction, testing, maintenance, repair, operation, financing or use of the Project entered into by the Issuer after the Closing Date, but excluding any Financing Document.

          "Administrative Agent" shall mean, initially, Bank One Trust Company,
           --------------------
National Association, a national banking association formed under the laws of the United States, and any Person appointed as a substitute or replacement Administrative Agent under the Deposit and Disbursement Agreement.

          "Administrative Services Agreements" shall mean, collectively, (i) the
           ----------------------------------
Administrative Services Agreement, dated as of December 27, 2000, between the Operator and Elwood II Holdings and (ii) the Administrative Services Agreement, dated as of December 27, 2000, between the Operator and Elwood III Holdings.

          "Advances Agreement" shall mean the Advances Agreement, dated as of
           ------------------
October 23, 2001, among the Borrower, DEI and PERC..

          "Affiliate", with respect to any Person, shall mean any other Person
           ---------
directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Annexation Agreements" shall mean, collectively, (i) the Annexation
           ---------------------
Agreement, dated November 30, 1998, regarding 189.74 acres of the Issuer's property, between the Village of Elwood and the Issuer, (ii) the Annexation Agreement, dated November 30, 1998, regarding 1.271 acres of the Issuer's property, between the Village of Elwood and the Issuer and (iii) the Annexation Agreement, dated November 30, 1998, among the Village of Elwood, the Issuer and Mary T. Keigher.

          "Annual Operating Budget" shall have the meaning set forth in Section
           -----------------------                                      -------
4.1(i).
------

          "Applicable Law" shall mean any constitution, statute, law, rule,
           --------------
regulation, ordinance, judgment, order, decree or Governmental Approval, or any published directive or requirement which has the force or law, or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, applicable to and/or binding on a given Person or the Project, as the context may require, whether in effect as of the Closing Date or thereafter and in each case as amended (including, without limitation, all Environmental Laws and any of the foregoing pertaining to land use or zoning restrictions).

          "Applicable Procedures" shall mean, with respect to any transfer or
           ---------------------
exchange of or for beneficial interests in any Global Bond, the rules and procedures of the Registered Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "Aquila" shall mean Aquila Energy Marketing Corporation, a Delaware
           ------
corporation.

          "Aquila Power Sales Agreement" shall mean, collectively, the Aquila
           ----------------------------
Units 5/6 PSA and the Aquila Units 7/8 PSA.

          "Aquila Units 5/6 PSA" shall mean the Amended and Restated Power Sales
           --------------------
Agreement, dated as of June 30, 2000, between Aquila, Utilicorp and Elwood Energy II.

          "Aquila Units 7/8 PSA" shall mean the Power Sales Agreement, dated as
           --------------------
of June 30, 2000, between Aquila, Utilicorp and Elwood Energy III.

          "Auditors" shall have the meaning specified in Section 4.1(f)(ii).
           --------                                      ------------------

          "Authenticating Agent" shall mean any Person acting as Authenticating
           --------------------
Agent hereunder pursuant to Section 9.11.
                            ------------

          "Authorized Agent" shall mean any Paying Agent, Authenticating Agent
           ----------------
or Security Registrar or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

          "Authorized Officer" or "Authorized Representative" shall mean, with
           ------------------      -------------------------
respect to any Person, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer or any vice president of such Person, or the equivalent position of such Person provided pursuant to the applicable Organizational Documents, or such other officer or representative specifically authorized by such Person's board of directors, management committee, or equivalent governing body.

          "Available Funds" shall mean, with respect to the payment of principal
           ---------------
of or interest on, as the case may be, any series of Bonds as of any Payment Date, the aggregate of all amounts on deposit in the Interest Sub-Fund or Principal Sub-Fund, as the case may be, of the Bond Fund in respect of such series of Bonds.

          "Bankruptcy Code" shall mean the United States Bankruptcy Reform Act
           ---------------
of 1978 of the United States of America, as amended and as the same may be further amended, and any other Applicable Laws with respect to bankruptcy, insolvency or reorganization that are successors thereto.

          "Bankruptcy Event" shall have the meaning set forth in Section 8.1(g).
           ----------------                                      --------------

          "Bond Fund" shall mean the Bond Fund established pursuant to Section
           ---------                                                   -------
3.1.
---

          "Bond Payment Date" shall mean each July 5 and January 5 (or if any
           -----------------
such day is not a Business Day, the next succeeding Business Day).

          "Bonding Arrangements" shall have the meaning set forth in Section
           --------------------                                      -------
5.1(c)(x).
---------

          "Bonds" shall have the meaning set forth in the Preamble.
           -----

          "Broker Dealer" shall mean any broker or dealer registered under the
           -------------
Exchange Act.

          "Business Day" shall mean any day other than a Saturday or Sunday or
           ------------
other day on which banks in New York, New York are authorized or required to be closed.

          "Buy-Out" shall have the meaning provided in Section 4.1(o).
           -------                                     --------------

          "Capital Lease" shall mean any lease of personal property, which, in
           -------------
accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee thereof.

          "Cash Available for Debt Service" shall mean, for any period, all
           -------------------------------
Operating Revenues (excluding any receipts derived from the sale of any property (other than energy, capacity, ancillary services, fuel or fuel transportation rights) pertaining to the Project) received, or to be received, during such period, minus (i) all O&M Costs paid, or to be paid, during such period and (ii)
        -----
all deposits, if any, made, or to be made, into the Sales Tax Reserve Account and the Major Maintenance Reserve Account (other than deposits made into the Major Maintenance Reserve Account on the Closing Date from the proceeds of the Bonds) during such period.

          "Casualty Event" shall mean an event that causes all or a portion of
           --------------
the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Expropriation Event or a Title Event.

          "Casualty Proceeds" shall mean all insurance proceeds or other amounts
           -----------------
actually received on account of a Casualty Event, except proceeds of delayed opening or business interruption insurance.

          "Cedel" shall mean Cedelbank.
           -----

          "Change of Control" shall mean DEI (or Dominion Resources or any
           -----------------
successor entity to DEI which is a majority owned subsidiary of Dominion Resources) and PERC (or Peoples Energy Corporation or any successor entity to PERC which is a majority owned subsidiary of Peoples Energy Corporation), collectively, shall cease to own, directly or indirectly, at least 50.1% of the membership interests in the Issuer; provided that such failure to own shall not
                                    --------
be deemed a "Change of Control" if (x) such failure to own resulted from a transfer to a Qualified Transferee or (y) such events are approved by Bondholders holding at least 66 2/3% in aggregate principal amount of the outstanding Bonds.

          "Cinergy" shall mean Cinergy Marketing & Trading, LLC, a  Delaware
           -------
limited liability company.

          "Cinergy Fuel Agreement" shall mean the Fuel Supply and Management
           ----------------------
Agreement, dated as of May 1, 2001, between the Issuer, Elwood Energy II, Elwood Energy III and Cinergy.

          "Closing Date" shall mean the date of issuance and delivery of the
           ------------
Initial Bonds.

          "Collateral" shall mean all assets, rights, interests and other
           ----------
property in or upon which a security interest or Lien is or is purported to be granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents.

          "Collateral Agency Agreement" shall mean the Collateral Agency
           ---------------------------
Agreement, dated as of the Closing Date, among the Issuer, the Collateral Agent, the Intercreditor Agent, the Administrative Agent and any other Secured Party that becomes a party thereto pursuant to the terms thereof.

          "Collateral Agent" shall mean, initially, Bank One Trust Company,
           ----------------
National Association, a national banking association formed under the laws of the United States, and any Person appointed as a substitute or replacement Collateral Agent under the Collateral Agency Agreement.

          "ComEd" shall mean Commonwealth Edison Company, an Illinois
           -----
corporation.

          "Commercially Feasible Basis" shall mean that, following a Casualty
           ---------------------------
Event, an Expropriation Event or a Title Event, (i) the Casualty Proceeds, the Expropriation Proceeds or the Title Proceeds, as the case may be, together with any other amounts that the Issuer is irrevocably committed, or irrevocably commits, to contribute to Restoring all or a portion, as the case may be, of the Project, will be sufficient to permit such Restoration of the Project, (ii) the sum of (a) the proceeds of the business interruption insurance which the Issuer shall have received, (b) the moneys available in the O&M Account, (c) any amounts that the Issuer is irrevocably committed, or irrevocably commits, to contribute (without duplication of such amounts referred to in clause (i) above) and (d) the anticipated Operating Revenues during the estimated period of Restoration will be sufficient to pay all Debt Service and O&M Costs (taking into account the limitation on the use of such funds set forth in the Deposit and Disbursement Agreement) during the estimated period of Restoration, and (iii) the Issuer shall reasonably believe that the Project can be operated in accordance with the provisions of the Project Documents that are then in effect or that are expected to be in effect after the completion of the Restoration.

          "Common Facilities Agreement" shall mean the Common Facilities
           ---------------------------
Agreement, dated as of April 16, 1999, by and between PGL and the Issuer, as assigned by PGL to PERC by a letter dated August 23, 1999, and as amended by Amendment No. 1 to Common Facilities Agreement, dated March 30, 2000, by and between PERC and the Issuer, and Amendment No. 2 to Common Facilities Agreement, dated August 1, 2001, by an between PERC and the Issuer.

          "Consents" shall mean, collectively:
           --------

                (i) the Consent and Agreement with respect to the Engage Power Sales Agreement, dated as of the date hereof, by and among Engage, the Issuer and the Collateral Agent;

                (ii) the Consent and Agreement with respect to the Exelon Power Sales Agreement, dated as of the date hereof, by and among Exelon, the Issuer and the Collateral Agent;

                (iii) the Consent and Agreement with respect to the Aquila Power Sales Agreement, dated as of the date hereof, by and among Aquila, the Issuer and the Collateral Agent;

                (iv) the Consent and Agreement with respect to the Aquila Power Sales Agreement, dated as of the date hereof, by and among Utilicorp, the Issuer and the Collateral Agent;

                (v) the Consent and Agreement with respect to the Cinergy Fuel Agreement, dated as of the date hereof, by and among Cinergy, the Issuer and the Collateral Agent;

                (vi) the Consent and Agreement with respect to the Nicor Transportation and Balancing Agreement, dated as of the date hereof, by and among Nicor, the Issuer and the Collateral Agent;

                (vii) the Consent and Agreement with respect to the Interconnection Agreements, dated as of the date hereof, by and among ComEd, the Issuer and the Collateral Agent;

                (viii) the Consent and Agreement with respect to the O&M Agreement, dated as of the date hereof, by and among the Operator, the Issuer and the Collateral Agent;

                (ix) the Consent and Agreement with respect to the Common Facilities Agreement, dated as of the date hereof, by and among PERC, the Issuer and the Collateral Agent;

                (x) the Consent and Agreement with respect to the EPC Contracts, dated as of the date hereof, by and among GE, the Issuer and the Collateral Agent;

                (xi) the Consent and Agreement with respect to the Equipment Sale Agreement to which Elwood II Holdings is party, dated as of the date hereof, by and among Elwood II Holdings, the Issuer and the Collateral Agent;

                (xii) the Consent and Agreement with respect to the Equipment Sale Agreements to which Elwood III Holdings is party, dated as of the date hereof, by and among Elwood III Holdings, the Issuer and the Collateral Agent;

                (xiii) any third party consent with respect to any material Additional Project Document, entered into in accordance with Section 4.1(t).

          "Corporate Trust Office" shall mean, with respect to the Trustee, the
           ----------------------
principal office of the Trustee at which at any particular time corporate trust business of the Trustee shall be administered, which at the time of the execution of the Transaction Documents to which the Trustee is a party is 1 Bank One Plaza, Mail Suite IL1-0823, Chicago, Illinois 60670-0823, Attention: Global Corporate Trust Services, or such other office as may be designated by the Trustee to the Issuer, the Administrative Agent, the Collateral Agent and each Holder.


          "Covenant Defeasance" shall have the meaning set forth in Section
           -------------------                                      -------
13.1.
----

          "Custodian" shall have the meaning set forth in Section 2.5.
           ---------                                      -----------

          "Debt Service" shall mean, for any period, without duplication, (i)the
           ------------
aggregate of all fees payable to the Secured Parties in respect of Permitted Indebtedness during such period, plus (ii) the aggregate of all principal,
                                 ----
premium (if any) and interest payable with respect to Permitted Indebtedness outstanding (other than Subordinated Indebtedness and intercompany Indebtedness in existence on the Closing Date between the Issuer and the Permitted Subsidiaries) for such period, plus (iii) the aggregate amount of overdue principal, premium (if any) and
----
interest payments owed with respect to Permitted Indebtedness outstanding (other than Subordinated Indebtedness) from previous periods, all as determined on a cash basis in accordance with GAAP.

          "Debt Service Coverage Ratio" means, for any period, the ratio of (i)
           ---------------------------
the aggregate of all Cash Available for Debt Service for such period to (ii) the aggregate of all Debt Service for such period.

          "Debt Service Payment Account" shall have the meaning given to such
           ----------------------------
term in the Deposit and Disbursement Agreement.

          "Debt Service Reserve Account" shall have the meaning given to such
           ----------------------------
term in the Deposit and Disbursement Agreement.

          "Debt Service Reserve L/C" shall have the meaning given to such term
           ------------------------
in the Deposit and Disbursement Agreement.

          "Debt Service Reserve L/C Agent" shall have the meaning given to such
           ------------------------------
term in the Deposit and Disbursement Agreement.

          "Debt Service Reserve L/C Agreement" shall have the meaning given to
           ----------------------------------
such term in the Deposit and Disbursement Agreement.

          "Debt Service Reserve L/C Bank" shall mean a bank or other financial
           -----------------------------
institution party to a Debt Service Reserve L/C Agreement.

          "Debt Service Reserve L/C Provider" shall have the meaning given to
           ---------------------------------
such term in the Deposit and Disbursement Agreement.

          "Debt Service Reserve Requirement" shall have the meaning given to
           --------------------------------
such term in the Deposit and Disbursement Agreement.

          "Default" shall mean any occurrence, circumstance or event, or any
           -------
combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

          "Definitive Bond" shall mean a certificated Bond registered in the
           ---------------
name of the Holder thereof and issued in accordance with Section 2.9 hereof,
                                                         -----------
substantially in the form of Exhibit E hereto except that such Bond shall not
                             ---------
bear the Global Bond Legend and shall not have the "Schedule of Exchanges of Interests in the Global Bond" attached thereto.

          "DEI" shall mean Dominion Energy, Inc., a Virginia corporation.
           ---

          "Deposit and Disbursement Agreement" shall mean the Deposit and
           ----------------------------------
Disbursement Agreement, dated as of the Closing Date, among the Issuer, the Collateral Agent, the Intercreditor Agent and the Administrative Agent.

          "Distribution Conditions" shall have the meaning given to such term in
           -----------------------
the Deposit and Disbursement Agreement.

          "Distribution Suspense Account" shall have the meaning given to such
           -----------------------------
term in the Deposit and Disbursement Agreement.

          "Dollars" and "$" shall mean United States dollars or such coin or
           -------
currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

          "Dominion Elwood" shall mean Dominion Elwood, Inc., a Delaware
           ---------------
corporation.

          "Dominion Elwood Security Agreement" shall mean the Security
           ----------------------------------
Agreement, dated as of the Closing Date, by Dominion Elwood in favor of the Collateral Agent.

          "Dominion Resources" shall mean Dominion Resources, Inc., a Virginia
           ------------------
corporation.

          "DSR LOC Loan Principal Account" shall have the meaning given to such
           ------------------------------
term in the Deposit and Disbursement Agreement.

          "Easements" shall mean the easements appurtenant, easements in gross,
           ---------
license agreements and other rights running in favor of the Issuer and/or appurtenant to the Site, including, without limitation, those certain easements and licenses described in the Title Policy.

          "Electric Service Contracts" shall mean, collectively, the Elwood
           --------------------------
Electric Service Contract and the Elwood III Electric Service Contract.

          "Eligible Facility" shall mean an "eligible facility", as that term is
           -----------------
defined in 15 U.S.C. (S) 79z-5(a)(2).

          "Elwood Electric Service Contract" shall mean the Electric Service
           --------------------------------
Contract, dated October 1, 2001, by and between the Issuer and ComEd.

          "Elwood Energy II" shall mean Elwood Energy II, LLC, a Delaware
           ----------------
limited liability company, which has been merged into the Issuer.

          "Elwood Energy III" shall mean Elwood Energy III, LLC, a Delaware
           -----------------
limited liability company, which has been merged into the Issuer.

          "Elwood III Electric Service Contract" shall mean the Electric Service
           ------------------------------------
Contract, dated April 30, 2001, by and between Elwood Energy III and ComEd.

          "Elwood II Holdings" shall mean Elwood II Holdings, LLC, a Delaware
           ------------------
limited liability company.

          "Elwood III Holdings" shall mean Elwood III Holdings, LLC, a Delaware
           -------------------
limited liability company.

          "Elwood I Interconnection Agreement" shall mean the Interconnection
           ----------------------------------
Agreement, dated April 23, 1999, between ComEd and the Issuer.

          "Elwood II Interconnection Agreement" shall mean the Interconnection
           -----------------------------------
Agreement, dated January 4, 2001, between ComEd, Elwood Energy II and the
Issuer.

          "Elwood III Interconnection Agreement" shall mean the Interconnection
           ------------------------------------
Agreement, dated January 4, 2001, between ComEd, Elwood Energy III and the
Issuer.

          "Engage" shall mean Engage Energy America LLC, a Delaware limited
           ------
liability company.

          "Engage Power Sales Agreement" shall mean the Amended and Restated
           ----------------------------
Power Sales Agreement, dated as of April 5, 1999, between Engage and the Issuer, as amended by Amendment 1 to Amended and Restated Power Sales Agreement, dated as of November 10, 1999.

          "Environmental Claim(s)" shall mean any and all administrative,
           ----------------------
regulatory or judicial actions, suits, demands, demand letters, claims, liens, written notices actually received by the Issuer of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law affecting or relating to any activity or operations at any time conducted at the Project, including, without limitation (i) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) by any third party seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from hazardous materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Consultant" shall mean Woodward-Clyde International-
           ------------------------
Americas, or another nationally recognized environmental consultant selected by the Issuer.

          "Environmental Law" shall mean any and all Applicable Laws relating
           -----------------
to: (i) noise, emissions, discharges, spills, releases or threatened releases of Environmentally Regulated Materials into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (ii) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of Environmentally Regulated Materials; or (iii) pollution or the protection of human health, the environment or natural resources.

          "Environmentally Regulated Materials" shall mean (i) hazardous
           -----------------------------------
materials, hazardous wastes, hazardous substances, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar import as used under Environmental Laws, including but not limited to the following: the Hazardous Materials Transportation Act, 49 U.S.C. (S) 5101 et seq., the Resource Conservation and
                                       -- ----
Recovery Act, 42 U.S.C. (S) 6901 et seq., the Comprehensive Environmental
                                 -- ----
Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., the Clean
                                                              -- ----
Water Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et
                              -- ----                                        --
seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Safe
----                                                       -- ----
Drinking Water Act, 42 U.S.C. (S) 300f through 300j-18, and the Oil Pollution Act, 33 U.S.C. (S) 2701 et seq., and their state and local counterparts or
                        -- ----
equivalents; (ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof;
(iv) radon; (v) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, solid, liquid or gaseous waste; and (vi) any substance that, whether by its nature or its use, is now or hereafter subject to regulation under any Environmental Law or with respect to which any United States federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

          "EPC Contracts" shall mean the Agreement between the Issuer and GE for
           -------------
Engineering, Design, Procurement, Construction & Installation Services for the Elwood Facility, dated as of July 23, 1998, as amended; the Agreement between the Issuer and GE for Engineering, Design, Procurement, Construction & Installation Services for the Elwood Generation Facility Phase II Units 3&4, dated as of September 25, 1998, as amended; the Agreement between the Issuer (as successor-in-interest to Elwood Energy II) and GE for Engineering, Design, Procurement, Construction & Installation Services for Units 5&6 of the Elwood II Generation

Facility, dated as of July 31, 2000; the Agreement between the Issuer (as successor-in-interest to Elwood Energy III) and GE for Engineering, Design, Procurement, Construction & Installation Services for Units 7&8 of the Elwood III Generation Facility, dated as of July 31, 2000; and the Agreement between the Issuer (as successor-in-interest to Elwood Energy III) and GE for Engineering, Design, Procurement, Construction & Installation Services for Unit 9 of the Elwood III Generation Facility, dated as of September 20, 2000.

          "Equipment Sale Agreements" shall mean, collectively, (i) the
           -------------------------
Equipment Sale Agreement, dated December 20, 2000 (as amended by the Installment Sale Payment Agreement), by and between the Issuer (as successor-in-interest to Elwood Energy II) and Elwood II Holdings, (ii) the Equipment Sale Agreement, dated December 20, 2000 (as amended by the Installment Sale Payment Agreement), by and between the Issuer (as successor-in-interest to Elwood Energy III) and Elwood III Holdings (300 MW facility), and (iii) the Equipment Sale Agreement, dated December 20, 2000 (as amended by the Installment Sale Payment Agreement), by and between the Issuer (as successor-in-interest to Elwood Energy III) and Elwood III Holdings (150 MW facility).

          "ERISA" shall mean the United States Employee Retirement Income
           -----
Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect on the date of this Indenture and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "Escalated" shall mean with respect to any amount and as at any date
           ---------
of determination, such amount as multiplied by a quotient (a) the numerator of which is the Consumer Price Index All Urban Consumers (1982-1984 = 100) as published by the Bureau of Statistics of the Department of Labor the ("Consumer
                                                                       --------
Price Index") (or if the publication of the Consumer Price Index is
-----------
discontinued, a comparable index similar in nature to the discontinued index which clearly reflects the diminution (or increase) in the real value of the purchasing power of the U.S. Dollar (hereafter in this definition referred to as the "index") reported for the calendar year immediately preceding such date and
(b) the denominator of which is equal to the Consumer Price Index reported for 2001, provided, however, that if an Escalation has to be determined in a
      --------  -------
particular year at a time prior to the time that the Consumer Price Index is published, the figure used immediately prior thereto shall be used.

          "Euroclear" shall mean Euroclear Bank, S.A./N.V., as operator of the
           ---------
Euroclear System, or any successor to Euroclear Bank, S.A./N.V., as operator thereof.

          "Event of Abandonment" shall mean:  (a) the suspension for more than
           --------------------
120 consecutive days (as such period may be extended on a day for day basis corresponding with the occurrence and continuance of any event of force majeure (as defined in any of the Project Documents) so long as the Issuer is diligently proceeding to mitigate the consequences of such event) of all or substantially all operation of the Project (other than (1) by reason of the failure to be dispatched or (2) by reason of the occurrence of a Casualty Event or an Expropriation Event) or (b) the announcement by the Issuer of a decision to permanently cease operation of the Project.

          "Event of Default" shall have the meaning set forth in Section 8.1.
           ----------------                                      -----------

          "Exchange Act" shall mean the United States Securities Exchange Act of
           ------------
1934, amended.

          "Exchange Bonds" shall mean the Bonds issued in the Exchange Offer
           --------------
pursuant to Section 2.9(f) hereof.
            --------------

          "Exchange Offer" shall have the meaning set forth in the Registration
           --------------
Rights Agreement.

          "Exchange Offer Registration Statement" shall have the meaning set
           -------------------------------------
forth in the Registration Rights Agreement.

          "Exelon" shall mean Exelon Generation Company, LLC, a Pennsylvania
           ------
limited liability company.

          "Exelon Power Sales Agreement" shall mean the Second Amended and
           ----------------------------
Restated Power Sales Agreement, dated as of March 1, 2001 between Exelon (as assignee of ComEd) and the Issuer.

          "Exempt Wholesale Generator" shall mean an "exempt wholesale
           --------------------------
generator", as that term is defined in 15 U.S.C. (S) 79z-5a(a-1).

          "Expropriation Event" shall mean any compulsory transfer or taking or
           -------------------
transfer under threat of compulsory transfer or taking of a material part of the Collateral by any Governmental Authority or Person acting under power of eminent domain unless such transfer or taking is the subject of a Good Faith Contest.

          "Expropriation Proceeds" shall mean all eminent domain proceeds,
           ----------------------
insurance proceeds or other amounts (including instruments) actually received on account of an Expropriation Event (after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority).

          "Final Maturity Date" shall mean the latest stated maturity date of
           -------------------
the Bonds of a particular series.

          "Financing Documents" shall mean, collectively, this Indenture, the
           -------------------
First Supplemental Indenture, the Bonds, any Debt Service Reserve L/C Agreement, any Working Capital Agreement (when entered into by the Issuer), any Additional Indebtedness Agreement (when entered into by the Issuer) and the Security Documents.

          "First Supplemental Indenture" shall mean the First Supplemental
           ----------------------------
Indenture, dated as of the Closing Date, between the Trustee and the Issuer.

          "Fiscal Year" shall mean the accounting year of the Issuer commencing
           -----------
each year on October 1 and ending on September 30 or such other period adopted as such by the Issuer.

          "Fuel Agreements" shall mean, collectively, the Cinergy Fuel Agreement
           ---------------
and the Nicor Transportation and Balancing Agreement.

          "Fuel Consultant" shall mean Pace Global Energy Services, LLC, or
           ---------------
another nationally recognized fuel consultant selected by the Issuer.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America as in effect from time to time.

          "GE" shall mean General Electric Company, a New York corporation.
           --

          "Global Bonds" shall mean, individually and collectively, each of the
           ------------
Restricted Global Bonds and the Unrestricted Global Bonds, substantially in the form of Exhibit E hereto issued in accordance with Section 2.5, 2.9(b)(iv),
        ---------                                  -----------  ----------
2.9(d)(ii) or 2.9(f) hereof.
----------    ------

          "Global Bond Legend" shall mean the legend set forth in Section
           ------------------                                     -------
2.9(g)(ii), which is required to be placed on all Global Bonds issued under this
----------
Indenture.

          "Good Faith Contest" shall mean the contest of an item if (i) the item
           ------------------
is diligently being contested in good faith and, when applicable, by appropriate proceedings timely instituted, (ii) adequate reserves are established in accordance with GAAP with respect to the contested item (if and to the extent GAAP requires the establishment of such reserves), (iii) during the period of such contest, the enforcement of any contested item is effectively stayed, unless such enforcement would not reasonably be expected to result in a Material Adverse Effect and (iv) the failure to pay or comply with the contested item during the period of such Good

Faith Contest would not reasonably be expected to result in a Material Adverse Effect.

          "Governmental Approval" shall mean any consent, license, approval,
           ---------------------
registration, permit or other authorization of any nature which is required to be granted by any Governmental Authority (i) for the formation of the Issuer,
(ii) for the enforceability of any Transaction Document and the making of any payments contemplated thereunder, (iii) for the construction, ownership, operation and maintenance of the Project and (iv) for all such other matters as may be necessary in connection with the Project or the performance of any Person's obligations under any Transaction Document.

          "Governmental Authority" shall mean any government, governmental
           ----------------------
department, ministry, commission, board, bureau, agency, regulatory authority, instrumentality of any government (central or state), judicial, legislative or administrative body, federal, state or local, having jurisdiction over the matter or matters in question.

          "Guaranty" shall mean, with respect to any Person, any obligation,
           --------
contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, bonds or services, to take-or-pay or to maintain financial statement conditions or otherwise), (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (iii) to reimburse any Person for the payment by such Person under any letter of credit, surety, bond or other guaranty issued for the benefit of such other Person, provided that the term
                                                      --------
"Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" or "Guaranteed" used as a verb has a correlative meaning.

          "Holder" shall mean a Person in whose name a Bond is registered in the
           ------
Security Register.

          "Holdings II Account" shall have the meaning given to such term in the
           -------------------
Deposit and Disbursement Agreement.

          "Holdings III Account" shall have the meaning given to such term in
           --------------------
the Deposit and Disbursement Agreement.

          "Holdings II Security Agreement" shall mean the Security Agreement,
           ------------------------------
dated as of the Closing Date, by Elwood II Holdings in favor of the Collateral Agent.

          "Holdings III Security Agreement" shall mean the Security Agreement,
           -------------------------------
dated as of the Closing Date, by Elwood III Holdings in favor of the Collateral Agent.


          "Indebtedness" of any Person at any date shall mean, without
           ------------
duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable to the extent of the capitalized amount thereof determined in accordance with GAAP, (v) all obligations of such Person under interest rate or currency protection agreements or other hedging instruments, (vi) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (vii) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and
(ix) all Indebtedness of others Guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a Guarantee or other arrangement to assure a creditor against loss.

          "Indenture" shall have the meaning set forth in the Preamble.
           ---------

          "Indenture Collateral" shall have the meaning set forth in the
           --------------------
recitals to this Indenture.

          "Indenture Funds" shall mean the Bond Fund (and each sub-fund thereof)
           ---------------
created pursuant to Section 3.1 and any Sinking Fund created pursuant to Section
                    -----------                                          -------
7.2.
---

          "Independent Consultants" shall mean the Independent Engineer, the
           -----------------------
Market Consultant, the Environmental Consultant, the Fuel Consultant and the Insurance Consultant.

          "Independent Engineer" shall mean Stone & Webster Consultants, Inc. or
           --------------------
another nationally recognized independent engineer selected by the Issuer.

          "Indirect Participant" shall mean a Person who holds a beneficial
           --------------------
interest in a Global Bond through a Participant.

          "Initial Bonds" shall mean the $402,000,000 8.159% Senior Secured
           -------------
Bonds due July 5, 2026 issued by the Issuer on the Closing Date under the First Supplemental Indenture.

          "Initial Purchasers"  shall mean Credit Suisse First Boston
           ------------------
Corporation, ABN AMRO Incorporated and Westdeutsche Landesbank Girozentrale (Dusseldorf).

          "Installment Sale Payment Agreement" shall mean the Installment Sale
           ----------------------------------
Payment Agreement, dated as of October 23, 2001, among the Issuer, Elwood II Holdings and Elwood III Holdings.

          "Insurance Consultant" shall mean Marsh USA, Inc., or another
           --------------------
nationally recognized insurance consultant selected by the Issuer.

          "Interconnection Agreements" shall mean, collectively, the Elwood I
           --------------------------
Interconnection Agreement, the Elwood II Interconnection Agreement and the Elwood III Interconnection.

          "Intercreditor Agent" shall mean, initially, Bank One Trust Company,
           -------------------
National Association, a national banking association formed under the laws of the United States, and any Person appointed as a substitute or replacement Intercreditor Agent under the Intercreditor Agreement.

          "Intercreditor Agreement" shall mean the Intercreditor Agreement,
           -----------------------
dated as of the Closing Date, by and among the Issuer, the Trustee, the Collateral Agent, the Intercreditor Agent, the Administrative Agent and any other Secured Party that becomes a party thereto pursuant to the terms thereof.

          "Interest Sub-Fund" shall mean the Interest Sub-Fund established
           -----------------
pursuant to Section 3.1.
            -----------

          "Internal Revenue Code" shall mean the United States Internal Revenue
           ---------------------
Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder. Section references to the Internal Revenue Code are to the Internal Revenue Code, as in effect at the date of this Indenture and any subsequent provisions of the Internal Revenue Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Involuntary Buy-Out" shall mean any Buy-Out of a Power Sales
           -------------------
Agreement that is not voluntarily sought by the Issuer, but into which the Issuer is legally or practically required to enter by force of law or regulation, or by an actual or threatened Expropriation Event, or by an actual or threatened bankruptcy proceeding or other action adverse to the material rights and benefits granted to the Issuer under such Power Sales Agreement on the part of, or an actual or threatened termination of such Power Sales Agreement by, the purchaser of electricity under such Power Sales Agreement.

          "Issuer"  shall have the meaning set forth in the Preamble.
           ------

          "Issuer Request" and "Issuer Order" shall mean, respectively, a
           --------------       ------------
written request or order signed in the name of the Issuer by an Authorized Representative.

          "Knowledge" shall mean, with respect to the Issuer, the actual
           ---------
knowledge of any officer or manager of the Issuer that has day-to-day responsibility for the operation or finances of the Project.

          "Legal Defeasance" shall have the meaning set forth in Section 13.1.
           ----------------                                      ------------

          "Letter of Transmittal" means the letter of transmittal to be prepared
           ---------------------
by the Issuer and sent to all Holders of the Bonds for use by such Holders in connection with the Exchange Offer.

          "Lien", with respect to any asset, shall mean any mortgage, deed of
           ----
trust, lien, pledge, charge, security interest or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loss Event" shall mean a Casualty Event, an Expropriation Event or a
           ----------
Title Event.

          "Loss Proceeds" shall mean Casualty Proceeds, Expropriation Proceeds
           -------------
and Title Proceeds.

          "Make-Whole Premium" shall have the meaning given to such term in the
           ------------------
First Supplemental Indenture.

          "Major Maintenance Expenditures" shall mean labor, materials and other
           ------------------------------
direct expenses for any overhaul of, or major maintenance procedure for, the turbines which requires significant disassembly or shutdown of the Project pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any Applicable Law.

          "Major Maintenance Reserve Account" shall have the meaning given to
           ---------------------------------
such term in the Deposit and Disbursement Agreement.

          "Major Maintenance Reserve Requirement" shall have the meaning given
           -------------------------------------
to such term in the Deposit and Disbursement Agreement.

          "Market Consultant" shall mean Pace Global Energy Services, LLC, or
           -----------------
another nationally recognized electricity market consultant selected by the Issuer.

          "Material Adverse Effect" shall mean:  (i) a material adverse change
           -----------------------
in the status of the business, operations, property or financial condition of the Issuer; or (ii) any event or occurrence of whatever nature which materially adversely affects (a) the Issuer's ability to perform its obligations under any Financing Document or any Material Project Document or (b) the perfection, validity or priority of the Secured Parties' security interests in the Collateral.

          "Material Project Documents" shall mean, collectively, the EPC
           --------------------------
Contracts, the Power Sales Agreements, the Interconnection Agreements, the Fuel Agreements, the O&M Agreement, the Common Facilities Agreement, the Operating Agreement, the Sales Tax Agreements, the Annexation Agreements, the Equipment Sale Agreements, the Installment Sale Payment Agreement, and any Additional Project Document providing for payments by the Issuer of more than $2,000,000 per annum or which if breached or terminated could reasonably be expected to result in a Material Adverse Effect.

          "Member Security Agreements" shall mean, collectively, the Peoples
           --------------------------
Elwood Security Agreement and the Dominion Elwood Security Agreement.

          "Members" shall mean Dominion Elwood, Inc. and Peoples Elwood, Inc.
           -------

          "Moody's" shall mean Moody's Investors Service, Inc., a Delaware
           -------
corporation.

          "Mortgage" shall mean the Mortgage, Leasehold Mortgage, Security
           --------
Agreement, Assignment of Leases and Rents and Fixture Filings, dated as of the date hereof, by the Issuer, as mortgagor to the Administrative Agent and the Collateral Agent, as mortgagee.

          "Mortgage Estate" shall have the meaning given to the term "Mortgaged
           ---------------
Property" in the Mortgage.

          "MW" shall mean a unit of electrical energy equal to one million watts
           --
of power.

          "New Generation Facility" shall mean a new electric generation
           -----------------------
facility to be constructed and/or owned by one or more Affiliates of the Issuer or its members (but not by the Issuer), or by a third party, on all or part of the parcels of land adjacent to the Site.

          "Nicor" shall mean Northern Illinois Gas Company, an Illinois
           -----
corporation, d/b/a Nicor Gas Company.

          "Nicor Transportation and Balancing Agreement" shall mean the Gas
           --------------------------------------------
Transportation and Balancing Agreement, dated as of May 1, 2001, between Nicor, the Issuer, Elwood II and Elwood III.

          "Non-U.S. Person" shall mean a Person who is not a U.S. Person.
           ---------------

          "O&M Account" shall have the meaning given to such term in the Deposit
           -----------
and Disbursement Agreement.

          "O&M Agreement" shall mean the Amended and Restated Operation and
           -------------
Maintenance Agreement for the Elwood Generation Facility, dated as of October 1, 2001, by and between the Issuer and the Operator.

          "O&M Costs" shall mean, for any period, the sum, computed without
           ---------
duplication, of the following: all cash expenses incurred by the Issuer during such period for maintenance, administration and operation of the Project, including payments made by the Issuer in respect of fuel or fuel transportation, Taxes (other than those based on the Issuer's income), insurance and consumables, payments under any leases or pursuant to the O&M Agreement, the Equipment Sale Agreements, the Common Facilities Agreement and the Administrative Services Agreements, legal fees and expenses paid by the Issuer in connection with the management, maintenance or operation of the Project, fees paid in connection with obtaining, transferring or amending any governmental approvals, and reasonable general and administrative expenses; provided,
                                                               --------
however, that O&M Costs shall not include (i) any non-cash charges, including
-------
depreciation or obsolescence charges or reserves therefor, or amortization or other bookkeeping entries of a similar nature, (ii) Debt Service and all other interest and principal payable on Permitted Indebtedness, (iii) Major Maintenance Expenditures to the extent paid with funds on deposit in or credited to the Major Maintenance Reserve Account, (iv) payments into any of the Accounts, (v) the cost of Restorations, (vi) distributions of any kind to the Issuer or its affiliates or payments on, or amounts due in respect of, Subordinated Indebtedness, (vii) capital expenditures (whether or not such capital expenditures are Major Maintenance Expenditures) other than those included in and approved as part of the Annual Operating Budget and not funded with Permitted Indebtedness, and (viii) Taxes paid with funds on deposit in the Sales Tax Reserve Account.

          "Officer's Certificate" shall mean a certificate executed by an
           ---------------------
Authorized Officer of the Issuer.

          "144A Global Bond" shall mean a global bond substantially in the form
           ----------------
of Exhibit E hereto bearing the Global Bond Legend and the Private Placement
   ---------
Legend and deposited with or on behalf of, and registered in the name of, the Registered Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Bonds sold in reliance on Rule 144A.

          "Operating Agreement" shall mean the Amended and Restated Operating
           -------------------
Agreement of Elwood Energy LLC, dated as of August 3, 2001, between Dominion Elwood and Peoples Elwood.

          "Operating Revenues" shall mean all of the following, without
           ------------------
duplication, received by the Issuer: (i) all payments received by the Issuer under the Power Sales Agreements; (ii) proceeds of any business interruption insurance; (iii) income derived from the sale or use of electric capacity or energy produced, transmitted or distributed by the Project; (iv) liquidated damages and other payments received as actual damages or liquidated damages under any Project Document; (v) all other revenues from the operation of the Project together with any receipts derived from the sale of any property pertaining to the Project or incidental to the operation of the Project, including, without limitation, transmission upgrade credits; (vi) receipts under hedging agreements; (vii) all amounts received by the Issuer from a Permitted Subsidiary as distributions or as the repayment of intercompany Indebtedness (including transfers to the Revenue Account pursuant to clauses (b) and (c) of
Section 3.2 of the Deposit and Disbursment Agreement); and (viii) the investment
-----------
income on amounts in the Accounts (but solely to the extent deposited from time to time in the Revenue Account); all as determined in conformity with cash accounting principles and excluding any payments received in connection with any Buy-Out.

          "Operator" shall mean Dominion Elwood Services Company, Inc., a
           --------
Virginia corporation, or any successor thereto under the O&M Agreement or as operator of the Project.

          "Opinion of Counsel" shall mean a written opinion of counsel for any
           ------------------
Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Issuer, whether or not such counsel is an employee of the Issuer.

          "Optional Modification" shall mean any modification or improvement to
           ---------------------
the Project (other than Required Modifications) the aggregate cost of which does not exceed $25,000,000.

          "Organizational Documents" shall mean, as to any Person, the articles
           ------------------------
of incorporation, bylaws, partnership agreement, limited liability company agreement or other organizational or governing documents of such Person including, in the case of the Issuer, the Operating Agreement.

          "Outstanding," when used with respect to Bonds, shall mean, as of the
           -----------
date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

               (i) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Bonds for whose redemption money in the necessary amount has been theretofore deposited with the Trustee; provided that pursuant to
                                                 --------
Article VI notice of such redemption has been duly given or provision therefor
----------
satisfactory to the Trustee has been made;

               (iii) Bonds or portions thereof deemed to have been paid within the meaning of Section 13.1;
               ------------

               (iv)  Bonds as to which defeasance has been effected pursuant to
Article XIII; and
------------

               (v)   Bonds which have been paid pursuant to Section 2.9 or that
                                                            -----------
have been exchanged for other Bonds or Bonds in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture other than any Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Bonds are held by a bona fide purchaser in whose hands such Bonds constitute valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite
--------  -------
principal of Bonds outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders, Bonds owned by any of the Issuer, any member of the Issuer or an Affiliate of any thereof shall be disregarded and deemed not to be outstanding as provided in Section 10.2, except that in determining whether
                              ------------
the Trustee shall be protected in making such a determination or relying on any quorum, consent or vote, only Bonds which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

          "Overdue Interest" shall mean, as of any Payment Date, all interest on
           ----------------
any Bond which has become due and payable and not been punctually paid or duly provided for when and as due and payable, whether as a result of insufficient Available Funds or otherwise.

          "Overdue Principal" shall mean, as of any Payment Date, all principal
           -----------------
of any Bond which has become due and payable and not been punctually paid or duly provided for when and as due and payable, whether as a result of insufficient Available Funds or otherwise.

          "Participant" shall mean, with respect to the Registered Depositary,
           -----------
Euroclear or Cedel, a Person who has an account with the Registered Depositary, Euroclear or Cedel, respectively (and, with respect to the Registered Depositary, shall include Euroclear and Cedel).

          "Parts" shall mean any part, appliance, instrument, appurtenance or
           -----
accessory necessary or useful to the operation, maintenance, service or repair of the Project.

          "Paying Agent" shall mean any Person acting as Paying Agent hereunder
           ------------
pursuant to Section 9.11.
            ------------

          "Payment Date" shall mean (i) any Bond Payment Date, (ii) any
           -------------
Redemption Date or (iii) any other date specified for the payment of Overdue Interest or Overdue Principal pursuant to Section 2.11.
                                          ------------

          "Peoples Elwood" shall mean Peoples Elwood, LLC, a Delaware limited
           --------------
liability company.

          "Peoples Elwood Security Agreement" shall mean the Security Agreement,
           ---------------------------------
dated as of the Closing Date, by Peoples Elwood in favor of the Collateral
Agent.

          "Peoples Energy Corporation" shall mean Peoples Energy Corporation, an
           --------------------------
Illinois corporation.

          "PERC" shall mean Peoples Energy Resources Corp., an Illinois
           ----
corporation.

          "Permitted Indebtedness" shall have the meaning given to such term in
           ----------------------
Section 5.1(c).
--------------

          "Permitted Investments" shall mean:  (i) securities issued or directly
           ---------------------
and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding 90 days from the date of issuance; (ii) time deposits and certificates of deposit having a maturity not exceeding 90 days of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000;
(iii) commercial paper issued
by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper of any domestic corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and, in each case, having a maturity not exceeding 90 days from the date of acquisition; (iv) fully secured repurchase obligations with a term not exceeding seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications established in clause (ii) above; (v) high-grade corporate bonds rated at least "AA" or the equivalent thereof by S&P or at least "Aa2" or the equivalent thereof by Moody's; and (vi) money market funds having a rating in the highest investment category granted thereby by a Rating Agency at the time of acquisition, including any fund for which the Trustee or an Affiliate of the Trustee serves as an investment advisor, administrator, shareholder, servicing agent, custodian or subcustodian, notwithstanding that
(a) the Trustee or an Affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's-length) and
(b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture.

          "Permitted Liens" shall have the meaning set forth in Section 5.1(d).
           ---------------                                      ---------------

          "Permitted PPA" shall mean:
           -------------

          (i) an arms-length, executed, valid and binding agreement that is then in full force and effect and not in default in any material respect and which is not terminable without cause between the Issuer and either:

                 (A) a purchaser (including an Affiliate of the Issuer) whose (or, if the obligations of such purchaser are unconditionally guaranteed, whose guarantor's) long-term senior unsecured debt is rated no less than "Baa3" by Moody's and "BBB-" by S&P; or

                 (B) an Affiliate of the Issuer, so long as such affiliate has executed a valid and binding agreement with a third party purchaser whose (or, if the obligations of such purchaser are unconditionally guaranteed, whose guarantor's) long-term senior unsecured debt is rated no less than "Baa3" by Moody's and "BBB-" by S&P with substantially the same terms (other than any pricing spread) as such affiliate's agreement with the Issuer;

in each case, for the sale of electric energy or capacity (in the case of both energy and capacity, on a take or pay, take and pay, or take, if tendered basis) at prices established at a formula, index or other price risk management methodology not based on spot market prices (unless such agreement is structured such that it (or it together with a financial hedge arrangement of the type described in clause (ii) below) creates an arrangement that is the functional equivalent of a tolling arrangement or other contractual arrangement not dependent on spot market prices) by the Issuer to such third party or such affiliate, as applicable; or

               (ii) financial hedge agreements relating to energy or capacity pricing that are:

                    (A) fully supported by available energy or capacity of the Issuer; and

                    (B) with counterparties having long-term senior unsecured debt that is rated no less than "Baa2" by Moody's and "BBB" by S&P;

provided, that, notwithstanding anything to the contrary contained in this
--------
definition, each Power Sales Agreement in effect on the date hereof shall be deemed a Permitted PPA.

          "Permitted Subsidiaries" shall mean, collectively, Elwood II Holdings
           ----------------------
and Elwood III Holdings.

          "Person" shall mean any natural person, corporation, partnership,
           ------
limited liability company, firm, association, trust, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

          "PGL" shall mean The Peoples Gas Light and Coke Company, an Illinois
           ---
corporation.

          "Place of Payment", when used with respect to the Bonds of any series,
           ----------------
shall mean the office or agency maintained pursuant to Section 9.11 and such
                                                       ------------
other place, or places, if any, where the principal of and interest on the Bonds of such series are payable as specified in the Series Supplemental Indenture setting forth the terms of the Bonds of such series.

          "Post Default Rate" shall mean the rate of interest on the applicable
           -----------------
Bonds at the time of determination (determined without reference to the Post Default Rate) plus 2%.

          "Power Sales Agreements" shall mean the Engage Power Sales Agreement,
           ----------------------
the Exelon Power Sales Agreement, the Aquila Power Sales Agreement and any other agreement for the sale of all or a portion of the net electric capacity and generation from the Project entered into by the Issuer from time to time.

          "Power Purchaser" shall mean any purchaser of electricity under a
           ---------------
Power Sales Agreement or any Additional Project Document providing for the sale of electricity from the Project.

          "Predecessor Bonds," with respect to any particular Bond, shall mean
           -----------------
any previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; for the purposes of this definition, any Bond authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or
                                  -----------
stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

          "Principal Sub-Fund" shall mean the Principal Sub-Fund established
           ------------------
pursuant to Section 3.1.
            -----------

          "Private Placement Legend" shall mean the legend set forth in Section
           ------------------------                                     -------
2.9(g)(i) to be placed on all Bonds issued under this Indenture except where
---------
otherwise permitted by the provisions of this Indenture.

          "Proceeds Account" shall have the meaning given to such term in the
           ----------------
Deposit and Disbursement Agreement.

          "Procurement Agreements" shall mean the Amended and Restated Unit 5
           ----------------------
Combustion Turbine Power Plant and Balance of Plant Equipment Procurement Agreement, dated as of October 6, 2000, between Elwood II Holdings and GE; the Amended and Restated Unit 6 Combustion Turbine Power Plant and Balance of Plant Equipment Procurement Agreement, dated as of October 6, 2000, between Elwood II Holdings and GE; the Amended and Restated Unit 7&8 Combustion Turbine Power Plant and Balance of Plant Equipment Procurement Agreement, dated as of October 6, 2000, between Elwood III Holdings and GE; and the Amended and Restated Unit 9 Combustion Turbine Power Plant and Balance of Plant Equipment Procurement Agreement, dated as of September 20, 2000, between Elwood III Holdings and GE.

          "Project" shall mean the approximately 1409 MW gas fired electric
           -------
generating peaking facility built on the Site, together with the Issuer's interest in all buildings, structures or improvements erected on the Site and the Easements (to the extent owned by the Issuer), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith (to the extent owned by the Issuer) and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases of real or personal property related thereto, all other real and tangible and intangible personal property owned by the Issuer and placed upon or used in connection with the facility built upon the Site and the Easements, the Site, the Easements, the Governmental Approvals relating to the Project, and any transmission lines owned by the Issuer.

          "Project Documents" shall mean the EPC Contracts, the Power Sales
           -----------------
Agreements, the Interconnection Agreements, the Fuel Agreements, the Common Facilities Agreement, the O&M Agreement, the Operating Agreement, the Consents, the Sales Tax Agreements, the Equipment Sale Agreements, the Installment Sale Payment Agreement, the Annexation Agreements, the Procurement Agreements, the Advances Agreement, the Administrative Services Agreements, the Electric Service Contracts, and, when entered into, any Additional Project Document.

          "Project Party" shall mean any party to any Project Document other
           -------------
than the Issuer, and other than any party to a Project Document that has expired on its scheduled termination date or that has been fully performed.

          "Projected Debt Service Coverage Ratio" means, for any period, the
           -------------------------------------
ratio of (i) the aggregate of all Cash Available for Debt Service for such period to (ii) the aggregate of all Debt Service for such period, in each case calculated by the Issuer on a projected basis and confirmed in writing by the Independent Engineer.

          "Prudent Utility Practices" shall mean, at a particular time, (i) any
           -------------------------
of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the United States at such time, or (ii) with respect to any matter to which clause (i) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Utility
                                                         ---------------
Practice" is not intended to be limited to the optimum practice, method or act
--------
to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Authority of competent jurisdiction.

          "PSA Contingency Reserve Account" shall have the meaning given to such
           -------------------------------
term in the Deposit and Disbursement Agreement.

          "PSA Contingency Reserve Requirement" shall have the meaning given to
           -----------------------------------
such term in the Deposit and Disbursement Agreement.

          "Purchase Agreement" shall mean the Purchase Agreement, dated October
           ------------------
12, 2001, among the Issuer and Credit Suisse First Boston Corporation, as representative of the Initial Purchasers.

          "QIB" shall mean a "qualified institutional buyer" as defined in Rule
           ---
144A.

          "Qualified Transferee" shall mean any person that shall acquire after
           --------------------
the Closing Date, directly or indirectly, ownership of membership interests in the Issuer so long as (i) such person has, or is controlled by a Person that has, (a) significant experience in the business of owning and operating facilities similar to the Project and (b) a senior unsecured credit rating of at least "BBB-" from S&P and "Baa3" by Moody's, (ii) after giving effect to such transfer, no Default or Event of Default shall have occurred and be continuing,
(iii) such acquisition could not reasonably be expected to result in a Material Adverse Effect, (iv) to the extent relevant to such acquisition, the Collateral Agent shall have received a pledge of and lien on the membership interests so acquired in accordance with the Security Documents and the Issuer shall have furnished to the Trustee and the Collateral Agent such documents, certificates and Opinions of Counsel to such Person and the Issuer as the Trustee and the Collateral Agent shall have reasonably required, and (v) each Rating Agency shall confirm that such acquisition will not result in a Rating Downgrade.

          "Rating Agency" shall mean Moody's or S&P, provided that such rating
           -------------                             --------
agency provides a rating on the Bonds or the Company in question, as applicable.

          "Rating Downgrade" shall mean a downgrade in the then current ratings
           ----------------
of the Bonds by a Rating Agency either within a particular category or from one category to another; provided, that with respect to a Voluntary Buy-Out, "Rating
                     --------
Downgrade" shall mean a downgrade in the initial ratings of the Bonds by a Rating Agency either within a particular category or from one category to another.

          "Record Date" shall mean a Regular Record Date or a Special Record
           -----------
Date.

          "Redemption Date" shall have the meaning set forth in Section 6.2.
           ---------------                                      -----------

          "Redemption Price" shall mean, with respect to any Outstanding Bond
           ----------------
for any Redemption Date, an amount equal to the principal amount, premium, if any, and interest accrued to but not including the Redemption Date of such Outstanding Bond to be paid for Bonds to be redeemed prior to maturity as specified in a notice of redemption given pursuant to Section 6.4.
                                                      -----------

          "Redemption Sub-Fund" shall mean the Redemption Sub-Fund established
           -------------------
pursuant to Section 3.1.
            -----------

          "Registered Depositary" shall mean The Depository Trust Company,
           ---------------------
having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

          "Registration Rights Agreement" shall mean the Registration Rights
           -----------------------------
Agreement, dated as of October 12, 2001, by and among the Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Regular Record Date", for any Bond of a series, for the Bond Payment
           -------------------
Date of any installment of principal thereof or payment of interest thereon, shall mean the 15th day (whether or not a Business Day) preceding such Bond Payment Date, or any other date specified for such purpose in the form of Bond of such series attached to the Series Supplemental Indenture relating to the Bonds of such series.

          "Regulation S" shall mean Regulation S promulgated under the
           ------------
Securities Act.

          "Regulation S Global Bond" shall mean a Regulation S Temporary Global
           ------------------------
Bond or Regulation S Permanent Global Bond, as appropriate.

          "Regulation S Permanent Global Bond" shall mean a permanent Global
           ----------------------------------
Bond in the form of Exhibit E hereto bearing the Global Bond Legend and the
                    ---------
Private Placement Legend and deposited with or on behalf of and registered in the name of the Registered Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Bond upon expiration of the Restricted Period.

          "Regulation S Temporary Global Bond" shall mean a temporary Global
           ----------------------------------
Bond in the form of Exhibit E hereto bearing the Private Placement Legend and
                    ---------
deposited with or on behalf of and registered in the name of the Registered Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Bonds initially sold in reliance on Rule 903 of Regulation S.

          "Regulation S Temporary Global Bond Legend" shall mean the legend set
           -----------------------------------------
forth in Section 2.9(g)(iii) which is required to be placed on all Regulation S
         -------------------
Temporary Global Bonds issued under this Indenture.

          "Replacement Power" shall mean electric energy or capacity provided by
           -----------------
or for the Issuer under a Power Sales Agreement or Permitted PPA from a source other than the Project's generating assets specifically contemplated in such Power Sales Agreement or Permitted PPA, as applicable.

          "Replacement Project Document" shall mean any Additional Project
           ----------------------------
Document entered into in replacement of a Project Document (i) with substantially similar economic effect on the Issuer as the Project Document being replaced and (ii) with a counterparty (including any guarantor of such counterparty's obligations) having substantially similar creditworthiness and experience (taking into account the experience of any Affiliate of such counterparty) as the counterparty to the Project Document being replaced, provided, that with respect to Project Documents other than the Power Sales
--------
Agreements, any investment grade rating is deemed of equal creditworthiness with any higher rated counterparty.

          "Required Modifications" shall mean those modifications or
           ----------------------
improvements to the Project (i) which are reasonably necessary for the Issuer to maintain its status as an Exempt Wholesale Generator or the Project to maintain its status as an Eligible Facility or (ii) which are reasonably necessary or which the Issuer believes (with the concurrence of the Independent Engineer) are appropriate for the Project to remain in substantial compliance with all Applicable Laws and Governmental Approvals, including enacted or anticipated changes in Applicable Laws or the interpretation thereof.

          "Responsible Officer" shall mean, with respect to the Trustee, any
           -------------------
officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Financing Documents to which the Trustee is a party, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restoration", "Restoring" or "Restore(d)" shall mean repairing,
           -----------    ---------      ----------
rebuilding or otherwise restoring the Project due to the occurrence of a Casualty Event or a Loss Event, or, upon the occurrence of any Title Event, curing such Title Event.

          "Restricted Definitive Bond" shall mean a Definitive Bond bearing the
           --------------------------
Private Placement Legend.

          "Restricted Global Bond" shall mean a Global Bond bearing the Private
           ----------------------
Placement Legend.

          "Restricted Period" shall mean the 40-day restricted period as defined
           -----------------
in Regulation S.

          "Revenue Account" shall have the meaning given to such term in the
           ---------------
Deposit and Disbursement Agreement.

          "Rule 144" shall mean Rule 144 under the Securities Act.
           --------

          "Rule 144A" shall mean Rule 144A under the Securities Act.
           ---------

          "Rule 903" shall mean Rule 903 promulgated under the Securities Act.
           --------

          "Rule 904" shall mean Rule 904 promulgated the Securities Act.
           --------

          "S&P" shall mean Standard & Poor's Ratings Group, a New York
           ---
corporation.

          "Sales Tax Agreements" shall mean the Point of Sales Sales-Tax-Sharing
           --------------------
Agreement between the Village of Elwood and Elwood II Holdings, dated as of November 13, 2000, and the Point of Sales Sales-Tax-Sharing Agreement between the Village of Elwood and Elwood III Holdings, dated as of November 13, 2000.

          "Sales Tax Reserve Account" shall have the meaning given to such term
           -------------------------
in the Deposit and Disbursement Agreement.

          "Sales Tax Reserve Requirement" shall have the meaning given to such
           -----------------------------
term in the Deposit and Disbursement Agreement.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Secured Parties" shall mean the Trustee, the Bondholders, the
           ---------------
Collateral Agent, the Administrative Agent, the Securities Intermediary, any Working Capital Bank, any Working Capital Agent, any Debt Service Reserve L/C Provider that has provided an Issuer Debt Service Reserve L/C, any Debt Service Reserve L/C Bank, any Debt Service Reserve L/C Agent, any Additional Indebtedness Holder and any Additional Indebtedness Agent, in each case to the extent such party (or an agent on its behalf) is, or pursuant to the Intercreditor Agreement becomes, a party to the Intercreditor Agreement.

          "Securities Account Control Agreements" shall mean, collectively, (i)
           -------------------------------------
the Securities Account Control Agreement, dated as of the Closing Date, by and among the Issuer, the Collateral Agent and Bank One Trust Company, National Association, as securities intermediary, (ii) the Securities Account Control Agreement, dated as of the Closing Date, by and among Elwood II Holdings, the Collateral Agent and Bank One Trust Company, National Association, as securities intermediary and (iii) the Securities Account Control Agreement, dated as of the

Closing Date, by and among Elwood III Holdings, the Collateral Agent and Bank One Trust Company, National Association, as securities intermediary.

          "Securities Act" shall mean the United States Securities Act of 1933,
           --------------
as amended.

          "Securities Intermediary" shall have the meaning set forth in Section
           -----------------------                                      -------
1.13(a).
-------

          "Security Agreement" shall mean the Security Agreement, dated as of
           ------------------
the Closing Date, by the Issuer in favor of the Collateral Agent.

          "Security Documents" shall mean, collectively, the Mortgage, the
           ------------------
Security Agreement, the Member Security Agreements, the Holdings II Security Agreement, the Holdings III Security Agreement, the Consents, the Deposit and Disbursement Agreement, the Collateral Agency Agreement, the Intercreditor Agreement, the Securities Account Control Agreements and the Uncertificated Securities Control Agreements.

          "Security Register" shall have the meaning set forth in Section 2.8.
           -----------------                                      -----------

          "Security Registrar" shall mean any Person acting as Security
           ------------------
Registrar pursuant to Section 9.11.
                      ------------

          "Senior Secured Obligations" shall mean, collectively, without
           --------------------------
duplication: (i) all Indebtedness, financial liabilities and obligations of the Issuer, of whatsoever nature and howsoever evidenced (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties in their capacity as such under or pursuant to this Indenture, the Bonds, any Working Capital Agreement, any Debt Service Reserve L/C Agreement (including any Debt Service Reserve LOC Loans and Debt Service Reserve LOC Bonds issued thereunder), any Additional Indebtedness Agreement, the Security Documents, any other Financing Document or any other agreement, document or instrument evidencing, securing or relating to such indebtedness, financial liabilities or obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

          "Series Supplemental Indenture" shall mean an indenture supplemental
           -----------------------------
to this Indenture entered into by the Issuer and the Trustee for the purpose of establishing, in accordance with Article II of this Indenture, the title, form
                                 ----------
and terms of the Bonds of any series; "Series Supplemental Indentures" shall
                                       ------------------------------
mean each and every Series Supplemental Indenture.

          "Shared Facilities" means roads, easements, fuel and utility lines and
           -----------------
pipes, transmission lines and interconnects, water disposal and treatment systems, control systems, permits and other property or rights which (or, in the case of easements and roads, the underlying property of which ) are owned or leased by the Issuer and as to which the Issuer has granted a license or right of use for the benefit of a New Generation Facility.

          "Shared Facilities Agreement" means an agreement between the Issuer
           ---------------------------
and the owner or lessee of a New Generation Facility relating to the use of any Shared Facilities.

          "Shelf Registration Statement" shall mean the Shelf Registration
           ----------------------------
Statement as defined in the Registration Rights Agreement.

          "Sinking Fund" shall have the meaning assigned thereto in Section 7.2.
           ------------                                             -----------

          "Sinking Fund Redemption Dates" shall have the meaning assigned
           -----------------------------
thereto in Section 7.2.
           -----------

          "Sinking Fund Requirements" shall have the meaning assigned thereto in
           -------------------------
Section 7.2.
-----------

          "Site" shall mean the approximately 71 acre parcel of land located
           ----
near Elwood, Illinois on which the Project is located.

          "Special Record Date" for the payment of any Overdue Interest or
           -------------------
Overdue Principal shall mean a date fixed by the Trustee pursuant to Section
                                                                     -------
2.11.
----

          "Sponsors" shall mean Dominion Energy, Inc. and Peoples Energy
           --------
Resources Corp.

          "Subordinated Indebtedness" shall have the meaning set forth in
           -------------------------
Section 5.1(c)(v).
-----------------

          "Subordinated Indebtedness Agreement" shall mean an agreement among
           -----------------------------------
the Issuer and Subordinated Indebtedness Holders pursuant to which such Subordinated Indebtedness Holders agree to provide Subordinated Indebtedness to the Issuer on the terms and conditions set forth therein and in accordance with the Financing Documents, including, without limitation, Section 5.1(c)(v).
                                                        -----------------

          "Subordinated Indebtedness Holders" shall mean the holders of
           ---------------------------------
Subordinated Indebtedness from time to time party to a Subordinated Indebtedness Agreement.

          "Taxes" shall mean all taxes of every kind (including without
           -----
limitation, gross and net income, gross and net receipts, capital gains, excess profits and minimum taxes, taxes on tax preferences, capital, net worth, franchise, sales, use, rental, value-added, stamp, documentary, excise, property and other similar taxes), charges and withholdings, levies, imposts, duties, fees and deductions imposed by any government or political subdivision thereof, quasi-governmental authority or taxing jurisdiction or authority, together with all interest, additions to tax, penalties and similar add-ons payable with respect thereto, enacted or imposed with respect to: (i) the Project or any part or component thereof; (ii) the Transaction Documents (including any payment made pursuant thereto or any activity or act in connection therewith or pursuant thereto); (iii) the execution, issue, delivery, registration, notarization, assignment or transfer or transfer of any interest in, or for the legality, validity or enforceability of the Transaction Documents and any documents related to the Transaction Documents; (iv) the manufacture, financing, refinancing, construction, acceptance, rejection, transfer, control, operation, condition, occupancy, servicing, maintenance, repair, abandonment, replacement, purchase, sale, ownership, delivery, nondelivery, registration, reregistration, leasing, subleasing, mortgaging, pledging, insuring, possession, repossession, use, improvement, transfer of title, return or other disposition of the Project, or any indebtedness with respect thereto; (v) the rental, receipts or earnings arising from the Project or payments with respect to principal or interest or premium on the debt instruments evidencing the Senior Secured Obligations; (vi) the income or other proceeds received with respect to the Project or any part thereof upon the disposition thereof, any contract relating to the manufacture, construction, acquisition or delivery of the Project or any part thereof, in each case as supplemented or amended; or (vii) otherwise in connection with the transactions contemplated by the Transaction Documents.

          "Title Event" shall mean the existence of any defect of title or lien
           -----------
or encumbrance on the Mortgage Estate (other than Permitted Liens in effect on the Closing Date) that entitles the Collateral Agent to make a claim under the Title Policy.

          "Title Insurer" shall mean Chicago Title Insurance Company and
           -------------
Commonwealth Land Title Insurance Company, as co-insurers.

          "Title Policy" shall mean collectively, (i) that certain policy of
           ------------
title insurance insuring the Mortgage issued by Chicago Title Insurance Company and (ii) that certain policy of title insurance insuring the Mortgage issued by Commonwealth Land Title Insurance Company, in each case, dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

          "Title Proceeds" shall mean all amounts and proceeds actually
           --------------
received, including instruments, under the Title Policy or any other title insurance policy on account of a title event.

          "Transaction Documents" shall mean the Project Documents and the
           ---------------------
Financing Documents.

          "Trust Indenture Act" shall mean the United States Trust Indenture Act
           -------------------
of 1939, as amended, as in force at the date as of which this Indenture was executed (or, with respect to any supplemental indenture, the date as of which such supplemental indenture was executed).

          "Trustee" shall mean the Person named as the "Trustee" in the Preamble
           -------
of this Indenture and its successors, and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, or any successor to all or substantially all of its corporate trust business, provided that any such successor or surviving corporation shall be
          --------
eligible for appointment as trustee pursuant to Section 9.7 until a successor
                                                -----------
Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Uncertificated Securities Control Agreements" shall mean,
           --------------------------------------------
collectively (i) the Uncertificated Securities Control Agreement, dated as of the Closing Date, among Dominion Elwood, the Collateral Agent and the Issuer,
(ii) the Uncertificated Securities Control Agreement, dated as of the Closing Date, among Peoples Elwood, the Collateral Agent and the Issuer, (iii) the Uncertificated Securities Control Agreement, dated as of the Closing Date, among the Issuer, the Collateral Agent and Elwood II Holdings and (iv) the Uncertificated Securities Control Agreement, dated as of the Closing Date, among the Issuer, the Collateral Agent and Elwood III Holdings.

          "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial
           -----------------------      ---
Code as in effect from time to time in the State of New York and any other jurisdiction the laws of which control the creation or perfection of security interests under this Indenture and the Security Documents.

          "Unrestricted Global Bond" shall mean a permanent Global Bond
           ------------------------
substantially in the form of Exhibit E attached hereto that bears the Global
                             ---------
Bond Legend and that has the "Schedule of Exchanges of Interests in the Global Bond" attached thereto, and that is deposited with or on behalf of and registered in the name of the Registered Depositary, representing a series of Bonds that do not bear the Private Placement Legend.

          "Unrestricted Definitive Bond" shall mean one or more Definitive Bonds
           ----------------------------
that do not bear and are not required to bear the Private Placement Legend.

          "UtiliCorp" shall mean UtiliCorp United Inc., a Delaware corporation.
           ---------

          "Village of Elwood" shall mean the Village of Elwood, an Illinois home
           -----------------
rule municipal corporation.

          "Voluntary Buy-Out" shall mean any Buy-Out that is not an Involuntary
           -----------------
Buy-Out.

          "Working Capital Agent" shall mean any agent for the Working Capital
           ---------------------
Banks under a Working Capital Agreement.

          "Working Capital Agreement" shall mean an agreement among the Issuer,
           -------------------------
the Working Capital Agent and the Working Capital Banks pursuant to which the Working Capital Banks agree to make Working Capital Loans to the Issuer on the terms and conditions set forth therein and in accordance with the Financing Documents, including, without limitation, Section 5.1(c)(vi).
                                          ------------------

          "Working Capital Banks" shall mean the financial institutions or other
           ---------------------
Persons (including Affiliates of the Issuer) from time to time party to a Working Capital Agreement.

          "Working Capital Loans" shall have the meaning set forth in Section
           ---------------------                                      -------
5.1(c)(vi).
----------

          Section 1.2    Compliance Certificates and Opinions.  Except as
                         ------------------------------------
otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Trustee that the Trustee take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. The Trustee may conclusively rely, and shall be fully protected in relying, on any such Officer's Certificate.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with;

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; and

          (e) in the case of an Officer's Certificate of the Issuer, a statement that no Event of Default under this Indenture has occurred and is continuing (unless such Officer's Certificate relates to an Event of Default).

          Section 1.3    Form of Documents Delivered to Trustee.  In any case
                         --------------------------------------
where several matters are required to be certified by, or covered by opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any Officer's Certificate of the Issuer or Opinion of Counsel may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which such Officer's Certificate is based are erroneous. Any such Officer's Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

          Where any Person is required to give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 1.4    Notices, Etc. to Trustee and Issuer.  Any Act of
                         -----------------------------------
Holders or other document provided or permitted by this Indenture shall be deemed to have been given only if such notice is in writing and delivered personally, or by registered or certified first-class mail with postage prepaid, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

      Trustee:                        Bank One Trust Company, National
                                      Association
                                      1 Bank One Plaza
                                      Mail Suite IL1-0823
                                      Chicago, Illinois 60670-0823
                                      Attn:  Global Corporate Trust Services
                                      Telephone No.: (312) 407-5252
                                      Telecopy No.:  (312) 336-8840

      Issuer:                         Elwood Energy LLC
                                      c/o Peoples Energy Resources Corp.
                                      130 East Randolph Drive
                                      Chicago, IL 60601
                                      Attn:  John E. Horton
                                      Telephone No.: (312) 240-7181
                                      Telecopy No.:  (312) 240-3966

      With copies to, as applicable:  Elwood Energy LLC
                                      c/o Dominion Resources Services, Inc.
                                      120 Tredegar Street
                                      Richmond, VA 23219
                                      Attn:  Donald Burnette
                                      Telephone No.: (804) 819-2411
                                      Telecopy No.:  (804) 819-2211

      Collateral Agent:               Bank One Trust Company, National
                                      Association
                                      1 Bank One Plaza
                                      Mail Suite IL1-0823
                                      Chicago, Illinois 60670-0823
                                      Attn:  Global Corporate Trust Services
                                      Telephone No.: (312) 407-5252
                                      Telecopy No.:  (312) 336-8840


      Intercreditor Agent:            Bank One Trust Company, National
                                      Association
                                      1 Bank One Plaza
                                      Mail Suite IL1-0823
                                      Chicago, Illinois 60670-0823
                                      Attn:  Global Corporate Trust Services
                                      Telephone No.: (312) 407-5252
                                      Telecopy No.:  (312) 336-8840

      Administrative Agent:           Bank One Trust Company, National
                                      Association
                                      1 Bank One Plaza
                                      Mail Suite IL1-0823
                                      Chicago, Illinois 60670-0823
                                      Attn:  Global Corporate Trust Services
                                      Telephone No.: (312) 407-5252
                                      Telecopy No.:  (312) 336-8840

Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). Any notice given to a party by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

          Section 1.5    Notices to Holders; Waiver. Where this Indenture
                         --------------------------
provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

          Section 1.6    Effect of Heading and Table of Contents.  The Article
                         ---------------------------------------
and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.7    Successors and Assigns.  All covenants, agreements,
                         ----------------------
representations and warranties contained or incorporated by reference in this Indenture by the Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          Section 1.8    Severability Clause.  In case any provision in this
                         -------------------
Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.9    Benefits of Indenture.  Nothing in this Indenture or in
                         ---------------------
the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 1.10   Governing Law; Consent to Jurisdiction; Waiver of Jury
                         ------------------------------------------------------
Trial.
-----

          (a) THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW) AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR THE REMEDIES HEREUNDER, ARE GOVERNED BY THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE NEW YORK UCC, THE "SECURITIES INTERMEDIARY'S JURISDICTION" OF THE TRUSTEE WITH RESPECT TO THE INDENTURE FUNDS IS THE STATE OF NEW YORK.

          (b) Any legal action or proceeding by or against the Issuer with respect to or arising out of this Indenture may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Indenture, the Issuer accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Indenture and irrevocably consents to the appointment of CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive service of process in New York, New York. If for any reason such agent shall cease to be available to act as such, the Issuer agrees to appoint a new agent on the terms and for the purposes of this provision.
Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction. The Issuer further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Issuer based upon the assertion that the rate of interest charged by or under this Indenture or under the other Financing Documents is usurious. The Issuer hereby waives any right to stay or dismiss any action or proceeding under or in connection with the Project, this Indenture or any other Transaction Document brought before the foregoing courts on the basis of forum
                                                                         -----
non-conveniens or improper venue.
--------------

          (c) EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE OTHER PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS INDENTURE.

          Section 1.11   Legal Holidays.  In any case where the Redemption Date
                         --------------
or the Bond Payment Date or the date of any installment of principal thereof or payment of interest thereon, or any date on which any Overdue Interest or Overdue Principal is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Bond) payment of interest, principal, Overdue Interest or Overdue Principal, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date or on the Bond Payment Date, or on the date on which the Overdue Interest or Overdue Principal is proposed to be paid, and, except as provided in the Series Supplemental Indenture setting forth the terms of such Bond, no interest shall accrue for the period from and after such Redemption Date or

Bond Payment Date, or date for the payment of Overdue Interest or Overdue Principal, as the case may be, to the date of such payment.

          Section 1.12   Execution in Counterparts.  This Indenture may be
                         -------------------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 1.13   Securities Intermediary.
                         -----------------------

          (a)  Acceptance of Appointment of Securities Intermediary. Bank One
               ----------------------------------------------------
Trust Company, National Association hereby agrees to act as securities intermediary (in such capacity, the "Securities Intermediary") under this
                                     -----------------------
Indenture. Each of the Trustee and the Issuer hereby acknowledges that the Securities Intermediary shall act as securities intermediary under this Indenture.

          (b)  Confirmation and Agreement.  The Securities Intermediary
               --------------------------
acknowledges, confirms and agrees, as of the Closing Date, that (i) the Securities Intermediary has established the Indenture Funds as set forth in
Section 3.1 (including, without limitation, as special, segregated and
-----------
irrevocable cash collateral accounts, in the form of non-interest bearing accounts, which shall be maintained at all times until the termination of this Indenture), (ii) each Indenture Fund is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the New York UCC), (iii) the Issuer is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the New York UCC) in respect of the "financial assets" (within the meaning of
Section 8-102(a)(9) of the New York UCC) carried in or credited to the Indenture Funds, but the Indenture Funds shall be under the exclusive control of the Securities Intermediary, (iv) all property delivered to the Securities Intermediary pursuant to this Indenture or the Security Documents will be promptly credited to an Indenture Fund, (v) all financial assets in registered form or payable to or to the order of and credited to any Indenture Fund shall be registered in the name of, payable to or to the order of, or specially indorsed to, the Securities Intermediary or in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Indenture Fund be registered in the name of, payable to or to the order of, or specially indorsed to, the Issuer except to the extent the foregoing have been specially indorsed by the Issuer to the Securities Intermediary or in blank, (vi) the Securities Intermediary shall promptly comply with all instructions of the Trustee, and, to the limited extent set forth in this Indenture, the Issuer and (vii) the Securities Intermediary shall not change the name or account number of any Indenture Fund without the prior written consent of the Trustee and the Issuer.

          (c)  Financial Assets Election.  The Securities Intermediary agrees
               -------------------------
that each item of property (whether cash, a security, an instrument or obligation, share, participation, interest or other property whatsoever) credited to any Indenture Fund shall be treated as a financial asset under Article 8 of the New York UCC.

          (d)  Entitlement Orders; No Other Control Agreements; No Other Liens.
               ---------------------------------------------------------------
The Issuer agrees that the Securities Intermediary may, and the Securities Intermediary agrees that it shall, comply with orders purporting to be entitlement orders if originated by the Trustee and relating to any security entitlements carried in or credited to any Indenture Fund without further consent by the Issuer or any other Person. In the event that the Securities Intermediary receives conflicting entitlement orders from the Trustee and the Issuer or any other Person, the Securities Intermediary shall comply with the entitlement orders originated by the Trustee. The Securities Intermediary shall not execute and deliver, or otherwise become bound by, any agreement (a "Control
                                                                         -------
Agreement") under which the Securities Intermediary agrees with any Person other
---------
than the Trustee to comply with entitlement orders originated by such Person relating to any of the Indenture Funds or the security entitlements that are the subject of this Indenture. The Securities Intermediary shall not grant any lien or security interest in any financial asset that is the subject of any security entitlement that is the subject of this Indenture.

          (e)  Subordination of Lien; Waiver of Set-Off.  In the event that the
               ----------------------------------------
Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in any Indenture Fund, any security entitlement carried therein or credited thereto or any financial asset that is the subject of any such security entitlement, the Securities Intermediary agrees that such lien or security interest shall (except to the extent provided in the last sentence of this Section 1.13(e)) be subordinate to the Lien and security
                      ---------------
interest of the Trustee. The financial assets standing to the credit of the Indenture Funds will not be subject to deduction, set-off, banker's lien or any other right in favor of any Person other than the Trustee (except to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Indenture Funds, and the Issuer and the Trustee hereby authorize the Securities Intermediary to debit the relevant Indenture Fund or Indenture Funds for such amounts).

          (f)  No Other Agreements.  Neither the Securities Intermediary nor the
               -------------------
Issuer have entered into any agreement with respect to the Indenture Funds or any security entitlements or any financial assets carried in or credited to any Indenture Fund other than this Indenture, the Security Documents and agreements with respect to the making of Permitted Investments. The Securities Intermediary has not entered into any agreement with the Issuer or any other Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders originated by the Trustee in accordance with Section 1.13(d). In the event of any conflict between this
                ---------------
Section 1.13 (or any portion thereof) and any other
------------
agreement now existing or hereafter entered into, the terms of this Section 1.13
                                                                    ------------
shall prevail.


          (g)  Notice of Adverse Changes.  Except for the claim and interest of
               -------------------------
the Trustee and the Issuer in each of the Indenture Funds, the Securities Intermediary does not know (without independent investigation), as of the Closing Date, of any claim to, or interest in, any Indenture Fund or in any security entitlement or financial asset carried therein or credited thereto. If any officer of the Securities Intermediary charged with administering the Indenture Funds on a day-to-day basis obtains actual knowledge that any Person has asserted any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Indenture Fund or in any security entitlement or financial asset carried therein or credited thereto, the Securities Intermediary will promptly notify the Issuer and the Trustee thereof.

          (h)  Rights and Powers of the Trustee.  The rights and powers granted
               --------------------------------
to the Trustee by the Securities Intermediary have been granted in order to perfect its Lien and security interest in the Indenture Funds and the security entitle ments and financial assets carried therein or credited thereto, are powers coupled with an interest and will neither be affected by the bankruptcy of the Issuer nor the lapse of time.

          (i)  Limited Rights of Issuer.  Until the payment in full of all
               ------------------------
outstanding Bonds, the Issuer shall not have any rights against or to monies held in the Indenture Funds, as third party beneficiary or otherwise, except to the extent the Issuer has the right to direct the investment of monies held in the Indenture Funds, as permitted by Section 3.7. In no event shall any amounts
                                     -----------
or Permitted Investments deposited in or credited to any Indenture Fund be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent that the foregoing have been specially indorsed by the Issuer to the Securities Intermediary or in blank.

                                  ARTICLE II
                                   THE BONDS
                                   ---------


          Section 2.1    Form of Bond to Be Established by Series Supplemental
                         -----------------------------------------------------
Indenture.  The Bonds of each series shall be substantially in the form (not
---------
inconsistent with this Indenture, including Section 2.5) established in the
                                            -----------
Series Supplemental Indenture relating to the Bonds of such series.

          Section 2.2    Form of Trustee's Authentication.  The Trustee's
                         --------------------------------
certificate of authentication on all Bonds shall be in substantially the following form:

Dated:

          This Bond is one of the Bonds referred to in the within-mentioned Indenture.

                                             BANK ONE TRUST COMPANY,
                                             NATIONAL ASSOCIATION
                                             as Trustee

                                             By: _______________________
                                                   Authorized Signatory

          Section 2.3  Amount; Issuable in Series.  The aggregate principal
                       --------------------------
amount of Bonds that may be authenticated and delivered under this Indenture is unlimited.

          The Bonds may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Bonds of any series:

          (a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from all other Bonds) and the form or forms of Bonds of such series;

          (b) any limit upon the aggregate principal amount of the Bonds of such series that may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 2.7,
                                                                    -----------
2.8, 2.10, 6.6 or 12.6 and except for Bonds that, pursuant to the last paragraph
---  ----  ---    ----
of Section 2.4, are deemed never to have been authenticated and delivered
   -----------
hereunder);

          (c) the date or dates on which the principal of the Bonds of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Bonds of such series shall be dated, if other than as provided in Section 2.14(a);
                                       ---------------

          (d) the rate or rates at which the Bonds of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest is payable; and the basis of computation of interest, if other than as provided in Section 2.14(b);
                                                      ---------------

          (e)  if other than as provided in Section 9.11, the place or places
                                            ------------
where (i) the principal of and interest on Bonds of such series shall be payable, (ii) Bonds of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Issuer in respect of the Bonds of such series and this Indenture may be served;

          (f) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Bonds of such series may be redeemed, in whole or in part, at the option of the Issuer;

          (g) the obligation, if any, of the Issuer to redeem, purchase or repay Bonds of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the term and conditions upon which Bonds of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

          (h) if other than minimum denominations of $100,000 and any integral multiple of $100 in excess thereof, the denominations in which Bonds of such series shall be issuable;

          (i) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture);

          (j) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Bonds of such series if different than those provided for herein; and

          (k)  CUSIP numbers, if any.

          Section 2.4  Authentication and Delivery of Bonds.  Subject to Section
                       ------------------------------------              -------
2.3, at any time and from time to time after the execution and delivery of this
---
Indenture, the Issuer may deliver Bonds of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Bonds, and the Trustee shall thereupon authenticate and make available for delivery such Bonds in accordance with such Issuer Order, without any further action by the Issuer. No Bond shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication, in the form provided for herein, executed by the Trustee by the manual signature of any Responsible Officer thereof, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered thereunder. In authenticating such Bonds and accepting the additional responsibilities under this Indenture in relation to such Bonds, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon:
   -----------

          (a) an executed Series Supplemental Indenture with respect to the Bonds of such series;

          (b) an Officer's Certificate of the Issuer (i) certifying as to resolutions of the Management Committee of the Issuer by or pursuant to which the terms of the Bonds of such series were established and (ii) certifying that all conditions precedent under this Indenture to the Trustee's authentication and delivery of such Bonds have been complied with; and

          (c) an Opinion of Counsel to the effect that (i) the form or forms and the terms of such Bonds have been established by a Series Supplemental Indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions
                          ------------     ---
of this Indenture,(ii) all conditions precedent to the Trustee's authentication and delivery of such Bonds and the execution and delivery by the Trustee of such Series Supplemental Indenture set forth in this Indenture have been complied with and (iii) the Bonds of such series, when authenticated and made available for delivery by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and
(B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Bond to the Trustee for cancellation as provided in Section 2.13(a) together with a written statement (which need not
            ---------------
comply with Section 1.2 and need not be accompanied by an Opinion of Counsel)
            -----------
stating that such Bond has never been issued and sold by the Issuer, for all purposes of this Indenture such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

          Section 2.5   Form.
                        ----

          (a)  General. The Bonds of each series shall be in registered form and
               -------
may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon, as may be required to comply with the rules of any securities exchange upon which the Bonds of any such series are to be listed, if any, or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by resolution of the Management Committee of the Issuer or by the officers of the Issuer executing such Bonds, such determination by said officers to be evidenced by their signing the Bonds.

          The terms and provisions contained in the Bonds shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          The Bonds shall be printed, lithographed, engraved, typewritten, photocopied or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange upon which the Bonds of any such series are to be listed, if any, all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

          (b) Global and Definitive Bonds.  The Bonds may be issued in the form
              ---------------------------
of (a) Definitive Bonds or (b) one or more Global Bonds. Bonds issued in the form of a Definitive Bond shall be registered in the name or names of such Persons and for such principal amounts as the Issuer may request. Bonds issued in the form of a Global Bond shall be registered in the name of the Registered Depositary or its nominee and shall represent the beneficial interests of Persons purchasing the Bonds. In the event any of the Bonds are issued in a transaction under Rule 144A, any such Person shall purchase such Bonds in transactions complying with Rule 144A. In the event any of the Bonds are issued in a transaction under Regulation S, any such Person shall purchase such Bonds in transactions complying with Regulation S. Bonds issued in global form in reliance on Regulation S and Bonds issued in global form in reliance on Rule 144A shall not be represented by the same Global Bond. Beneficial interests in each Regulation S Global Bond may be held through Euroclear or Cedel, as participants in the Registered Depositary. The Trustee, as custodian ("Custodian"), shall act as custodian of each Global Bond for the Registered
  ---------
Depositary or appoint a sub-custodian to act in such capacity. So long as the Registered Depositary or its nominee is the registered owner of a Global Bond, it shall be considered the Holder of the Bonds represented thereby for all purposes hereunder and under such Global Bond. None of the Issuer, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by the Registered Depositary on account of beneficial interests in any Global Bond. Interests in the Global Bonds shall be transferred on the Registered Depositary's book-entry settlement system.

          Bonds issued in the form of a Global Bond shall be substantially in the form of Exhibit E attached hereto (including the Global Bond Legend thereon
            ---------
and the "Schedule of Exchanges of Interests in the Global Bond" attached thereto). Bonds issued in the form of a Definitive Bond shall be substantially in the form of Exhibit E attached hereto (but without the Global Bond Legend
               ---------
thereon and without the "Schedule of Exchanges of Interests in the Global Bond" attached thereto). Each Global Bond and Definitive Bond shall represent such of the outstanding Bonds as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Bonds from time to time endorsed thereon and that the aggregate principal amount of outstanding Bonds represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Bond to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Bonds represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.9 hereof.
                                                        -----------

          (c) Temporary Global Bonds.  Bonds offered and sold in reliance on
              ----------------------
Regulation S shall be issued initially in the form of the Regulation S Temporary Global Bond, which shall be deposited on behalf of the purchasers of the Bonds represented thereby with the Trustee, at its New York office, as custodian for the Registered Depositary, and registered in the name of the Registered Depositary or the nominee of the Registered Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of a written certificate from the Registered Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Bond (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Bond bearing a Private Placement Legend, all as contemplated by Section
                                                                -------
2.9(a)(ii) hereof).  Following the termination of the Restricted Period,
----------
beneficial interests in the Regulation S Temporary Global Bond shall be exchanged for beneficial interests in Regulation S Permanent Global Bonds pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Bonds, the Trustee shall cancel the Regulation S Temporary Global Bond. The aggregate principal amount of the Regulation S Temporary Global Bond and the Regulation S Permanent Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Registered Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) Euroclear and Cedel Procedures Applicable.  The provisions of the
              -----------------------------------------
"Operating Procedures of the Euroclear System" and "Terms and Conditions

Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Bond and the Regulation S Permanent Global Bonds that are held by Participants through Euroclear or Cedel.

          Section 2.6  Execution of Bonds.  The Bonds shall be executed on
                       ------------------
behalf of the Issuer by an Authorized Representative. The signature of any such Authorized Representative on the Bonds may be manual or facsimile.

          Bonds bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Issuer shall bind the Issuer notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

          Section 2.7  Temporary Bonds.  Pending the preparation of permanent
                       ---------------
Bonds of any series pursuant to Section 2.10, the Issuer may execute, and upon
                                ------------
receipt of an Issuer Order, the Trustee shall authenticate and make available for delivery, temporary Bonds of such series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the permanent Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing such Bonds may determine, as evidenced by their execution of such Bonds.

          If temporary Bonds of any series are issued, the Issuer shall cause permanent Bonds of such series to be prepared without unreasonable delay. After the preparation of permanent Bonds of such series, the temporary Bonds of such series shall be exchangeable for permanent Bonds of such series upon surrender of the temporary Bonds of such series at the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds of any series, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor, permanent Bonds of such series of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Bonds of any series shall in all respects be entitled to the same benefits under this Indenture as permanent Bonds of such series.

          Section 2.8  Registration; General Restrictions on Transfer and
                       --------------------------------------------------
Exchange.  The Issuer shall cause to be kept at the Corporate Trust Office of
--------
the Security Registrar a register which, subject to such reasonable regulations as the Issuer may prescribe, shall provide for the registration of Bonds and for the registration of transfers and exchanges of Bonds. This register and, if there shall be more than one Security Registrar, the combined registers maintained by all such Security Registrars, are herein sometimes referred to as the "Security Register". The
     -----------------

Trustee is hereby appointed Security Registrar for the purpose of so keeping the Security Register and registering Bonds and transfers and exchanges of Bonds as herein provided.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Bond other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          If a Person other than the Trustee is appointed by the Issuer as Security Registrar, the Issuer shall give the Trustee prompt written notice of the appointment of a Security Registrar and of the location, and any change in the location, of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Security Register as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds.

          Subject to the other restrictions on transfers and exchanges set forth herein, at the option of the Holder, Bonds of any series may be exchanged for other Bonds of the same series to be registered in the name of such Holder, of authorized denominations and of like tenor, maturity, interest rate and aggregate principal amount, upon surrender of the Bonds to be exchanged at any office or agency maintained for such purpose pursuant to Section 9.11. Whenever
                                                         ------------
any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, the Bonds which the Holder making the exchange is entitled to receive. The Issuer shall execute and deliver to the Trustee from time to time, for safekeeping and subsequent authentication, a stock of definitive registered Bonds of each series in such quantities as the Issuer, after consultation with the Trustee, determines to be sufficient to permit the issuance of definitive Bonds and the exchanges contemplated by this Section 2.8.
                     -----------

          Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer, and the Security Registrar or any transfer agent, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

          Section 2.9    Transfer and Exchange.
                         ---------------------

          (a) Transfer and Exchange of Global Bonds.  A Global Bond may not be
              -------------------------------------
transferred as a whole except by the Registered Depositary to a nominee of the

Registered Depositary, by a nominee of the Registered Depositary to the Registered Depositary or to another nominee of the Registered Depositary, or by the Registered Depositary or any such nominee to a successor Registered Depositary or a nominee of such successor Registered Depositary. All Global Bonds will be exchanged by the Issuer for Definitive Bonds if (i) the Issuer delivers to the Trustee notice from the Registered Depositary that it is unwilling or unable to continue to act as Registered Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Registered Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Registered Depositary, (ii) the Issuer in its sole discretion determines that the Global Bonds (in whole but not in part) should be exchanged for Definitive Bonds and delivers a written notice to such effect to the Trustee or (iii) after the occurrence of an Event of Default, beneficial owners holding interests representing an aggregate principal amount of Bonds of not less than 51% of the Bonds represented by the Global Bonds advise the Trustee through the Registered Depositary in writing that the continuation of a book-entry system through the Registered Depositary with respect to the Bonds is no longer in such owner's best interests; provided that
                                                                  --------
in no event shall the Regulation S Temporary Global Bond be exchanged by the Issuer for Definitive Bonds prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of any of the events in clauses (i) through (iii) of the preceding sentence, the Trustee shall, by forwarding any notice received by the Trustee from the Issuer, be deemed to have notified all Persons who hold a beneficial interest in the Global Bond through participants in the Registered Depositary or indirect participants through participants in the Registered Depositary of the availability of definitive Bonds. Upon surrender by the Registered Depositary of the Global Bond and receipt of instructions for re-registration, the Security Registrar will exchange the Global Bond for an equal aggregate principal amount of definitive Bonds. Global Bonds also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Bond
                           ------------     ----
authenticated and delivered in exchange for, or in lieu of, a Global Bond or any portion thereof, pursuant to this Section 2.9 or Sections 2.7 or 2.10 hereof,
                                  -----------    ------------    ----
shall be authenticated and delivered in the form of, and shall be, a Global Bond. A Global Bond may not be exchanged for another Bond other than as provided in this Section 2.9(a); however, beneficial interests in a Global Bond
                 --------------
may be transferred and exchanged as provided in Section 2.9(b), (c) or (f)
                                                --------------  ---    ---
hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Bonds.
              -----------------------------------------------------------------
The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Registered Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Bonds shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Bonds also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Bond. Beneficial interests in any Restricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Bond in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of
                              --------  -------
the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Bond may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section
                                                                 -------
2.9(b)(i).
---------

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Bonds. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.9(b)(i) above, the transferor of
                                  -----------------
such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Registered Depositary in accordance with the Applicable Procedures directing the Registered Depositary to credit or cause to be credited a beneficial interest in another Global Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Registered Depositary in accordance with the Applicable Procedures directing the Registered Depositary to cause to be issued a Definitive Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Registered Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Bond shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Bonds be
                          --------
issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Bond prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.9(f) hereof, the requirements of this
                              --------------
Section 2.9(b)(ii) shall be deemed to have been satisfied upon receipt by the
------------------
Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Bonds. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Bonds contained in this Indenture and the Bonds or otherwise applicable under the

Securities Act, the Trustee shall adjust the principal amount of the relevant Global Bond(s) pursuant to Section 2.9(h) hereof.
                           --------------

          (iii) Transfer of Beneficial Interests to Another Restricted Global Bond. A beneficial interest in any Restricted Global Bond may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Bond if the transfer complies with the requirements of
Section 2.9(b)(ii) above and the Security Registrar receives the following:
------------------

                (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Bond, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Bond or the Regulation S Global Bond, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Bond for Beneficial Interests in the Unrestricted Global Bond. A beneficial interest in any Restricted Global Bond may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Bond or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond if the exchange or transfer complies with the requirements of Section 2.9(b)(ii) above and:
                ------------------

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Security Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Bond has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.4 hereof, the Trustee shall authenticate one or more
                -----------
Unrestricted Global Bonds in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

              Beneficial interests in an Unrestricted Global Bond cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Bond.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Bonds.
              -----------------------------------------------------------------

              (i) Beneficial Interests in Restricted Global Bonds to Restricted Definitive Bonds. If any holder of a beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Restricted Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Bond, then, upon receipt by the Security Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Restricted Definitive Bond, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item
     (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item
     (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.9(h) hereof,
                                                       --------------
     and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest in a Restricted Global Bond pursuant to this Section
                                                                      -------
     2.9(c) shall be registered in such name or names and in such authorized
     ------
     denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Registered Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Bonds to the Persons in whose names such Bonds are so registered. Any Definitive Bond issued in exchange for a beneficial interest in a Restricted Global Bond pursuant to this Section
                                                                      -------
     2.9(c)(i) shall bear the
     ---------

     Private Placement Legend and shall be subject to all restrictions on transfer contained therein.


               (ii)  Beneficial Interests in Regulation S Temporary Global
Bond to Definitive Bonds. Notwithstanding Sections 2.9(c)(i)(A) and (C) hereof,
                                          ---------------------     ---
a beneficial interest in the Regulation S Temporary Global Bond may not be exchanged for a Definitive Bond or transferred to a Person who takes delivery thereof in the form of a Definitive Bond prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

               (iii) Beneficial Interests in Restricted Global Bonds to Unrestricted Definitive Bonds. A holder of a beneficial interest in a Restricted Global Bond may exchange such beneficial interest for an Unrestricted Definitive Bond or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Bond only if:

                     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                     (D) the Security Registrar receives the following:

                         (1) if the holder of such beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Definitive Bond that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Bond that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv)   Beneficial Interests in Unrestricted Global Bonds to
                 ----------------------------------------------------
Unrestricted Definitive Bonds.  If any holder of a beneficial interest in an
-----------------------------
Unrestricted Global Bond proposes to exchange such beneficial interest for a Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Bond, then, upon satisfaction of the conditions set forth in Section 2.9(b)(ii) hereof, the Trustee shall cause
                            ------------------
the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.9(h) hereof, and the Issuer shall execute and
                        --------------
the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this
Section 2.9(c)(iii) shall be registered in such name or names and in such
-------------------
authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Registered Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Bonds to the Persons in whose names such Bonds are so registered. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this Section 2.9(c)(iii) shall not bear the Private Placement
                 -------------------
Legend.

          (d)  Transfer and Exchange of Definitive Bonds for Beneficial
               --------------------------------------------------------
Interests.
---------

               (i) Restricted Definitive Bonds to Beneficial Interests in Restricted Global Bonds. If any Holder of a Restricted Definitive Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond or to transfer such Restricted Definitive Bonds to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Bond, then, upon receipt by the Security Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

                    (B) if such Restricted Definitive Bond is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Bond is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                    (D) if such Restricted Definitive Bond is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                    (E) if such Restricted Definitive Bond is being transferred to the Issuer or any of its subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

                    (F) if such Restricted Definitive Bond is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Bond, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Bond, in the case of clause
     (B) above, the 144A Global Bond, and in the case of clause (C) above, the Regulation S Global Bond.

               (ii) Restricted Definitive Bonds to Beneficial Interests in Unrestricted Global Bonds. A Holder of a Restricted Definitive Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Restricted Definitive Bond to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule
     144) of either Issuer;

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D)  the Security Registrar receives the following:

                           (1) if the Holder of such Definitive Bonds proposes to exchange such Bonds for a beneficial interest in the Unrestricted Global Bond, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

                           (2) if the Holder of such Definitive Bonds proposes to transfer such Bonds to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Bond, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.9(d)(ii), the Trustee shall cancel the Definitive Bonds and
        ------------------
increase or cause to be increased the aggregate principal amount of the Unrestricted Global Bond.

               (iii) Unrestricted Definitive Bonds to Beneficial Interests in Unrestricted Global Bonds. A Holder of an Unrestricted Definitive Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Definitive Bonds to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Bond and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Bonds.

               If any such exchange or transfer from a Definitive Bond to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Bond has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.4 hereof, the Trustee shall authenticate one or more
                -----------
Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of Definitive Bonds so transferred.

          (e)  Transfer and Exchange of Definitive Bonds for Definitive Bonds.
               --------------------------------------------------------------
Upon request by a Holder of Definitive Bonds and such Holder's compliance with the provisions of this Section 2.9(e), the Registrar shall register the transfer
                       --------------
or exchange of Definitive Bonds. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.9(e).
                   --------------

               (i) Restricted Definitive Bonds to Restricted Definitive Bonds. Any Restricted Definitive Bond may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Bond if the Security Registrar receives the following:

                     (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) Restricted Definitive Bonds to Unrestricted Definitive Bonds. Any Restricted Definitive Bond may be exchanged by the Holder thereof for an Unrestricted Definitive Bond or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Bond if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
     (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D)  the Security Registrar receives the following:

                           (1) if the Holder of such Restricted Definitive Bonds proposes to exchange such Bonds for an Unrestricted Definitive Bond, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

                           (2) if the Holder of such Restricted Definitive Bonds proposes to transfer such Bonds to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Bond, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Unrestricted Definitive Bonds to Unrestricted Definitive Bonds. A Holder of Unrestricted Definitive Bonds may transfer such

Bonds to a Person who takes delivery thereof in the form of an Unrestricted Definitive Bond. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Bonds pursuant to the instructions from the Holder thereof.

          (f)  Exchange Offer.  Upon the occurrence of the Exchange Offer in
               --------------
accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.4, the
                                                           -----------
Trustee shall authenticate (i) one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Bonds tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Bonds and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Definitive Bonds in an aggregate principal amount equal to the principal amount of the Restricted Definitive Bonds accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Bonds, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Bonds to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Bonds so accepted Definitive Bonds in the appropriate principal amount.

          (g)  Legends.  The following legends shall appear on the face of all
               -------
Global Bonds and Definitive Bonds issued under this Indenture or a Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Indenture or a Supplemental Indenture.

               (i)  Private Placement Legend.

                    (A) Except as permitted by subparagraph (B) below, each Global Bond and each Definitive Bond (and all Bonds issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER OF THIS BOND MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS BOND AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS BOND MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
     ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR
     (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS BONDFROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."


                     (B) Notwithstanding the foregoing, any Global Bond or Definitive Bond issued pursuant to subparagraphs (b)(iv), (c)(iii),
     (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.9
                                                                  -----------
     (and all Bonds issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Bond Legend. Each Global Bond shall bear a legend in substantially the following form:

     "THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. THIS GLOBAL BOND IS HELD BY THE REGISTERED DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED BY THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.9(a) OF THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE

     INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR REGISTERED DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER."

               (iii) Regulation S Temporary Global Bond Legend. The Regulation S Temporary Global Bond shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED BONDS, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h)  Cancellation and/or Adjustment of Global Bonds.  At such time as
               ----------------------------------------------
all beneficial interests in a particular Global Bond have been exchanged for Definitive Bonds or a particular Global Bond has been redeemed, repurchased or canceled in whole and not in part, each such Global Bond shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 hereof. At
                                                        ------------
any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond or for Definitive Bonds, the principal amount of Bonds represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Registered Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond, such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Registered Depositary at the direction of the Trustee to reflect such increase.

          (i)  General Provisions Relating to Transfers and Exchanges.
               ------------------------------------------------------

               (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Bonds and Definitive Bonds upon the Issuer's order or at the Security Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Bond or to a Holder of a Definitive Bond for any registration of transfer or exchange, but the Security Registrar and the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.7, 6.6, or 12.6 hereof).
            ------------  ---     ----

               (iii) The Security Registrar shall not be required to register the transfer of or exchange any Bond selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

               (iv) All Global Bonds and Definitive Bonds issued upon any registration of transfer or exchange of Global Bonds or Definitive Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Bonds or Definitive Bonds surrendered upon such registration of transfer or exchange.

               (v) The Security Registrar and the Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Bonds during a period beginning at the opening of business 15 days before the day of any selection of Bonds for redemption under Section 6.2 hereof and ending at the
                                            -----------
close of business on the day of selection, (B) to register the transfer of or to exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part or (C) to register the transfer of or to exchange a Bond between a Record Date and the next succeeding Bond Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Bond, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bonds and for all other purposes, and none of the Trustee, any Authorized Agent or the Issuer shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Bonds and Definitive Bonds in accordance with the provisions of Sections 2.2 and 2.4 hereof.
                                           ------------     ---

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 2.9
                                                                    -----------
to effect a registration of transfer or exchange may be submitted by facsimile.

          Section 2.10   Mutilated, Destroyed Lost and Stolen Bonds.  If (a) any
                         ------------------------------------------
mutilated Bond is surrendered to the Trustee, the Issuer or the Security Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (b) there is delivered to the Issuer, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity of such mutilated, destroyed, lost or stolen Bond, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Security Registrar or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and, upon the Issuer's request, the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of the same series and of like tenor and principal amount, bearing a number not then outstanding. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such new Bond from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

          Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Issuer, upon satisfaction of the conditions set forth in clauses (a) and (b) of the preceding paragraph, may, instead of issuing a new Bond, pay such Bond.

          Upon the issuance of any new Bond under this Section 2.10, the Issuer
                                                       ------------
may require the payment of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses connected therewith.

          Every new Bond issued pursuant to this Section 2.10 in lieu of any
                                                 ------------
mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture and the Security Documents equally and proportionately with any and all other Bonds duly issued hereunder.

          The provisions of this Section 2.10 are exclusive and shall preclude
                                 ------------
(to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

          Section 2.11   Payment of Principal and Interest; Principal and
                         ------------------------------------------------
Interest Rights Preserved.  Principal of or interest on any Bond that is
-------------------------
payable, and punctually paid or duly provided for, on any Bond Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such principal or interest. Payment of principal of and interest on the Bonds of any series shall (to the extent there are sufficient Available Funds) be made at the Place of Payment (or, if such office is not in the Borough of Manhattan, The City of New York, at either such office or an office to be maintained in such Borough), or by check or in another manner or manners if so provided in the Series Supplemental Indenture creating the

Bonds of such series, except for the final installment of principal payable with respect to a Bond, which shall (to the extent there are sufficient Available Funds) be payable as provided in Section 6.5 (in the case of Bonds redeemed) or
                                 -----------
payable upon presentation and surrender of such Bond at the Place of Payment.

          Any principal of or interest on any Bond of any series that is payable, but is not punctually paid or duly provided for, on any Bond Payment Date for an installment of principal or payment of interest shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and such Overdue Interest or Overdue Principal may be paid, except as otherwise provided in Article III, by the Issuer, at its election, in each case as provided in
   -----------
paragraph (a) or paragraph (b) below:

          (a) The Issuer may elect to make payment of all or any portion of such Overdue Interest or Overdue Principal, to the extent there are sufficient Available Funds, to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) in respect of which Overdue Interest or Overdue Principal is outstanding are registered at the close of business on a Special Record Date for the payment of such Overdue Interest or Overdue Principal, which shall be fixed in the following manner. The Issuer shall notify the Trustee and the Paying Agent in writing of the amount of Overdue Interest or Overdue Principal proposed to be paid on each Bond of such series and the date of the proposed payment, and concurrently there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Overdue Interest or Overdue Principal or there shall be made arrangements acknowledged by the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Overdue Interest or Overdue Principal as provided in this paragraph. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Overdue Interest or Overdue Principal (together with other amounts payable with respect to such Overdue Interest or Overdue Principal) which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer and the Security Registrar of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Overdue Interest or Overdue Principal and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of a Bond of such series at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Overdue Interest or Overdue Principal and the Special Record Date therefor having been mailed as aforesaid, such Overdue Interest or Overdue Principal shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph
(b).

          (b) Subject to the provisions of the other Financing Documents, the Issuer may make, or cause to be made, payment of any Overdue Interest or Overdue Principal (together with other amounts payable with respect to such Overdue Interest or Overdue Principal) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds in respect of which Overdue Interest or Overdue Principal is outstanding may be listed, and, upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed reasonable by the Trustee.

          Subject to the foregoing provisions of this Section 2.11, each Bond
                                                      ------------
delivered under this Indenture upon registration of transfer, of or in exchange for, or in lieu of, any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

          Section 2.12   Persons Deemed Owners.  Subject to Section 2.11, prior
                         ---------------------              ------------
to due presentment of a Bond for registration of transfer, the Person in whose name any Bond is registered shall be deemed to be the owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, regardless of any notice to anyone to the contrary.

          Section 2.13   Cancellation; Purchase by the Issuer.  (a)  All Bonds
                         ------------------------------------
surrendered for payment, redemption, credit against any sinking fund payment or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation. The Issuer may at any time deliver to the Trustee for cancellation (i) any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever or (ii) any Bond to be replaced by a Bond identical to the Bond to be cancelled, other than with respect to provisions thereof amended in accordance with the terms of this Indenture, and all Bonds so delivered shall be promptly cancelled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section 2.13, except
                                                           ------------
as expressly permitted by this Indenture. All cancelled Bonds held by the Trustee shall be disposed of by the Trustee in accordance with its policy of disposal.

          (b) The Issuer may at any time purchase any Bond in the open market or otherwise at any price and any Bond so purchased by the Issuer will not be deemed to have been redeemed or cancelled until that Bond has been surrendered to the Trustee for cancellation in accordance with Section 2.13(a) and may not
                                                   ---------------
be re-issued or re-sold.

          Section 2.14   Dating of Bonds; Computation of Interest.  (a)  Except
                         ----------------------------------------
as otherwise provided in the Series Supplemental Indenture relating to the Bonds of a series, each Bond of such series shall be dated the date of its authentication.

          (b) Except as otherwise provided in the Series Supplemental Indenture relating to the Bonds of a series, interest on the Bonds of such series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          Section 2.15   Source of Payments Limited; Rights and Liabilities of
                         -----------------------------------------------------
the Issuer.  Except as otherwise specifically provided in this Indenture or the
----------
other Financing Documents, all payments of principal, premium, if any, and interest to be made in respect of the Bonds and this Indenture shall be made only from the assets of the Issuer and the income and proceeds received by the Trustee or the Administrative Agent pursuant to the Financing Documents and allocable to the Trustee therefrom. Each Holder, by its acceptance of a Bond, agrees that (a) it will look solely to the assets of the Issuer and the income and proceeds received by the Trustee or the Administrative Agent pursuant to the Financing Documents and allocable to the Trustee therefrom to the extent available for distribution to such Holder as herein provided or as provided in the Security Documents and (b) recourse shall be otherwise limited in accordance with Section 14.1.
     ------------

          Section 2.16   Parity of Bonds.  All Bonds of a series issued and
                         ---------------
Outstanding hereunder rank on a parity with each other Bond of the same series and with all Bonds of each other series, and each Bond of a series shall be secured equally and ratably by this Indenture and the Security Documents with each other Bond of the same series and with all Bonds of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Bond of a series shall be entitled to the same benefits and security in this Indenture and the Security Documents as each other Bond of the same series and with all Bonds of each other series.

                                  ARTICLE III
                            ESTABLISHMENT OF FUNDS

          Section 3.1    Establishment of Indenture Funds and Sub-Funds.  The
                         ----------------------------------------------
Securities Intermediary hereby establishes the following special, segregated and irrevocable cash collateral funds and sub-funds in the form of non-interest bearing accounts (each such Indenture Fund being (or to be, when established) a "securities account" as such term is defined in Section 8-501(a) of the New York
UCC), which shall be maintained at all times until the termination of this
Indenture:

          (i)  Bond Fund; and

          (ii) an Interest Sub-Fund, a Principal Sub-Fund and a Redemption Sub-Fund created within the Bond Fund.

          Certain additional sub-funds within certain of the Indenture Funds may be established and created from time to time in accordance with this Article
                                                                     -------
III.
---

          All such amounts shall constitute a part of the Indenture Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Issuer until applied as hereinafter provided.

          Section 3.2    Security Interest.  As collateral security for the
                         -----------------
prompt and complete payment and performance when due of all the Bonds, the Issuer has pledged, assigned, hypothecated and transferred to the Trustee for the benefit of the Trustee and the Holders, and has granted to the Trustee for the benefit of the Trustee and the Holders, a Lien on and security interest in and to, (a) each Indenture Fund and (b) all cash, investments and securities at any time on deposit in any Indenture Fund, including all income or gain earned thereon.

          Section 3.3    Bond Fund.  The following amounts received by the
                         ---------
Trustee shall be deposited as promptly as practicable into the Bond Fund directly upon receipt from the Administrative Agent or as soon as practicable after receipt, in each case in accordance with this Section 3.3: (i) all
                                                    -----------
payments received from the Administrative Agent in respect of interest payable on the Bonds; (ii) all payments received from the Administrative Agent in respect of principal payable of the Bonds; (iii) all payments received from the Administrative Agent in respect of any redemption, in whole or in part, of the Bonds; (iv) all payments received from the Administrative Agent in respect of any withdrawal from the Debt Service Reserve Account pursuant to Section 3.6 of
                                                                 -----------
the Deposit and Disbursement Agreement; (v) any amounts earned from the investment of the moneys in any of the Bond Fund, Interest Sub-Fund, Principal Sub-Fund or Redemption Sub-Fund pursuant to Section 3.7; and (vi) all other
                                            -----------
amounts (howsoever earned) and proceeds of any nature whatsoever received from the Administrative Agent in respect of the Bonds. The Issuer hereby agrees and confirms (x) that it has irrevocably instructed each of the Collateral Agent and the Administrative Agent and (y) that each of the Collateral Agent and the Administrative Agent has received such instruction, to make all such payments directly to the Trustee for deposit in the Bond Fund in accordance with the terms of this Section 3.3. If, notwithstanding the foregoing, any such amounts
              -----------
are remitted directly to the Issuer (or any Affiliate of the Issuer), the Issuer shall (or shall cause any such Affiliate to) hold such payments in trust for the Trustee and shall promptly remit such payments to the Trustee for deposit in the Bond Fund, in the form received, with any necessary endorsements.

                   (i) Upon the deposit into the Bond Fund of any payment in respect of interest on the Bonds pursuant to the Deposit and Disbursement

Agreement (other than as described in clause (iii) immediately below), the Trustee shall separately segregate such payments in the Interest Sub-Fund of the Bond Fund until application of such amounts pursuant to Section 3.4.
                                                        -----------

                  (ii) Upon the deposit into the Bond Fund of any payment in respect of principal of the Bonds pursuant to the Deposit and Disbursement Agreement (other than as described in clause (iii) immediately below), the Trustee shall separately segregate such payments in the Principal Sub-Fund of the Bond Fund until application of such amounts pursuant to Section 3.5.
                                                            -----------

                  (iii)  Upon the deposit into the Bond Fund of the proceeds of any payment in respect of any redemption pursuant to the Deposit and Disbursement Agreement, the Trustee shall separately segregate such payments in the Redemption Sub-Fund of the Bond Fund until application of such amounts pursuant to Section 3.6 and Article VI.
            -----------     ----------

                  (iv) In the event the Trustee receives moneys in respect of Bonds without adequate written instruction with respect to the proper sub-fund into which such moneys are to be deposited, the Trustee shall deposit such moneys into the Bond Fund and segregate such moneys from all other amounts on deposit in the Bond Fund and notify the Issuer of the receipt of such moneys. Upon receipt of' written instructions from the Issuer, the Trustee shall transfer such moneys to the Interest Sub-Fund, the Principal Sub-Fund or the Redemption Sub-Fund of the Bond Fund as specified by the Issuer.

          Section 3.4    Interest Sub-Fund; Application of Moneys in Interest
                         ----------------------------------------------------
Sub-Fund.  Subject to the provisions of Section 2.11, the Issuer hereby
--------                                ------------
irrevocably authorizes the Trustee on each Payment Date to make withdrawals of moneys to the extent then available in the Interest Sub-Fund of the Bond Fund and not segregated for any specific purpose and to apply such moneys in the following order:

                  (i)  First:  to the payment of all Overdue Interest on the
                       -----
     Outstanding Bonds, among all Bonds as to which there is Overdue Interest without any preference or priority as to series or maturity, pro rata as to
                                                                  --- ----
     the amount of interest due; and

                  (ii) Second:  after making the payment specified in clause
                       ------
     (i), to the payment of all interest then due and payable on the Outstanding Bonds, without any preference or priority as to series or maturity, pro
                                                                         ---
     rata as to the amount of interest due.
     ----

          Section 3.5    Principal Sub-Fund; Application of Moneys in Principal
                         ------------------------------------------------------
Sub-Fund.  Subject to the provisions of Section 2.11, the Issuer hereby
--------                                ------------
irrevocably authorizes the Trustee on each Payment Date to make withdrawals of moneys to the extent then available in the Principal Sub-Fund of the Bond Fund and not segregated for any specific purpose and to apply such monies in the following order:

                  (i)    First:  to the payment of all Overdue Principal of the
                         -----
     Outstanding Bonds among all Bonds as to which there is Overdue Principal without any preference or priority as to series or maturity, pro rata as to
                                                                  --- ----
     the amount of principal due; and

                  (ii)   Second: after making the payment specified in clause
                         ------
     (i), to the payment of all principal then due and payable on the Outstanding Bonds, without any preference or priority as to series or maturity, pro rata as to the amount of principal due.
               --- ----

          Section 3.6    Redemption Sub-Fund; Application of Moneys in
                         ---------------------------------------------
Redemption Sub-Fund.  The Issuer hereby irrevocably authorizes the Trustee, on
-------------------
each Redemption Date, to make withdrawals of moneys to the extent then available in the Redemption Sub-Fund of the Bond Fund and not segregated for any specific purpose and to apply such moneys in the following order:

                  (i)    First: to the payment of all Overdue Principal and
                         -----
     premium, if any, of the Outstanding Bonds among all Bonds as to which there is Overdue Principal without any preference or priority as to series or maturity, pro rata as to the amount of principal due; and
               --- ----

                  (ii)   Second: after making the payment specified in clause
                         ------
     (i), to the payment of principal of the Outstanding Bonds, without any preference or priority as to series or maturity, pro rata as to the amount
                                                      --- ----
     of principal due.

          Section 3.7    Investment of Funds.  Moneys held in any Indenture Fund
                         -------------------
created by and held under this Indenture shall be invested and reinvested in Permitted Investments at the written direction (which may be in the form of a standing instruction) of an Authorized Representative of the Issuer; provided
                                                                     --------
however, that at any time when (a) a Responsible Officer of the Trustee has
-------
received written notice that an Event of Default shall have occurred and be continuing or (b) an Authorized Representative of the Issuer has not timely furnished such a written direction or, after a request by the Trustee, has not so confirmed a standing instruction to the Trustee, the Trustee shall invest such moneys only in Permitted Investments of the type specified in clause (vi) of the definition of Permitted Investments, provided that the Trustee shall have
                                            --------
no obligation to obtain the highest yield. Such investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such Indenture Funds, but in no event shall such investments mature more than 180 days after the date acquired. The Trustee may at any time and from time to time liquidate any or all of such investments prior to their maturity as needed in order to effect the withdrawals contemplated by this Article III. In the event any such investments are redeemed prior to the
     -----------
maturity thereof or at any other time, the Trustee shall not be liable for any loss or penalties relating thereto. Any income or gain realized from such investments shall be deposited into the Indenture Fund from which such moneys came. Any loss shall be charged to the applicable Indenture Fund. The Trustee shall not be liable for any such loss other than by reason of its willful misconduct or gross negligence. For purposes of any income tax payable on account of any income or gain on an investment, such income or gain shall be for the account of the Issuer.

          Section 3.8    Disposition of Indenture Funds Upon Retirement of
                         -------------------------------------------------
Bonds.  Upon the payment in full of the principal of and interest on all series
-----
of Bonds such that no Bonds are Outstanding, and after payment to the Trustee of all amounts, if any, due to the Trustee in respect of this Indenture and the other Transaction Documents, all amounts held in the Indenture Funds shall be transferred to the Issuer upon its written request.

          Section 3.9    Fund Balance Statements.  The Trustee shall, on a
                         -----------------------
monthly basis and at such other times as the Issuer may from time to time reasonably request, provide to the Issuer fund balance statements in respect of each of the Indenture Funds, sub-funds and amounts segregated in any of the Indenture Funds. Such balance statements shall also include deposits, withdrawals and transfers from and to any Indenture Fund, sub-fund or segregated amount.

                                  ARTICLE IV
                             AFFIRMATIVE COVENANTS
                             ---------------------

          Section 4.1    Affirmative Covenants of the Issuer.  The Issuer hereby
                         -----------------------------------
covenants and agrees, for so long as any Bonds are Outstanding hereunder or under any Series Supplemental Indenture, as follows:

          (a)  Maintenance of Existence and Properties. The Issuer shall at all
               ---------------------------------------
times (i) preserve and maintain in full force and effect (A) its existence and its good standing under the laws of the State of Delaware and (B) its qualification to do business in each other jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect, and (ii) preserve and maintain
(A) good and marketable title to or valid leasehold or other rights to or in the Project, the Site and all other Collateral owned or leased by it (subject only to Permitted Liens and to the Issuer's ability to sell, lease, transfer or otherwise dispose of any such property in accordance with Section 5.1(g)) and
                                                          ---------------
(B) a valid and subsisting grant of the Easements, except in the case of clauses (ii)(A) and (ii)(B) where the failure to so preserve and maintain would not reasonably be expected to result in a Material Adverse Effect.

          (b)  Maintenance of Government Approvals.  The Issuer shall obtain and
               -----------------------------------
maintain, or cause to be obtained and maintained, in full force and effect all Governmental Approvals required to be obtained in the name of the Issuer from time to time in connection with (i) the ownership, operation and maintenance of the Project as contemplated by the Project Documents and (ii) the issuance of the Bonds, the borrowing by the Issuer under the Financing Documents and the execution, delivery and performance by the Issuer of the Transaction Documents to which it is a party, except, in either case, where failure to so obtain or maintain any such Governmental Approval could not reasonably be expected to result in a Material Adverse Effect. The Issuer shall furnish copies of any material Governmental Approvals obtained or made after the Closing Date to the Trustee, the Collateral Agent and the Independent Engineer promptly upon receipt.

          (c)  Compliance with Laws and Governmental Approvals. The Issuer shall
               -----------------------------------------------
comply with (a) all Applicable Laws and Governmental Approvals and (b) the terms of each Project Document, except, in either case, where noncompliance could not reasonably be expected to result in a Material Adverse Effect.

          (d)  Insurance.  The Issuer shall maintain or cause to be maintained
               ---------
insurance at substantially the same levels as in effect on the Closing Date or such greater level of insurance as Prudent Utility Practices would dictate unless (i) the Issuer provides to the Trustee a report from the Insurance Consultant that such insurance (A) is no longer needed, (B) is no longer material in relation to the property of the Issuer and its business or (C) is no longer appropriate in the context of Prudent Utility Practices, or (ii) if any such insurance is not available on commercially reasonable terms, the best similar insurance or other risk management tool available on commercially reasonable terms shall be obtained and maintained. In the case of clause (ii), a certificate of an independent national insurance broker and an Officer's Certificate shall be provided attesting to the fact that such insurance is not available on commercially reasonable terms and that the insurance (or other risk management tool) provided is the best similar insurance (or other risk management tool) that is available on commercially reasonable terms. All policies of insurance shall name the Collateral Agent as an additional insured or loss payee pursuant to a loss payee/mortgagee clause in a form approved by the Insurance Consultant. A general description of the insurance in effect on the Closing Date is attached hereto as Schedule I.

          (e)  Pari Passu.  The Issuer will cause its payment obligations with
               ----------
respect to the Bonds to constitute direct senior secured obligations of the Issuer and to rank senior in priority of payment, in right of security and in all other respects to all other Indebtedness of the Issuer, except that the Bonds will rank pari passu with any other Senior Secured Obligations (except for the Trustee's Lien granted pursuant to Section 9.5) issued in accordance with the terms of the Financing
            -----------
Documents and any Permitted Indebtedness described in clause (i) of Section
                                                                    -------
5.1(c).
------

          (f)  Information:  The Issuer shall deliver to the Trustee, the
               -----------
Collateral Agent, the Rating Agencies and, with respect to clauses (i) and (ii), any Holder or owner of a beneficial interest in a Global Bond upon request (which request may indicate that it is a continuing request for such information until further notice from such Holder or such owner of a beneficial interest in a Global Bond to the contrary):

               (i) As soon as available but, in any event, within 60 days after the close of each of the first three quarterly accounting periods in each Fiscal Year (commencing with the quarter ending December 31, 2001), a complete unaudited balance sheet of the Issuer as at the end of such quarterly period with related statements of income and capital and statements of cash flows for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, prepared in accordance with GAAP (but without footnotes), consistently applied and setting forth comparative unaudited figures for the related periods in the prior Fiscal Year, all of which shall be accompanied by a certificate of an Authorized Representative of the Issuer to the effect that such financial statements present fairly the financial condition and results of operation of the Issuer on the dates and for the periods indicated, subject to normal year-end audit adjustments;

               (ii) As soon as available but, in any event, within 120 days after the close of each Fiscal Year (commencing with the Fiscal Year ended September 30, 2001), the following: (A) a balance sheet of the Issuer as at the end of such Fiscal Year with the related statements of income and capital and statements of cash flows for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year and certified by the Independent Accountants or a nationally recognized independent accounting firm (the "Auditors") (all such statements being in
                                       --------
     agreement with the Issuer's books of account and prepared in accordance with GAAP, consistently applied); and (B) a report or other written communication from the Auditors indicating whether, in the course of their regular audit of the financial statements of the Issuer, the Auditors obtained knowledge of any Default or Event of Default which has occurred and is continuing (and, in the event the Auditors obtained any such knowledge, indicating the nature of such Default or Event of Default);

               (iii) At the time of the delivery of the financial statements provided for in clause (i) or (ii) immediately above, a certificate of an

     Authorized Officer of the Issuer to the effect that, to such Authorized Officer's Knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Issuer is taking or proposes to take in response thereto;

               (iv) (A) Promptly, but in all cases within 10 Business Days after the Issuer obtains Knowledge thereof, notice of any event which constitutes a Default or an Event of Default, specifying the nature of such Default or Event of Default and any steps the Issuer is taking or proposes to take to remedy the same, and (B) promptly, and in any event within 10 Business Days after the Issuer obtains Knowledge thereof, notice of:

                         (1) any litigation, arbitration or governmental proceeding (other than any governmental proceeding in the ordinary course of business) pending (a) against the Issuer or (b) with respect to any Transaction Document to which the Issuer is a party, which, in either case, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

                         (2)  the occurrence and continuance of any
          Expropriation Event that could reasonably be expected to give rise to Expropriation Proceeds in an amount in excess of $5,000,000;

                         (3) any change in the Authorized Representatives of the Issuer, accompanied by certified specimen signatures of any Authorized Representatives so appointed;

                         (4) (a) any actual or proposed cure plan, termination, rescission or discharge (otherwise than by performance) under any Material Project Document, and (b) any actual amendment of any provision of any Material Project Document or actual waiver of any provision of any Material Project Document;

                         (5) (a) any report, notice, correspondence received or initiated by the Issuer relating to any Governmental Approval or any other license or authorization necessary for the performance by the Issuer of its obligations under the Transaction Documents and (b) any report, notice, correspondence or other documents relating to defaults, force majeure events, instances of non-compliance, achievement of milestones and other similar events received or initiated by the Issuer under the Material Project Documents, in each case which report, notice, correspondence and other document is received or initiated other than in the ordinary course of business and which could reasonably be expected to result in a Material Adverse Effect;

                    (6) any notice received by the Issuer purporting to cancel or materially alter the terms of any insurance policy which the Issuer is required to maintain pursuant to clause (d) of this Section 4.1; or
                                                                 -----------

                    (7) any pending Environmental Claim against the Issuer which involves a claim or claims in excess of $5,000,000 or could reasonably be expected to result in a Material Adverse Effect.

          (g) Securities Act Information:  So long as any of the Bonds are
              --------------------------
"restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, unless at the time the Issuer is subject to and in compliance with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, the Issuer shall provide to the Trustee, and, upon request, to any Holder or beneficial owner of an interest in a Global Bond or any prospective purchaser of Bonds designated by a Holder or beneficial owner of an interest in a Global Bond, the information described in Rule 144A(d)(4) under the Securities Act. At any time after a registration statement with respect to the Bonds shall have been filed with and declared effective by the SEC, and notwithstanding that the Issuer may no longer be required to do so pursuant to the Exchange Act or the rules and regulations promulgated thereunder, the Issuer shall provide to the Trustee and each Holder such periodic and other reports that the Issuer would be required to file if it were subject to Sections 13 or 15(d) of the Exchange Act (within the time limits prescribed in Section 4.1(f) with regard to quarterly and annual reports); provided that, with the consent of Holders of a majority in
                     --------
principal amount of the Outstanding Bonds, the Issuer may be relieved of its obligation to provide such reports if the Issuer is not required to do so pursuant to the Exchange Act or the rules and regulations promulgated thereunder.

          (h) Operation and Maintenance.  The Issuer shall, or shall cause the
              -------------------------
Operator, to use, maintain and operate the Project and the Site in compliance with Prudent Utility Practices, all Applicable Laws and Governmental Approvals and the Project Documents except, in each case, where such non-compliance could not reasonably be expected to result in a Material Adverse Effect.

          (i) Annual Operating Budget.  Not later than November 1 of each year,
              -----------------------
the Issuer shall submit to the Independent Engineer a proposed annual operating budget for the following calendar year, detailed by month (the "Annual Operating
                                                                ----------------
Budget").  Each Annual Operating Budget shall be, in all material respects,
------
consistent with the provisions of the Project Documents and shall specify the Issuer's good faith estimate of the power sales pursuant to the Power Sales

Agreements and/or sales into the market, as applicable, the rates and revenues for such sales, all O&M Costs and working capital requirements, all Major Maintenance Expenditures, a forecast of personnel to operate and maintain the Project and a periodic inspection, maintenance and repair schedule, in each case, for the applicable year. To the extent the Independent Engineer shall have provided its comments, if any, to the Issuer within 30 days of the Independent Engineer's receipt of the proposed Annual Operating Budget, the Issuer shall reasonably consider such comments in its preparation of a final Annual Operating Budget, which shall then be provided to the Trustee, the Collateral Agent and the Independent Engineer.

          (j) Major Maintenance Plan.  The Issuer shall include in each Annual
              ----------------------
Operating Budget a re-assessment of (i) the anticipated scheduling and probable cost of Major Maintenance Expenditures for such year, and (ii) the Major Maintenance Reserve Requirement. The Major Maintenance Reserve Requirement shall be modified in accordance with Section 3.7 of the Deposit and Disbursement
                                     -----------
Agreement.

          (k) Insurance Report.  Within 120 days after the end of each Fiscal
              ----------------
Year, the Issuer shall submit to the Trustee and the Collateral Agent an Officer's Certificate of the Issuer confirming that all insurance policies required pursuant to clause (d) of this Section 4.1 are in full force and effect
                                        -----------
on the date thereof.

          (l) Right of Inspections.  Subject to requirements of Applicable Law
              --------------------
and safety requirements, and upon reasonable notice, the Issuer shall permit the Independent Engineer, the Trustee and the Collateral Agent or any agents or representatives of any of the foregoing, from time to time, as the Independent Engineer, the Trustee or the Collateral Agent may desire during normal business hours (i) to conduct reasonable inspections and examinations of the Project and the records of the Issuer relating to the Project and (ii) to discuss the affairs, finances and accounts of the Issuer with the principal officers of DEI, PERC and the Auditors.

          (m) Actions to Maintain EWG Status.  The Issuer shall use all
              ------------------------------
reasonable efforts to maintain its status as an Exempt Wholesale Generator and to maintain the Project's status as an Eligible Facility, and in the event of a loss of either such status, shall act diligently to pursue remedies available to it, unless after the loss of either such status the Issuer shall meet a valid exception to regulation as a public utility under the Public Utility Holding Company Act of 1935 or no such regulation is then applicable because either the Public Utility Holding Company Act of 1935 or the applicable provisions thereof have been repealed.

          (n) Further Assurances.  The Issuer shall take or cause to be taken
              ------------------
all action reasonably required to maintain and preserve the Liens purported to be provided for in the Security Documents. The Issuer shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to the Liens granted in Security Documents) required to maintain and preserve the Liens purported to be provided for in the Security Documents.

          (o) Project Party Buy-Out.  In the event that a Power Purchaser
              ---------------------
notifies the Issuer that such Power Purchaser intends to exercise, whether or not in accordance with the terms and conditions of a Power Sales Agreement to which such Power Purchaser is a party, a right of such Power Purchaser to pay the Issuer to terminate such Power Sales Agreement or to reduce capacity and energy to be sold under such Power Sales Agreement (a "Buy-Out"), the Issuer
                                                       -------
shall provide written notice to the Trustee, the Collateral Agent, the Independent Engineer and the Rating Agencies disclosing the identity of such Power Purchaser and any relevant and available details regarding the Buy-Out.

          (p) New Member.  The Issuer shall cause each person who becomes a
              ----------
member of the Issuer to become a party to each Security Document relating to the interests acquired in the Issuer (and such Security Documents may be so modified without the consent of the Holders or any other Secured Party), and to execute such other documents required to preserve the Liens purported to be granted by the Security Documents and to furnish to the Trustee and the Collateral Agent such documents, certificates or Opinions of Counsel to such person and the Issuer with respect to the foregoing as the Trustee or the Collateral Agent shall reasonably request (in each case in form and substance substantially consistent with the correlative documents, certificates and Opinions of Counsel delivered on the Closing Date).

          (q) Use of Proceeds.  The Issuer shall use the proceeds of the Bonds
              ---------------
for (i) working capital; (ii) financing, legal and consulting fees and expenses associated with the offering of the Bonds; (iii) required funding of the Major Maintenance Account; (iv) payments for residual construction costs under contracts with GE and to other third parties (which the Issuer reasonably believes will amount to approximately $17,323,000); and (v) repayment in full of Indebtedness outstanding under existing intercompany loans provided by the Sponsors and the Members and partial reimbursement of the Sponsors and Members for advances or capital contributions to the Issuer that the Issuer has used to pay the costs of developing, constructing and financing the Project, and for no other purpose. On and after the Closing Date, the Issuer shall retain, in a segregated account, the amount of proceeds it reasonably believes will be payable to GE and other third parties in accordance with clause (iv) above and shall use the funds on deposit therein to pay GE and other third parties for the aforementioned residual construction costs, and shall not use such funds for any other purpose until all amounts payable to GE under the EPC contracts and to other third parties in respect of residual construction costs have been paid in full.

          (r) Taxes.  The Issuer shall, prior to the time penalties shall attach
              -----
thereto, (i) file, or cause to be filed, all tax and information returns that are required to be, or are required to have been, filed by it in any jurisdiction, and (ii) pay or cause to be paid all Taxes shown to be, or to have been, due and payable on such returns and all other Taxes lawfully imposed and payable by it, to the extent the same shall have become due and payable, except to the extent there is a Good Faith Contest thereof by the Issuer.

          (s) Loss Events.  If a Loss Event shall occur, the Issuer shall
              -----------
diligently pursue all rights it may have to compensation in respect of such Loss Event.

          (t) Additional Project Documents.  If the Issuer enters into any
              ----------------------------
Additional Project Document, the Issuer shall take all action reasonably required to cause such Additional Project Document to be or become subject to the Lien of the Security Documents and shall use reasonable efforts to cause the counterparty to such Additional Project Document to execute and deliver a Consent (together with a related legal opinion), each in substantially the form attached hereto as Exhibit A.

          Section 4.2    Information Confidential.  Each Person, including
                         ------------------------
Holders, beneficial owners of Bonds and prospective investors in the Bonds, who receives information from the Issuer pursuant to the terms hereof agrees, by their receipt of such information, to keep confidential such information and not to disclose the same to any other Person without the prior written consent of the Issuer.

                                   ARTICLE V
                               NEGATIVE COVENANTS
                               ------------------

          Section 5.1    Negative Covenants of the Issuer.  The Issuer hereby
                         --------------------------------
covenants and agrees, for so long as any Bonds are Outstanding hereunder or under any Series Supplemental Indenture, as follows:

          (a) Amendments to Project Documents.  The Issuer shall not terminate,
              -------------------------------
amend, waive or modify any of the Material Project Documents (other than a Power Sales Agreement) to which it is a party or exercise any rights it may have to consent to any assignment of any of the Material Project Documents (other than a Power Sales Agreement) by the other Project Party thereto or exercise any option under any of the Material Project Documents to which it is a party unless such termination, amendment, waiver, modification, assignment or exercise: (i) would not reasonably be expected to result in a Material Adverse Effect, as certified in an Officer's Certificate of the Issuer delivered to the Trustee and the Collateral Agent and, if such termination, amendment, waiver, modification, assignment or option would materially change the pricing or volume provisions of, or materially reduce the duration of, such Material Project Document, concurred with in writing by the Independent Engineer; (ii) is reasonably necessary in order to maintain a Power Sales Agreement in full force and effect, as certified in an Officer's Certificate of the Issuer delivered to the Trustee and the Collateral Agent and concurred with in writing by the Independent Engineer; (iii) is necessary in order for the Issuer to be in compliance with Applicable Law or to be able to obtain or maintain, or comply with the terms and conditions of, any Governmental Approval necessary for the Issuer to conduct its business as currently conducted or as proposed to be conducted or to permit the Project to maintain its certification as an Eligible Facility or the Issuer to maintain its certification as an Exempt Wholesale Generator, in each case as certified in an Officer's Certificate of the Issuer delivered to the Trustee and the Collateral Agent and accompanied by an Opinion of Counsel to such effect; or (iv) is the result of (A) a change in tariffs or similar publicly promulgated rates approved by any Governmental Authority which are incorporated by reference into a Project Document or (B) implementation of provisions requiring adjustments to price or volume under, and in accordance with, the terms of a Material Project Document, if the Issuer exercises good faith and commercially reasonable efforts to negotiate price changes under such provisions for adjustments to price so as not to result in a Material Adverse Effect;

          (b) Amendments to Power Sales Agreements.  (i)  The Issuer shall not
              ------------------------------------
terminate, amend, waive any material obligation under, or modify any of the Power Sales Agreements or exercise any rights it may have to consent to any assignment of any of the Power Sales Agreements by the other Project Party party thereto or exercise any option listed on Schedule II-A attached hereto under any
                                         --------------
of the Power Sales Agreements unless such termination, amendment, waiver, modification, assignment or exercise would not reasonably be expected to result in a Material Adverse Effect, as certified in an Officer's Certificate of the Issuer delivered to the Trustee and the Collateral Agent and concurred with in writing by the Independent Engineer.

              (ii) The Issuer shall not exercise any option listed on Schedule
                                                                      --------
II-B attached hereto under any of the Power Sales Agreements unless such
----
exercise would not reasonably be expected to result in a Material Adverse
Effect.

          (c) Indebtedness.  The Issuer shall not, nor shall it permit any of
              ------------
its Subsidiaries to, create or incur or suffer to exist any Indebtedness except as follows, without duplication (all such Indebtedness being referred to hereinafter as "Permitted Indebtedness"):
                ----------------------

              (i) the Senior Secured Obligations (other than Indebtedness incurred in respect of Required Modifications and/or Optional Modifications);

              (ii) purchase money debt or Capital Lease obligations incurred to finance assets of the Issuer that are readily replaceable personal property with a principal amount and capitalized portion not exceeding $5,000,000 in the aggregate outstanding at any time;

              (iii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;

              (iv)    Guarantees of Permitted Indebtedness;

              (v) Indebtedness which is (A) fully subordinated (pursuant to subordination provisions in the form attached as Exhibit F) in right of payment to the Senior Secured Obligations and (B) not secured by any of the Collateral (such Indebtedness, "Subordinated Indebtedness");
                     -------------------------

              (vi)    working capital loans ("Working Capital Loans") which do
                                              ---------------------
not at any time exceed $20,000,000, as Escalated, in aggregate principal amount;

              (vii) Indebtedness incurred under any Debt Service Reserve L/C Agreement;

              (viii) Additional Indebtedness incurred in respect of Required Modifications so long as each of the following conditions have been satisfied:

                      (A) no Default or Event of Default shall have occurred and is continuing, or will result from the incurrence of such Additional Indebtedness; and

                      (B) either (x) each Rating Agency shall confirm that the incurrence of such Additional Indebtedness will not result in a Rating Downgrade or (y) the Debt Service Coverage Ratio for the two quarter period preceding the date such Additional Indebtedness is incurred (for the purposes of this clause (B), the "Incurrence Date") and the Projected Debt
                                       ---------------
     Service Coverage Ratio for the four quarter period succeeding such Incurrence Date (after taking into account the incurrence of such Additional Indebtedness) shall each be greater than or equal to:

                            (1)  1.5 to 1.0; or

                            (2) 1.4 to 1.0, if as of such Incurrence Date, the Issuer is party to Permitted PPAs covering, in the aggregate, at least 25% of the capacity of the Project for the consecutive period of eight full quarters, taken as a whole, following such Incurrence Date; or

                            (3) 1.3 to 1.0, if as of such Incurrence Date, the Issuer is party to Permitted PPAs covering, in the aggregate, at least 50% of the capacity of the Project for the consecutive period of eight full quarters, taken as a whole, following such Incurrence Date; or

                            (4) 1.2 to 1.0, if as of such Incurrence Date, the Issuer is party to Permitted PPAs covering, in the aggregate, at least 75% of the capacity of the Project for the consecutive period of eight full quarters, taken as a whole, following such Incurrence Date; or

                            (5) 1.1 to 1.0, if as of such Incurrence Date, the Issuer is party to Permitted PPAs covering, in the aggregate, 100% of the capacity of the Project for the consecutive period of eight full quarters, taken as a whole, following such Incurrence Date; and

                      (C) The Issuer shall have delivered to the Trustee and the Collateral Agent an Officer's Certificate of the Issuer certifying as to the matters described in clauses (A) and (B) above (including the relevant PPAs). The Issuer shall determine the satisfaction of the conditions in clause (B) based on projections prepared by the Issuer in good faith based upon assumptions consistent in all material respects with the relevant contracts and agreements, the Transaction Documents, historical operations and the Issuer's good faith projections of future revenues and projections of operating and maintenance expenses for the Issuer in light of existing or reasonably expected regulatory and market environments in the markets in which the Project is or will be operated and upon the assumption that there will be no early redemption or prepayment of Indebtedness or that any Indebtedness which matures within such projected periods will be refinanced on reasonable terms. For the avoidance of doubt, the examples set forth on Schedule III hereto illustrate how the applicable
                               ------------
     percentage of capacity shall be calculated in clauses (2), (3), (4) and (5) of Section 5.1(c)(viii)(B) above.

              (ix) Additional Indebtedness incurred in respect of Optional Modifications so long as each of the following conditions have been satisfied:

                      (A) no Default or Event of Default shall have occurred and is continuing, or will result from the incurrence of such Additional Indebtedness; and

                      (B) the Debt Service Coverage Ratio for the two quarter period preceding the date such Additional Indebtedness is incurred (for the purposes of this clause (B), the "Incurrence Date") and the Projected Debt
                                       ---------------
     Service Coverage Ratio for the four quarter period succeeding such Incurrence Date (after taking into account the incurrence of such Additional Indebtedness) shall each be greater than or equal to:

                            (1)  1.7 to 1.0; or

                            (2) 1.6 to 1.0, if as of such Incurrence Date, the Issuer is party to Permitted PPAs covering, in the aggregate, at least 25% of the capacity of the Project for the consecutive period of eight full quarters, taken as a whole, following such Incurrence Date; or

                            (3) 1.45 to 1.0, if as of such Incurrence Date, the Issuer is party to Permitted PPAs covering, in the aggregate, at least 50% of the capacity of the Project for the consecutive period of eight full quarters, taken as a whole, following such Incurrence Date; or

                            (4) 1.3 to 1.0, if as of such Incurrence Date, the Issuer is party to Permitted PPAs covering, in the aggregate, at least 75% of the capacity of the Project for the consecutive period of eight full quarters, taken as a whole, following such Incurrence Date; or

                            (5) 1.2 to 1.0, if as of such Incurrence Date, the Issuer is party to Permitted PPAs covering, in the aggregate, 100% of the capacity of the Project for the consecutive period of eight full quarters, taken as a whole, following such Incurrence Date; and

                      (C) The Issuer shall have delivered to the Trustee and the Collateral Agent an Officer's Certificate of the Issuer certifying as to the matters described in clauses (A) and (B) above (including the relevant PPAs). The Issuer shall determine the satisfaction of the conditions in clause (B) based on projections prepared by the Issuer in good faith based upon assumptions consistent in all material respects with the relevant contracts and agreements, the Transaction Documents, historical operations and the Issuer's good faith projections of future revenues and projections of operating and maintenance expenses for the Issuer in light of existing or reasonably expected regulatory and market environments in the markets in which the Project is or will be operated and upon the assumption that there will be no early redemption or prepayment of Indebtedness or that any Indebtedness which matures within such projected periods will be refinanced on reasonable terms. For the avoidance of doubt, the examples set forth on
     Schedule III hereto illustrate how the applicable percentage of capacity shall be calculated in clauses (2), (3), (4) and (5) of Section 5.1(c)(ix)(B) above.

              (x) surety bonds, performance bonds or similar arrangements with third-party sureties or indemnitors or similar persons ("Bonding
                                                              -------
Arrangements") in connection with a Good Faith Contest or otherwise permitted by
------------
this Indenture or any other Transaction Document;

              (xi) indemnities and similar obligations, if any, arising under the Transaction Documents, to the extent the same constitute Indebtedness;

              (xii) Indebtedness in respect of non-speculative interest rate hedging agreements; and

              (xiii) intercompany Indebtedness in existence on the Closing Date between the Issuer and the Permitted Subsidiaries.

          (d) Liens.  The Issuer shall not, nor shall it permit any of its
              -----
Subsidiaries to, create or suffer to exist or permit any Lien upon or with respect to any of its properties, other than the following ("Permitted Liens"):
                                                             ---------------
(i) Liens specifically created or required to be created by this Indenture or any other Financing Document; (ii) Liens securing Senior Secured Obligations;
(iii) Liens with respect to Bonding Arrangements permitted by this Indenture consisting of Liens on cash collateral and related investments held as cash cover with respect thereto in an aggregate amount not exceeding $5,000,000, at any time outstanding, plus monies so furnished from amounts otherwise available as a distribution permitted in accordance with Section 3.9 of the Deposit and
                                               -----------
Disbursement Agreement; (iv) Liens for Taxes which are either not yet due or are due but payable without penalty or are the subject of a Good Faith Contest by the Issuer; (v) any exceptions to title existing on the Closing Date and set forth on the Title Policy; (vi) such defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory Liens that do not materially impair the property affected thereby and that do not individually or in the aggregate materially impair the value of the security interests granted under the Security Documents; (vii) deposits or pledges to secure (A) statutory obligations or appeals, (B) releases of attachment, stays of execution or injunction, (C) performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or (D) for purposes of like general nature in the ordinary course of business; (viii) Liens in connection with worker's compensation, unemployment insurance, or other social security or pension or similar obligations; (ix) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same are the subject of a Good Faith Contest (excluding any attachment prior to judgment, judgment lien, or attachment in aid of execution on a judgement); (x) mechanics', workmen's, materialmen's, suppliers', construction or other similar Liens arising in the ordinary course of business or incident to the construction, operation, repair, restoration or improvement of any property in respect of obligations which are not yet due or which are removed or bonded within 60 days of filing thereof (but in any event prior to enforcement thereof), or which are the subject of a Good Faith Contest; (xi) Liens on assets acquired with the proceeds of Indebtedness described in clause (c)(ii) of this
Section 5.1; (xii) Liens substantially similar to any of the foregoing Liens
-----------
described in clauses (i)-(xi), provided that any such Lien would not reasonably
                               --------
be expected to result in a Material Adverse Effect; and (xiii) Liens arising under Shared Facilities Agreements.

          (e) Distributions.  The Issuer shall not make any distributions
              -------------
(including by transfer of assets or assumption or incurrence of any other Indebtedness or liability) to its equity holders other than as permitted under
Section 3.9 of the Deposit and Disbursement Agreement.
-----------

          (f) Nature of Business.  The Issuer shall not engage in any business
              ------------------
other than the development, construction, ownership, operation, maintenance, administration and financing of the Project as contemplated or permitted by the Transaction Documents.

          (g) Prohibition on Fundamental Changes and Disposition of Assets.  The
              ------------------------------------------------------------
Issuer shall not enter into any transaction of merger or consolidation, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution) unless contemporaneously reconstituted with no adverse effect on the Secured Parties. The Issuer shall not purchase or otherwise acquire all or substantially all of the assets of any other person except as contemplated by the Transaction Documents. In addition, except as contemplated by the Transaction Documents, the Issuer shall not sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of the Project except: (i) in the ordinary course of business to the extent that (A) such property is worn out or is no longer useful or necessary in connection with the operation of the Project or (B) such property shall be replaced with property of equivalent use and value or (C) such sale, lease or transfer is required to comply with any Applicable Law or to obtain, maintain or comply with the terms and conditions of any Governmental Approval necessary for the Issuer to conduct its business pursuant to the Project Documents; provided
                                                                      --------
that the Issuer shall have the right to (x) share its property and the use thereof in accordance with, and to the extent reasonably necessary to effect, the

Shared Facilities Agreements and (y) to effect a merger with one or both of its Permitted Subsidiaries so long as the Issuer is the surviving entity of such merger.

          (h) Investments.  The Issuer shall not make any investment other than
              -----------
Permitted Investments.

          (i) Transactions with Affiliates.  The Issuer shall not enter into any
              ----------------------------
transaction or agreement with any Affiliate other than (i) the agreements and transactions described on Schedule IV, Shared Facilities Agreements and (ii) transactions and agreements on fair and reasonable terms no less favorable to the Issuer than the Issuer would obtain in an arm's-length transaction with a person that is not an Affiliate of the Issuer. Prior to entering into any transaction contemplated by clause (ii) of the preceding sentence, the Issuer shall deliver to the Trustee and the Collateral Agent an Officer's Certificate stating that the requirements of such clause (ii) are satisfied.

          (j) Employees and Employee Plans.  The Issuer shall not adopt,
              ----------------------------
establish, maintain, sponsor, administer, contribute to or participate in any employee benefit plan subject to ERISA or the Internal Revenue Code if such plan could reasonably be expected to give rise to any liability or obligation to contribute that, either alone or in the aggregate with all other such liabilities and obligations, would reasonably be expected to result in a Material Adverse Effect.

          (k) Replacement Power.  The Issuer shall not elect to utilize
              -----------------
Replacement Power unless (i) it arranges for or enters into an Acceptable Replacement Power Arrangement, (ii) the Issuer is physically, legally or otherwise practically constrained from generating and delivering power; and
(iii) such use of Replacement Power would not reasonably be expected to result in a Material Adverse Effect (as certified by the Issuer to the Trustee and the Collateral Agent).

          (l) Additional Documents.  The Issuer shall not enter into any
              --------------------
material agreements, contracts or other arrangements or commitments other than
(a) the Transaction Documents and (b) agreements, contracts or other arrangements or commitments which are (i) contemplated by the Transaction Documents, (ii) entered into by the Issuer with respect to a disposition of assets permitted by Section 5.1(g), (iii) entered into by the Issuer in the
                    --------------
ordinary course of business and which are included in the Annual Operating Budget, or (iv) in substitution for existing agreements, contracts or other arrangements which are on substantially similar terms and conditions, (c) the Shared Facilities Agreements, (d) Permitted PPAs and Acceptable Replacement Power Arrangements, (e) agreements for sale of excess fuel or firm transportation (to the extent not required for the operation of the Project or the performance of the Issuer's obligations under the Power Sales Agreements), the performance of which could not reasonably be expected to result in a Material

Adverse Effect, and (f) contracts for emergency repairs or to avoid or minimize unplanned outages.

          (m) Permitted Subsidiaries. The Issuer shall neither establish nor
              ----------------------
maintain any Subsidiaries other than the Permitted Subsidiaries and, notwithstanding anything in Section 5.1(c) or 5.1(d) to the contrary, shall
                            --------------    ------
cause each Permitted Subsidiary not to engage in any business or activity, directly or indirectly, except for the businesses and activities in which such Permitted Subsidiary is engaged on the Closing Date.

          (n) New Generation Facilities.  Affiliates of the Issuer are
              -------------------------
considering the development of New Generation Facilities on land that such Affiliates control adjacent to portions of the Site. If the New Generation Facilities are developed, the owners of the New Generation Facilities will need to enter into certain agreements with the Issuer with respect to Shared Facilities and the use thereof for the benefit of the New Generation Facilities. Some of the Shared Facilities may be facilities that are used by the Issuer in the operation of the Project. The Issuer shall not enter in any Shared Facility Agreement unless the execution, delivery and performance of such Shared Facility Agreement (a) will not result in a Rating Downgrade, as confirmed by each of the Rating Agencies, (b) could not reasonably be expected to result in a Material Adverse Effect (as certified by an Authorized Officer of the Issuer) and (c) will not have a material adverse effect on the operation or technical integrity of the Project, including, without limitation, as to availability and anticipated financial performance (all as certified by the Independent Engineer).

                                  ARTICLE VI
                              REDEMPTION OF BONDS
                              -------------------

          Section 6.1    Applicability of Article.  Bonds of any series that are
                         ------------------------
subject to redemption before their Final Maturity Date shall be redeemed in accordance with their terms and (except as otherwise specified in the Series Supplemental Indenture creating such series) in accordance with this Article VI.
                                                                     ----------

          Section 6.2    Election to Redeem; Notice to Trustee.  The election of
                         -------------------------------------
the Issuer to redeem any Bonds, otherwise than through a sinking fund, shall be evidenced by an Issuer Order. If the Issuer determines or is required to redeem any Bonds, the Issuer shall, at least 15 days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to Section
                                                                        -------
6.4, deliver to the Trustee an Issuer Order specifying the date on which such
---
redemption shall occur (the "Redemption Date") as determined in accordance with
                             ---------------
this Article VI, the series and principal amount of Bonds to be redeemed and
     ----------
evidence that the moneys necessary for such redemption will be delivered to the Trustee not later than the Business Day prior to the Redemption Date. In the case of any redemption of Bonds prior to the expiration of any restriction on or condition to such redemption provided in the terms of such Bonds, the Series Supplemental Indenture relating thereto or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer's Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

          Section 6.3    Optional Redemption; Extraordinary Mandatory
                         --------------------------------------------
Redemption; Redemption at the Option of the Holders; Selection of Bonds to be
-----------------------------------------------------------------------------
Redeemed.
--------

          (a) The Bonds of any series or any portion thereof shall be subject to redemption from time to time at the option of the Issuer only as provided in the Series Supplemental Indenture relating thereto.

          (b)  The Trustee shall apply all funds received by it pursuant to
Section 3.9(c) or Sections 3.10(a) through 3.10(c) of the Deposit and
--------------    ----------------         -------
Disbursement Agreement to the redemption of the Bonds, pro rata among each
                                                       --- ----
series of the Bonds, based upon the then outstanding principal amounts of each series of Bonds, within 90 days after the receipt by the Trustee of such funds in accordance with written allocation instructions from the Issuer provided to the Trustee in accordance with the notice provisions set forth in this Article
                                                                       -------
VI.  The foregoing provisions of this Section 6.3(b) may be altered in a Series
--                                    --------------
Supplemental Indenture, but such altered provisions shall not be effective while any Outstanding Bonds on the date of such Series Supplemental Indenture remain Outstanding.

          (c) If requested by any Holder, the Outstanding Bonds owned by such Holder shall be redeemed prior to maturity, as a whole or in part, at a Redemption Price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the Redemption Date, upon the occurrence of a Change of Control. Within 5 Business Days after any such request by a Holder, the Issuer shall pay to the Trustee for deposit in the Redemption Sub-Fund of the Bond Fund an amount of funds sufficient to redeem the Outstanding Bonds owned by such Holder. The Trustee shall apply all such funds received by it to the redemption of the Bonds pursuant to this Section 6.3(c) as
                                                               --------------
soon as practicable after the receipt by the Trustee of such funds in accordance with written allocation instructions from the Issuer provided to the Trustee in accordance with the notice provisions set forth in Article VI. The foregoing
                                                   ----------
provisions of this Section 6.3(c) may be altered in a Series Supplemental
                   --------------
Indenture, but such altered provisions shall not be effective while any Outstanding Bonds on the date of such Series Supplemental Indenture remain Outstanding.

          (d) Except as otherwise specified herein or in the Series Supplemental Indenture relating to the Bonds of a series, if less than all of the Bonds of such series are to be redeemed or prepaid pursuant to Section
                                                                   -------
6.3(a), the particular
------

Bonds of such series to be redeemed or prepaid shall be selected by the Trustee from the Outstanding Bonds of such series not previously called for redemption or prepayment in whole, by such method (including by lot) as the Trustee shall deem appropriate.

          (e) The Trustee shall promptly notify the Issuer in writing of the Bonds selected for redemption or prepayment and, in the case of any Bonds to be redeemed or prepaid in part, the principal amount thereof to be redeemed or prepaid.

          (f) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption or prepayment of Bonds shall relate, in the case of any Bonds redeemed or prepaid or to be redeemed or prepaid only in part, to the portion of the principal amount of such Bonds that has been or is to be redeemed or prepaid.

          (g) The Issuer shall execute and deliver to the Trustee from time to time, for safekeeping and subsequent authentication, a stock of definitive registered Bonds of each series in such quantities as the Issuer, after consultation with the Trustee, determines to be sufficient to permit any redemption contemplated by this Indenture.

          Section 6.4    Notice of Redemption.  Except as otherwise specified in
                         --------------------
the Series Supplemental Indenture relating to the Bonds of a series to be redeemed, notice of redemption shall be given in the manner provided in Section
                                                                        -------
1.5 to the Holders of Bonds of such series to be redeemed at least 30 days but
---
not more than 60 days prior to the Redemption Date. All notices of redemption shall state:

          (a)  the Redemption Price (including any applicable Make-Whole
Premium);

          (b)  the Redemption Date;

          (c) if less than all of the Outstanding Bonds of any series are to be redeemed, the portion of the principal amount of each Bond of such series to be redeemed in part and a statement that, on and after the Redemption Date, upon surrender of such Bond, a new Bond or Bonds of such series in principal amount equal to the remaining unpaid principal amount thereof will be issued;

          (d) that on and after the Redemption Date, interest thereon will cease to accrue;

          (e) the Place or Places of Payment where such Bonds are to be surrendered for payment of the Redemption Price (including any applicable Make-Whole Premium);

          (f)  that the redemption is for a sinking fund, if such is the case;

          (g) that the availability in the Redemption Sub-Fund by 10:00 a.m. New York time on the date of such redemption of an amount of immediately available funds to pay the Bonds to be redeemed in full is a condition precedent to the redemption; and

          (h)  the CUSIP number(s) of the Bonds to be redeemed.

          Notice of redemption of Bonds to be redeemed shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

          Section 6.5    Bonds Payable on Redemption Date.  Notice of redemption
                         --------------------------------
having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall on the Redemption Date become due and payable, and from and after such date such Bonds or portions thereof shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, an amount in respect of such Bond or portion thereof shall be paid as provided therein; provided, however, that any payment of interest on any Bond the Bond
         --------  -------
Payment Date of which is on or prior to the Redemption Date shall be payable to the Holder of such Bond or one or more Predecessor Bonds registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 2.11.
                                              ------------

          Section 6.6    Bonds Redeemed in Part.  Any Bond that is to be
                         ----------------------
redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Bond without service charge, a new Bond or Bonds of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Bond so surrendered.

          Section 6.7    Cancellation of Bonds.  All Bonds redeemed under any
                         ---------------------
provision of this Indenture or any Series Supplemental Indenture shall forthwith be cancelled.

                                  ARTICLE VII
                                 SINKING FUNDS
                                 -------------

          Section 7.1    Applicability of Article.  The provisions of this
                         ------------------------
Article VII shall be applicable to any sinking fund for the retirement of the
-----------
Bonds of any series except as otherwise specified in the Series Supplemental Indenture creating the Bonds of such series.

          Section 7.2    Sinking Funds for Bonds.  Any Series Supplemental
                         -----------------------
Indenture may provide for a sinking fund for the retirement of the Bonds of the series created thereby (a "Sinking Fund") in accordance with which the Issuer
                           ------------
will be required to redeem on the dates set forth therein ("Sinking Fund
                                                            ------------
Redemption Dates") Bonds of principal amounts set forth therein ("Sinking Fund
----------------                                                  ------------
Requirements").
------------

          Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series, the particular Bonds of such series, if any, to be redeemed through a Sinking Fund shall be selected in the manner provided in Section 6.3(d), and notice of such redemption shall be given in the manner
   --------------
provided in Section 6.4.
            -----------

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES
                         ------------------------------

          Section 8.1    Events of Default.  The term "Event of Default,"
                         -----------------             ----------------
whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be effected by operation of law, or be pursuant to or in compliance with any Applicable Law), on and after the Closing Date, and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

          (a) the Issuer shall fail to pay or cause to be paid any principal of, premium, if any, or interest on any Bond when the same becomes due and payable, whether by scheduled maturity or required redemption or by acceleration or otherwise, and such failure shall continue uncured for 5 or more days; or

          (b) any representation or warranty made by the Issuer herein or in any other Financing Document, or in any certificate furnished to the Secured Parties or the Independent Consultants in accordance with the terms of the Financing Documents, shall prove to have been false or misleading in any respect as of the time made, and the fact, event or circumstance that gave rise to such misrepresentation has resulted in or is reasonably expected to result in a Material Adverse Effect and such misrepresentation or such Material Adverse Effect shall continue uncured for 30 or more days from the date the Issuer obtains Knowledge thereof; provided that if the Issuer commences efforts to cure
                           --------
(or to cause to be cured) such misrepresentation by curing (or causing to be cured) the factual situation resulting in such misrepresentation or such Material Adverse Effect within such 30-day period, the Issuer may continue to effect (or cause) such cure, and such misrepresentation shall not be deemed an Event of Default, for an additional 90 days so long as an Authorized Representative of the Issuer certifies to the Trustee and the Collateral Agent that such misrepresentation or such Material Adverse Effect is reasonably capable of being cured within such period and that the Issuer is diligently pursuing (or causing) such cure; or

          (c) the Issuer shall fail to perform or observe any covenant or agreement described in Section 4.1(d); provided, however, that the Issuer shall
                       --------------  --------  -------
have 5 Business Days grace prior to the occurrence of any Event of Default under this clause (c) to correct or cause to be corrected any error in any endorsement; or

          (d) the Issuer shall fail to perform or observe in any material respect any covenant or agreement contained in Section 4.1(a) or (q), Section
                                               --------------    ---  -------
5.1(b), (c), (d), (e), (f), (g), (h) or (l) and such failure shall continue
-----   ---  ---  ---  ---  ---  ---    ---
uncured for 30 or more days after the Issuer has Knowledge of such failure; or

          (e) the Issuer shall fail to perform or observe in any material respect any of its covenants contained in any other provision of this Indenture (other than those referred to in clauses (a), (c) or (d) above) or any other Financing Document and such failure shall continue uncured for 30 or more days after the Issuer has Knowledge of such failure; provided that if the Issuer
                                                --------
commences efforts to cure such default within such 30-day period, the Issuer may continue to effect such cure of the default (and such default shall not be deemed an Event of Default) for an additional 180 days so long as an Authorized Representative of the Issuer provides an Officer's Certificate to the Trustee and the Collateral Agent stating that such default is reasonably capable of being cured within such period and that the Issuer is diligently pursuing the cure; provided further, in the case of a default arising from the Issuer's
      -------- -------
failure to comply with permits or laws, or to maintain permits, and within such 180 day period the Issuer enters into a consent decree or other arrangement pursuant to which the applicable Governmental Authorities agree to stay or delay enforcement against such non-compliance, then such cure period shall be further extended for the period of such stay or delay; or

          (f) the Issuer shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or any similar or corresponding insolvency law, (iv) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
(v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such person in an involuntary case under the Bankruptcy Code or any similar or corresponding insolvency law, (vi) admit in writing its inability, or generally be unable, to pay its debts as such debts become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (g) a proceeding or case shall be commenced with respect to the Issuer without the application or consent of the Issuer in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 or more consecutive days, or any order for relief against such person shall be entered in an involuntary case under the Bankruptcy Code or any similar or corresponding insolvency law (each event described in clause (f) and (g) of this
Section 8.1, a "Bankruptcy Event"); or
-----------     ----------------

          (h) any Lien granted in the Security Documents shall cease to be a perfected Lien in favor of the Collateral Agent on any material portion, taken individually or in the aggregate, of the Collateral described therein (other than with respect to property or assets which the terms of the Financing Documents permit the Issuer to convey or transfer) with the priority purported to be created by the Security Documents; or

          (i) with respect to any Transaction Document, (i) a term of such Transaction Document (A) ceases to be a valid and binding obligation of the parties thereto or (B) is declared unenforceable by a Governmental Authority,
(ii) such Transaction Document is terminated (prior to its scheduled expiration), or (iii) a Project Party denies its liability with respect to a Project Document or such Project Party defaults in respect of its obligations under such Project Document (and any grace or cure period with respect to such failure has expired), and in each case such event described in clauses (i), (ii) or (iii) would reasonably be expected to result in a Material Adverse Effect; provided that none of such events described in clauses (i), (ii) or (iii) shall
--------
be deemed an Event of Default with respect to a Project Document if within 180 days from the occurrence of any such event, the Issuer shall have (A) cured or caused the relevant Project Party to cure the circumstances described in clauses
(i), (ii) or (iii), as applicable, and caused the relevant Project Party to resume performance in accordance with the relevant Project Document, or (B) entered into a Replacement Project Document in substitution of the relevant Project Document which is reasonably satisfactory to the Independent Engineer; or

          (j) the Issuer shall fail to make any payment in respect of any Indebtedness, including Permitted Indebtedness, having an outstanding principal amount of more than $15,000,000 (other than any amount referred to in clause (a) above) when due, and a default and acceleration shall be declared with respect to such Indebtedness and shall not have been rescinded, or such Indebtedness shall not have been repaid; or

          (k) a final and non-appealable judgment or judgments for the payment of money in excess of $15,000,000 shall be rendered against the Issuer, and the same shall remain unpaid or unstayed for a period of 90 or more consecutive days after such payment is due and payable; or

          (l) an Event of Abandonment shall occur.

          Section 8.2    Enforcement of Remedies.  (a)  If one or more Events of
                         -----------------------
Default shall have occurred and be continuing, then, subject to the terms of the Intercreditor Agreement:

              (i) in the case of an Event of Default that is a Bankruptcy Event, the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, and all other amounts payable under the Bonds and this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived; or

              (ii) in the case of an Event of Default described in:

                   (A) Section 8.1(a), upon the direction of the Holders of no
                       --------------
     less than 33 1/3% in aggregate principal amount of the Outstanding Bonds;
     or


                   (B) Section 8.1(b), (c), (d), (e), (h), (i), (j), (k) or (l),
                       --------------  ---  ---  ---  ---  ---  ---  ---    ---
     upon the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds;

the Trustee shall, by written notice to the Issuer, declare the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, and all other amounts payable under the Bonds and this Indenture, if any, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived. If an Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge of such Event of Default, the Trustee shall mail to each Holder notice of the Event of Default within 30 days after receipt by the Trustee of notice of such Event of Default. Except in the case of an Event of Default in the payment of principal of or interest on any Bond, the Trustee may (but shall not be obligated to) withhold the notice to the Holders if a committee of Responsible

Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

          (b) At any time after the principal of the Bonds shall have become due and payable upon a declared acceleration as provided herein, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

              (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay:

                   (A) all Overdue Interest on the Bonds;

                   (B) the principal of any Bonds that have become due (including Overdue Principal) other than by such declaration of acceleration and interest thereon at the Post Default Rate;

                   (C) to the extent that payment of such interest is lawful, interest upon Overdue Interest at the Post Default Rate; and

                   (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

              (ii) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 8.7.
                                    -----------

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Section 8.3    Specific Remedies.  If any Event of Default shall have
                         -----------------
occurred and be continuing and an acceleration shall have occurred pursuant to
Section 8.2, subject to the provisions of Sections 8.4, 8.5, 8.6 and 8.7, the
-----------                               ------------  ---  ---     ---
Trustee, by such officer or agent as it may appoint, may deliver notice to the Collateral Agent, in accordance with the Intercreditor Agreement, requesting that the Collateral Agent sell, without recourse, for cash or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Collateral Agent deems necessary, the Collateral as an entirety, or in any such portions as the Holders of a majority in aggregate principal amount of the Bonds then Outstanding shall request by an Act of Holders, or, in the absence of such request, as the Trustee deems necessary in the interest of the Holders, at public or private sale, provided, however,
                                                        --------  -------
that the Collateral Agent shall not be required to so sell any such Collateral unless it is required to do so pursuant to the terms of the Intercreditor Agreement.

          Section 8.4    Judicial Proceedings Instituted by Trustee.  (a)  If
                         ------------------------------------------
there shall exist an Event of Default, then the Trustee, in its own name, and as trustee of an express trust, subject to the provisions of Sections 2.14, 8.2 and
                                                          -------------  ---
8.7 and the Intercreditor Agreement, shall be entitled and empowered to
---
institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on the Bonds, and may prosecute any such claim or proceeding to judgment or final decree, and, subject to the Security Documents, may enforce any such judgment or final decree and collect the moneys adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture, or of any of the Trustee's rights or the rights of the Holders under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or for the foreclosure of the Lien hereof.

          (b) Trustee May Recover Unpaid Indebtedness after Sale of Indenture
              ---------------------------------------------------------------
Collateral.  Subject to Section 2.14, in the case of a sale of the Indenture
----------              ------------
Collateral, and of the application of the proceeds of such sale and the moneys contained in the Indenture Funds to the payment of the Indebtedness secured by this Indenture, the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid upon, all or any of the Bonds, for the benefit of the Holders thereof, and upon any other portion of such Indebtedness remaining unpaid, with interest at the rates specified in the respective Bonds on Overdue Principal and (to the extent that payment of such interest is legally enforceable) on Overdue Interest.

          (c) Recovery of Judgment Does Not Affect Rights.  No recovery of any
              -------------------------------------------
such judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Indenture Collateral, or upon any other property, shall in any manner or to any extent affect the Lien of this Indenture upon any of the Indenture Collateral, or any rights, powers or remedies of the Trustee, or any liens, rights, powers or remedies of the Holders, but all such liens, rights, powers or remedies shall continue unimpaired as before.

          (d) Trustee May File Proofs of Claim; Appointment of Trustee as
              -----------------------------------------------------------
Attorney-in-Fact in Judicial Proceedings.  Subject to Sections 2.14 and 8.2 and
----------------------------------------              -------------     ---
the Intercreditor Agreement, the Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Holders, or in any one or more of such capacities (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the

Trustee shall have made any demand for the payment of Overdue Principal or Overdue Interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders (whether such claims be based upon the provisions of the Bonds or of this Indenture) allowed in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Issuer, the creditors of the Issuer, the Indenture Collateral or any other property of the Issuer and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders, with authority to (i) make and file in the respective names of the Holders (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves), any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and do and perform any and all such acts and things for and on behalf of such Holders as may be necessary or advisable in order to have the respective claims of the Indenture Collateral or any property of the Issuer allowed in any such proceeding and (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Indenture shall be deemed to
--------  -------
give to the Trustee any right to accept or consent to any plan or reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holder. Any moneys collected by the Trustee under this Section 8.4 shall, subject to the Intercreditor Agreement, be applied as provided in Section 8.11.
               ------------

          (e) Trustee Need Not Have Possession of Bonds.  All proofs of claim,
              -----------------------------------------
rights of action and rights to assert claims under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of the Bonds or the production thereof at any trial or other proceedings instituted by the Trustee. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture or the Bonds to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Bonds and it shall not be necessary to make any such Holders parties to such proceedings.

          (f) Suit to be Brought for Ratable Benefit of Holders.  Any suit,
              -------------------------------------------------
action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Indenture or the Bonds shall be for the equal, ratable and common benefit of all of the Holders, subject to the provisions of this Indenture.

          (g) Trustee May Be Restored to Former Position and Rights in Certain
              ----------------------------------------------------------------
Circumstances.  In case the Trustee shall have instituted any proceeding to
-------------
enforce any right, power or remedy under this Indenture or the Bonds by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer the Trustee and the Holders shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Trustee shall continue as if no such proceedings had been taken.

          Section 8.5    Holders May Demand Enforcement of Rights by Trustee.
                         ---------------------------------------------------
If an Event of Default shall have occurred and be continuing, the Trustee shall, subject to the terms of the Security Documents, upon the written request of the Holders of a majority in aggregate principal amount of the Bonds then Outstanding and upon the offering and provision of indemnity as provided in
Section 9.1(d), proceed to institute one or more suits, actions or proceedings
--------------
at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of or interest on the Bonds, or to foreclose the Lien of this Indenture or to sell the Indenture Collateral under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale granted herein, or, subject to the terms of the Intercreditor Agreement, take such other appropriate legal, equitable or other remedy, as the Trustee, which may be advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Trustee or the Holders, or, in case such Holders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall not be otherwise than in
                      --------
accordance with law and the provisions of this Indenture, and the Trustee, subject to Section 9.1(d), shall have the right to decline to follow any such
           --------------
request if the Trustee in good faith shall determine that the suit, proceeding or exercise of the remedy so requested would involve the Trustee in personal liability or expense.

          Section 8.6    Control by Holders.  Subject to the Intercreditor
                         ------------------
Agreement, the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such
                                                        --------
direction shall not be in conflict with any rule of law or with this Indenture,
(b) the Trustee may decline to follow such direction if it shall not have been indemnified to its satisfaction pursuant to Section 9.1(d) and (c) the Trustee
                                            --------------
may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 8.7    Waiver of Past Defaults or Events of Default.  The
                         --------------------------------------------
Holders of not less than a majority in aggregate principal amount of the Outstanding

Bonds may on behalf of the Holders of all Bonds waive any past Default or Event of Default and its consequences except that (a) only the Holders of all Bonds affected thereby may waive a Default or an Event of Default in the payment of the principal of and interest on or other amounts due under any Outstanding Bond and (b) except as provided in clause (a), only the Holders of all Outstanding Bonds may waive a Default or an Event of Default in respect of a covenant or provision hereof that under Article XII cannot be modified or amended without
                            -----------
the consent of the Holder of each Outstanding Bond affected. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 8.8    Holder May Not Bring Suit Under Certain Conditions. A
                         --------------------------------------------------
Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

          (a) such Holder previously shall have given written notice to a Responsible Officer of the Trustee of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Bonds shall have requested a Responsible Officer of the Trustee in writing to institute such action, suit or proceeding and shall have offered and provided to the Trustee an indemnity as provided in Section 9.1(d);
                                                    --------------

          (c) the Trustee shall have refused or neglected to institute any such action suit or proceeding for 60 days after receipt by a Responsible Officer of the Trustee of such notice, request and offer and provision of indemnity;

          (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of Outstanding Bonds; and

          (e) the institution of such suit, action or proceeding is not prohibited by the Intercreditor Agreement.

          It is understood and intended that no one or more of the Holders shall have any right in any manner whatever hereunder or under the Bonds to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of this Indenture on any property subject thereto or the rights of the Holders of any other Bonds, (ii) obtain or seek to obtain priority or preference over any other such Holder or (iii) enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all the Holders subject to the provisions of this Indenture.

          Section 8.9    Undertaking to Pay Court Costs.  All parties to this
                         ------------------------------
Indenture, and each Holder by its acceptance of a Bond, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in such suit, action or proceeding having due regard to the merits and good faith of the claim or defenses made by such party litigant; provided, however, the provisions of this
                                      --------  -------
Section 8.9 shall not apply to (a) any suit, action or proceeding instituted by
-----------
the Trustee, (b) any suit, action or proceeding instituted by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Bonds or (c) any suit, action or proceeding instituted by any Holder for the enforcement of the payment of the principal of or interest on any of the Bonds on or after the respective due dates expressed therein.

          Section 8.10   Right of Holders to Receive Payment Not to be Impaired.
                         ------------------------------------------------------
Anything in this Indenture to the contrary notwithstanding, the right of any Holder to receive payment of the principal of and interest on any Bond on or after the respective due dates expressed in such Bond (or, in case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 8.11   Application of Moneys Collected by Trustee.  Subject to
                         ------------------------------------------
the Intercreditor Agreement, any money collected or to be applied by the Trustee pursuant to this Article VIII in respect of the Bonds of a series, together with
                 ------------
any other moneys which may then be held by the Trustee under any of the provisions of this Indenture as security for the bonds of such series (other than moneys at the time required to be held for the payment of specific Bonds of such series) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such moneys on account of principal or interest, upon presentation of the Outstanding Bonds of such series, if only partially paid, and upon presentation and surrender thereof, if fully paid:

          FIRST: to the payment of all amounts due the Trustee or any predecessor Trustee under Section 9.5;
                               -----------

          SECOND: in case the unpaid principal amount of the Outstanding Bonds of such series or any of them shall not have become due, to the payment of any Overdue Interest, in the order of the maturity of the payments thereof, with interest at the rates specified in the Bonds of such series in respect of Overdue Interest (to the extent that payment of such interest shall be legally enforceable) on such Overdue Interest;

          THIRD: in case the unpaid principal amount of a portion of the Outstanding Bonds of such series shall have become due, first to the payment of Overdue Interest on all Outstanding Bonds of such series in the order of the maturity of the payments thereof, together with interest at the respective rates specified in the Bonds of such series for Overdue Principal and (to the extent that payment of such interest shall be legally enforceable) Overdue Interest, and next to the payment of the Overdue Principal on all Bonds of such series then due;

          FOURTH: in case the unpaid principal amount of all the Outstanding Bonds of such series shall have become due, first to the payment of the whole amount then due and unpaid upon the Outstanding Bonds of such series for principal and interest, together with interest at the respective rates specified in the Bonds of such series for Overdue Principal and (to the extent that payment of such interest shall be legally enforceable) Overdue Interest; and

          FIFTH: in case the unpaid principal amount of all the Outstanding Bonds of such series shall have become due, and all of the Outstanding Bonds of such series shall have been fully paid, any surplus then remaining shall be paid to the Issuer or any other Person lawfully entitled thereto;

provided, however, that all payments in respect of the Bonds of a series to be
--------  -------
made pursuant to clauses "SECOND" through "FOURTH" of this Section 8.11 shall be
                                                           ------------
made (within each such clause) ratably to the Holders of Bonds of such series entitled thereto, without discrimination or preference, based upon the ratio of
(a) the unpaid principal amount of the Bonds of such series in respect of which such payments are to be made that are held by each such Holder to (b) the unpaid principal amount of all Bonds of such series.

          Section 8.12   Bonds Held by Certain Persons Not to Share in
                         ---------------------------------------------
Distribution.  Any Bonds actually known to a Responsible Officer of the Trustee
------------
to be owned or held by, or for the account or benefit of, the Issuer or any member of the Issuer, or an Affiliate of any of the foregoing, shall not be entitled to share in any payment or distribution provided for in this Article
                                                                      -------
VIII until all Bonds held by other Persons have been indefeasibly paid in full
----
in cash or cash equivalents.

          Section 8.13   Waiver of Stay or Extension Laws.  The Issuer covenants
                         --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 8.14   Remedies Cumulative; Delay or Omission Not a Waiver.
                         ---------------------------------------------------
Each and every right, power and remedy herein specifically given to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Issuer or to be an acquiescence therein.

          Section 8.15   The Intercreditor Agreement and the Collateral Agency
                         -----------------------------------------------------
Agreement.  Simultaneously with the execution and delivery of this Indenture,
---------
the Trustee shall enter into the Intercreditor Agreement and the Collateral Agency Agreement and the other Transaction Documents to which it is or is intended to be a party on behalf of itself and all Holders of the Outstanding Bonds and all future Holders of any of the Bonds. Each Holder, by its acceptance of a Bond, authorizes the Trustee to enter into the Intercreditor Agreement and the Collateral Agency Agreement and the other Transaction Documents to which it is or is intended to be a party on its behalf. All rights, powers and remedies (other than as provided in Section 12.2 hereof)
                                                       ------------
available to the Trustee and the Holders of the Outstanding Bonds, and all future Holders of any of the Bonds, with respect to the Collateral, or otherwise pursuant to the Intercreditor Agreement or the Collateral Agency Agreement and the other Transaction Documents to which it is or is intended to be a party, shall be subject to the Intercreditor Agreement and the Collateral Agency Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and the terms and provisions of the Intercreditor Agreement or the Collateral Agency Agreement, the terms and provisions of the Intercreditor Agreement and the Collateral Agency Agreement shall govern and control, except to the extent that such provisions conflict with the Trust Indenture Act. In acting, or directing the Intercreditor Agent or the Collateral Agent to act, under the Intercreditor Agreement or the Collateral Agency Agreement, the Trustee shall rely, and shall be fully protected in relying, on instructions given by the Holders in accordance with the terms of this Indenture. If the Trustee is required to vote in any Intercreditor Vote (as defined in the Intercreditor Agreement) pursuant to the Intercreditor Agreement, the Trustee shall cast its votes according to the percentage of Holders voting in favor of or against, as the case may be, the decision which is subject to such Intercreditor Vote.

                                  ARTICLE IX
                             CONCERNING THE TRUSTEE
                             ----------------------

          Section 9.1    Certain Rights and Duties of Trustee.
                         ------------------------------------

          (a) The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Bonds to give such direction as permitted by this Indenture.

          (b) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Issuer by an Authorized Representative; and any Board Resolution of the Issuer shall be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer.

          (c) The Trustee may consult with counsel of its selection and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered and provided reasonable security or indemnity to its satisfaction against the costs, expenses and liabilities which may be incurred therein or thereby.

          (e) The Trustee shall not be liable for any action taken, suffered or omitted by it and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture (or any other Transaction Document) or with respect to any action it takes or omits to take in accordance with a direction received by it from Holders holding a sufficient percentage of Bonds to give such direction as permitted by this Indenture absent misapplication of monies by the Trustee or gross negligence or willful misconduct on the part of the Trustee.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Bonds believed by it to be genuine and to have been signed or presented by the proper parties unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Bonds of such series then Outstanding; provided that, if
                                                               --------
the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expenses or liabilities as a condition to so proceeding.

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any act or omissions on the part of any agent or attorney appointed with due care by it hereunder or under any of the other Transaction Documents.

          (h) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs in a similar situation.

          (i) Except during the continuance of an Event of Default:

              (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and the other Financing Documents to which it is a party and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (j) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 9.1.
                           -----------

          (k) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                    (1) this Subsection (l) shall not be construed to limit the effect of Subsection (i) of this Section;

                    (2) the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Bonds of such series.

          (l) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Bonds and this Indenture; and

          (m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          Section 9.2    Trustee Not Responsible for Recitals, Etc.  The
                         ------------------------------------------
recitals contained herein and in the Bonds, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Indenture Collateral or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer of any of the Bonds or of the proceeds of such Bonds.

          Section 9.3    Trustee and Others May Hold Bonds.  The Trustee or any
                         ---------------------------------
Paying Agent or Security Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or any other obligor on the Bonds with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

          Section 9.4    Moneys held by Trustee or Paying Agent; Investments.
                         ---------------------------------------------------
All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Issuer to pay thereon.

          Section 9.5    Compensation of Trustee and Its Lien.  For so long as
                         ------------------------------------
any of the Bonds shall remain outstanding, the Issuer covenants and agrees to pay to the Trustee (all references in this Section 9.5 to the Trustee shall be
                                           -----------
deemed to apply to the Trustee in its capacities as Trustee, Paying Agent, Securities Intermediary, Collateral Agent, Intercreditor Agent, Administrative Agent and Security Registrar) from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Issuer and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Issuer shall pay or reimburse the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense or disbursement as may arise from its gross negligence, willful misconduct or bad faith misapplication of monies. The Issuer covenants and agrees to indemnify the Trustee or any predecessor Trustee and their agents for and to hold them harmless against, any loss, liability, claim, damage or expense incurred without gross negligence, willful misconduct or bad faith misapplication of monies on the part of the Trustee or any of its employees, officers, affiliates or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including liability which the Trustee may incur as a result of failure to withhold, pay or report Taxes and including the costs and expenses of defending itself against any claim or liability in the premises. Nothing in this Indenture shall be construed to require the Trustee to make advances.

          The obligations of the Issuer under this Section 9.5 shall survive
                                                   -----------
payment in full of the Bonds, the resignation or removal of the Trustee and the termination of this Indenture.

          When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as Paying Agent, if so appointed by the Issuer) after an Event of Default specified in Section 8.1(g) or (h) occurs, the expenses and
                              --------------    ---
compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States federal or state law to the extent provided in Section 503(b)(5) of the Bankruptcy Code.

          The Trustee shall have a Lien prior to the Bonds as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 9.5, except with respect to funds held in trust
                         -----------
for the benefit of the Holders of particular Bonds.

          Section 9.6    Right of Trustee to Rely on Officer's Certificates and
                         ------------------------------------------------------
Opinions of Counsel.  Before the Trustee acts or refrains from acting with
-------------------
respect to any matter contemplated by this Indenture, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 1.3. The Trustee shall not be liable for any action it
              -----------
takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 9.1(a).
                --------------

          Section 9.7    Persons Eligible for Appointment As Trustee.  There
                         -------------------------------------------
shall at all times be a Trustee hereunder which shall at all times be a corporation which complies with the eligibility requirements of the Trust Indenture Act, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 310(a) of the Trust Indenture Act, then for the purposes of this
Section 9.7, the combined capital and surplus of such corporation shall be
-----------
deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 9.7, the Trustee shall resign
                                       -----------
immediately in the manner and with the effect specified in Section 9.8.
                                                           -----------

          Section 9.8    Resignation and Removal of Trustee; Appointment of
                         --------------------------------------------------
Successor. (a) The Trustee, or any trustee or trustees hereafter appointed, may
---------
at any time resign with respect to any one or more or all series of Bonds by giving written notice to the Issuer and by giving notice of such resignation to the Holders of Bonds in the manner provided in Section 1.5, provided, that if
                                               -----------  --------
the Trustee is also the Inercreditor Agent, Collateral Agent and/or the Administrative Agent, it must also forfeit these roles, as applicable, if it resigns as trustee.

          (b) In case at any time any of the following shall occur with respect to any series of Bonds:

               (i)   the Trustee shall cease to be eligible under Section 9.7
                                                                  -----------
and shall fail to resign immediately in accordance with Section 9.7 after
                                                        -----------
written request therefor by the Issuer or by any Holder of such series, or

               (ii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Trustee with respect to the applicable series of Bonds and appoint a successor trustee by written instrument, in duplicate, or (B) subject to the requirements of Section 8.9, any
                                                                -----------
Holder who has been a bona fide Holder of a Bond or Bonds of any such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series of Bonds. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such series of Bonds.

          (c) The Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer, the evidence provided for in Section
                                                                     -------
10.1 of the action taken by the Holders.
----

          (d) If the Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of Trustee with respect to Bonds of any series for any cause, the Issuer may promptly appoint a successor Trustee or Trustees with respect to the applicable series of Bonds by written instrument, in duplicate, executed by resolution of the Management Committee of the Issuer, one copy each of which instruments shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to a particular series and have accepted such appointment pursuant to Section 9.9 within 30 days after the mailing of
                             -----------
such notice of resignation or removal, the former Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee at the sole cost and expense of the Issuer, or any Holder who has been a bona fide Holder of a Bond or Bonds of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

          (e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section 9.8 shall become effective only
                                     -----------
upon acceptance of appointment by the successor Trustee as provided in Section
                                                                       -------
9.9.
---

          Section 9.9    Acceptance of Appointment by Successor Trustee. Any
                         ----------------------------------------------
successor Trustee appointed under Section 9.8 shall execute, acknowledge and
                                  -----------
deliver to the Issuer and to its predecessor Trustee with respect to any or all applicable series of Bonds an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect to such series of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 9.5, execute and deliver an instrument transferring to
              -----------
such successor Trustee all of the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 9.5.
                                -----------

          In the case of the appointment hereunder of a successor Trustee with respect to the Bonds of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Bonds of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such mutually agreeable provisions as shall be deemed necessary or desirable to confirm that all of the rights, powers, trusts and duties of the predecessor Trustee with respect to the Bonds of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall, by mutual agreement, add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-Trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

          No successor Trustee with respect to any series of Bonds shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall with respect to such series be eligible under
Section 9.7.
-----------

          Upon acceptance of appointment by a successor Trustee with respect to the Bonds of any series, the Issuer shall give notice of the succession of such Trustee hereunder to the Holders of Bonds in the manner provided in Section 1.5.
                                                                    -----------
If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

          Section 9.10   Merger, Conversion or Consolidation of Trustee.  Any
                         ----------------------------------------------
Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such
                                                      --------
successor Trustee shall be eligible under the provisions of Section 9.7 and
                                                            -----------
Section 310(a) of the Trust Indenture Act.

          Section 9.11   Maintenance of Offices and Agencies.  (a)  There shall
                         -----------------------------------
at all times be maintained in the City of New York, and in such other Places of Payment, if any, as shall be specified for the Bonds of any series in the related Series Supplemental Indenture, an office or agency where Bonds may be presented or surrendered for registration of transfer or exchange and for payment of principal and interest. Such office shall be initially located at the following address: Bank One Trust Company, National Association, 153 West 51/st/ Street, Mail Suite IL1-4015, New York, New York 10019, Attention: Global Corporate Trust Services.

Notices and demands to or upon the Trustee in respect of the Bonds of this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Issuer to the Trustee and by the Trustee to the Holders in the manner specified in Section 1.5. In the event that no such
                                   -----------
office or agency shall be maintained or no such notice of location or of change of location shall be given, presentation, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

          (b) There shall at all times be a Security Registrar and a Paying Agent hereunder. In addition, at any time when any Bonds remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to
Section 2.9, and Bonds so authenticated shall be entitled to the benefits of
-----------
this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee's certification of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent with respect to the Bonds of one or more series shall be made pursuant to this
Section 9.11(b), the Bonds of such series may have endorsed thereon, in addition
---------------
to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          The Bond is one of the series of Bonds referred to in the within-mention Indenture.

                                                 _______________________________
                                                       Trustee

                                                 By:____________________________
                                                       Authenticating Agent

                                                 By:____________________________
                                                       Authorized Signatory

          Any Authorized Agent shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least $50,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by United States federal or state authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.11, the combined capital and
                                         ------------
surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 9.11, such Authorized Agent shall resign immediately
                   ------------
in the manner and with the effect specified on this Section 9.11.
                                                    ------------

          The Trustee at its office specified in the first paragraph of this Indenture is hereby appointed as Paying Agent and Security Registrar hereunder.

          (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.11, that such Paying Agent will:
        ------------

               (i) hold all sums held by it for the payment of principal of and interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (ii) give the Trustee within five days thereafter notice of any default by any obligor upon the Bonds in the making of any such payment of principal or interest; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, The City of New York, for the account of the Trustee.

          (d) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor to such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 9.11, without the execution or filing of any paper or any further
     ------------
act on the part of the parties hereto or such Authorized Agent or such successor Person.

          (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 9.11 (when, in either case, no other Authorized
                    ------------
Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 9.11. The Issuer shall give
                                            ------------
written notice of any such appointment to all Holders as their names and addresses appear on the Security Register.

          Section 9.12   Trustee Risk.  None of the provisions contained in this
                         ------------
Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to
Section 9.1.
-----------

          Section 9.13   Appointment of Co-Trustee.  It is the purpose of this
                         -------------------------
Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any other Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties in trust as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 9.13 are adopted to these ends.
        ------------

          In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee, but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

          Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, suits, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

          No trustee shall be personally liable by reason of any act or omission of any other trustee hereunder. The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Section 9.14   Disqualification; Conflicting Interests.
                         ---------------------------------------

          (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 9.14, then, within 90 days after ascertaining that it
                ------------
has such conflicting interest, and if the default (for purposes of this Section
                                                                        -------
9.14, a default shall mean a default in payment of principal which shall have
----
continued for 30 days or more and shall not have been cured) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, it shall resign in the manner and with the effect hereinafter specified in this Article IX.
                                                  ----------

          (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 9.14, the Trustee shall, within 10
                                     ------------
days after the expiration of such 90-day period, transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such failure.

          (c)  For the purposes of this Section 9.14, the Trustee shall be
                                        ------------
deemed to have a conflicting interest if the Bonds are in default and:

               (i) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of any obligor on the Bonds are outstanding unless (A) the Bonds are collateral trust notes under which the only collateral consists of securities issued under such other indenture, (B) such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture or (C) such obligor has no substantial unmortgaged assets and is engaged primarily in the business of owning, or of owning and developing and/or operating, real estate, and this Indenture and such other indenture are secured by wholly separate and distinct parcels of real estate, provided that there shall be excluded from the operation of this paragraph other series under this Indenture;

               (ii) the Trustee or any of its directors or executive officers is an underwriter for an obligor on the Bonds;

               (iii) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of any obligor on the Bonds, or of an underwriter (other than the Trustee itself) for such obligor who is currently engaged in the business of underwriting, except that (A) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of an obligor on the Bonds but may not be at the same time an executive officer of both the Trustee and such obligor, (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of an obligor on the Bonds, and (C) the Trustee may be designated by an obligor on the Bonds or by any underwriter for such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or subject to the provisions of paragraph (i) of this subsection, to act as trustee, whether under an indenture or otherwise;

               (iv) 10% or more of the voting securities of the Trustee are beneficially owned either by any obligor on the Bonds or by any director, partner or executive officer thereof, or 20% or more of such voting securities are beneficially owned, collectively, by any two or more of such Persons; or 10% or more of the voting securities of the Trustee are beneficially owned either by an underwriter for any obligor on the Bonds or by any director, partner or executive officer thereof, or are beneficially owned collectively by any two or more of such Persons;

               (v) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) 5% or more of the voting securities, or 10% or more of any other class of security, of any obligor on the Bonds not including the Bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10% or more of any class of security of an underwriter for any obligor on the Bonds;

               (vi) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, any obligor on the Bonds;

               (vii) the Trustee is the beneficial owner of, or holds collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of any obligor on the Bonds;

               (viii) the Trustee owns, on the date of default upon the Bonds or any anniversary of such default while such default upon the Bonds remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (v),
(vi) or (vii) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the immediately preceding sentence shall not apply for a period of not more than two years from the date of such acquisition to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default upon the Bonds and annually in each succeeding year that the Bonds remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If any obligor on the Bonds fails to make payment in full of the principal of, premium, if any, or interest on any of the Bonds when and as the same becomes due and payable and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and, after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall be considered as though beneficially owned by the Trustee for the purposes of paragraphs (v), (vi) and (vii) of this subsection; or

               (ix)   except under the circumstances described in Section 9.3 or
                                                                  -----------
Section 9.5, the Trustee shall be or shall become a creditor of the obligor.
-----------

          For the purposes of paragraph (i) of this subsection, the term "series of securities" or "series" means a series, class or group of Bonds issuable under this Indenture pursuant to whose terms Holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such Holders, separately from

Holders of another such series, provided that "series of securities" or "series"
                                -------- ----
shall not include any series of Bonds issuable under this Indenture if all such series rank equally and are wholly unsecured.

          The specification of percentages in paragraphs (iv) to (viii) inclusive, of this subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (iii) or (vi) of this subsection.

          For the purposes of paragraphs (v), (vi), (vii) and (viii) of this subsection only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys loaned to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness, and (B) the Trustee shall not be deemed to be the owner or holder of (1) any security that it holds as collateral security, as trustee or otherwise, for an obligation which is not in default, or
(2) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (3) any security that it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

          Except as provided in the next preceding paragraph, the word "security" or "securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereon) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to purchase, any of the foregoing.

          (d)  For the purposes of this Section:

               (i) The term "underwriter" when used with reference to any obligor on the Bonds, means every person who, within one year prior to the time as of which the determination is made, has purchased from such obligor with a view to, or has offered or sold for such obligor in connection with, the distribution of any security of such obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

               (ii) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

               (iii) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

               (iv) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

               (v)    The term "obligor" means the Issuer.

               (vi) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          (e) The percentage of the voting securities and other securities specified in this Section 9.14 shall be calculated in accordance with the
                  ------------
following provisions:

               (i) A specified percentage of the voting securities of the Trustee, any obligor or any other person referred to in this Section 9.14 (each
                                                             ------------
of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

               (ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

               (iii) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

               (iv)   The term "outstanding" as used in this Section 9.14 means
                                                             ------------
issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                      (A) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                      (B) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                      (C) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                      (D) securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed
--------  -------
outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

               (v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders substantially the same rights and privileges; provided, however, that in the
                                              --------  -------
case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

          Section 9.15   Reports by Trustee.
                         ------------------

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the

Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Bonds are listed, with the SEC and with the Issuer. The Issuer will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

          Section 9.16  Limitation on Duty of Trustee in Respect of Collateral.
                        ------------------------------------------------------

          (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

          (b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

          Section 9.17  No Liability for Clean-up of Hazardous Materials.  In
                        ------------------------------------------------
the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee's sole discretion may cause the Trustee to be considered an "owner or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 72 U.S.C. (S)9601, et seq., or otherwise cause the
                ------                       ------
Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee reserves the right to, instead of taking such action, either resign as Trustee or arrange for the transfer of the title or control of the asset to a court appointed receiver.

          The Trustee shall not be liable to the Issuer or any other Persons for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.

                                   ARTICLE X
                             CONCERNING THE HOLDERS
                             ----------------------

          Section 10.1   Acts of Holders.  (a)  Any request, demand,
                         ---------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (collectively, an "Act" of such
                                                                  ---
Holders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Bonds voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Bonds duly called and held in accordance with the provisions of Article XI, or a
                                                     ----------
combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are received by the Trustee, and when it is specifically required herein, by the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of
                                          -----------
the Trustee, and the Issuer, if made in the manner provided in this Section
                                                                    -------
10.1.  The record of any meeting of Holders of Bonds shall be proved in the
----
manner provided in Section 11.6.
                   ------------

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Bonds held by any Person, and the date or dates of holding the same, shall be proved by the Security Register and the Trustee shall not be affected by notice to the contrary.

          (d) Any Act by the Holder of any Bond (i) shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Bond to any other Person, including the Issuer or any Affiliate thereof.

          (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Bonds for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Bonds may be revoked with respect to any or all of such Bonds by written notice by such Holder (or its duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

          (f) Bonds of any series authenticated and delivered after an Act of Holders may, and shall if required by the Issuer, bear a notation in a form approved by the Issuer as to any action taken by such Act of Holders. If the Issuer shall so determine, new Bonds of any series so modified as to conform, in the opinion of the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for outstanding Bonds of such series, which outstanding bonds shall be cancelled by the Trustee.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date. No such instrument shall be valid or effective if signed more than 90 days after such record date, and may be revoked as provided in paragraph (e) above.

          Section 10.2   Bonds Owned by the Issuer or Affiliates Deemed Not
                         --------------------------------------------------
Outstanding.  In determining whether the Holders of the requisite aggregate
-----------
principal amount of Bonds have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Bonds which are owned by the Issuer or any member of the Issuer or any Affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the Security Register shall be so disregarded. The Issuer shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 10.2, if the pledgee shall establish to the
                     ------------
satisfaction of the Trustee that the pledgee has the right to vote such Bonds and that the pledgee is not an Affiliate of the Issuer. In case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

                                  ARTICLE XI
                               HOLDERS' MEETINGS
                               -----------------

          Section 11.1   Purposes for Which Holders' Meetings May Be Called. A
                         --------------------------------------------------
meeting of Holders may be (but shall not be required to be) called at any time and from time to time pursuant to this Article XI for any of the following
                                       ----------
purposes:

          (a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article IX;
                                   ----------

          (b)  to remove the Trustee and appoint a successor Trustee pursuant to

Article IX;
----------

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 12.2;
                                ------------

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds under any other provision of this Indenture or under applicable law; or

          (e) canvas Holders for any vote held pursuant to the terms of the Intercreditor Agreement.

          Section 11.2   Call of Meetings by Trustee.  The Trustee may at any
                         ---------------------------
time call a meeting of Holders of any series to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, in the manner provided in Section 1.5, not less
                                                         -----------
than 10 nor more than 180 days prior to the date fixed for the meeting, to the Holders of Bonds of such series.

          Section 11.3   Issuer and Holders May Call Meeting.  In case the
                         -----------------------------------
Issuer or the Holders of at least 10% in aggregate principal amount of the Bonds of any series then Outstanding shall have requested the Trustee to call a meeting of Holders of such series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of such Bonds in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 11.1 by giving notice thereof as provided
                              ------------
in Section 11.2.
   ------------

          Section 11.4   Persons Entitled To Vote at Meeting.  To be entitled to
                         -----------------------------------
vote at any meeting of Holders a Person shall be (a) a Holder of one or more Outstanding Bonds with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as proxy for the Holder or Holders of such outstanding bonds by a holder of one or more such Outstanding Bonds.
The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

          Section 11.5   Determination of Voting Rights; Conduct and Adjournment
                         -------------------------------------------------------
of Meeting.  Notwithstanding any other provisions of this Indenture, the Trustee
----------
may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 10.1 or other proof. Except as otherwise permitted or
             ------------
required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 10.1 and the appointment of any proxy shall be
                    ------------
proved in the manner specified in Section 10.1 or by having the signature of the
                                  ------------
Person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or Holders as provided in Section 11.3, in which case the Issuer or the Holders
                          ------------
calling
the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Bonds represented at the meeting and entitled to vote.

          Subject to the provisions of Section 10.2, at any meeting each Holder
                                       ------------
of a Bond of a series or proxy shall be entitled to one vote for each $100 principal amount of Bonds of such series held or represented by him; provided,
                                                                     --------
however, that no vote shall be cast or counted at any meeting in respect of any
-------
Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds of such series held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Holders of such series. Any meeting of Holders duly called pursuant to
Section 11.2 or 11.3 may be adjourned from time to time, and the meeting may be
------------    ----
held as so adjourned without further notice. At any meeting, the presence of Persons holding or representing Bonds with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum may be present, the Persons holding or representing a majority of the Bonds represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

          Section 11.6   Counting Votes and Recording Action of Meeting. The
                         ----------------------------------------------
vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds of such series or of their representatives by proxy and the serial numbers and principal amounts of the Bonds of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2. The record shall show the serial numbers (if any) of
            ------------
the Bonds voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE XII
                            SUPPLEMENTAL INDENTURES
                            -----------------------

          Section 12.1   Supplemental Indentures and Amendments to Financing
                         ---------------------------------------------------
Documents Without Consent of Holders.  Without the consent of the Holders of any
------------------------------------
Bonds, the Issuer, when authorized by a resolution of the Management Committee of the Issuer (copies of which shall be delivered to the Trustee), and the Trustee (or, if the Trustee is not a party to such Financing Document or if another agent is also a party to such Financing Document, the Collateral Agent, the Administrative Agent, the Intercreditor Agent and/or the Securities Intermediary), at any time and from time to time, may enter into or consent to amendments or supplements to the Financing Documents (including this Indenture) in form satisfactory to the Trustee, for any of the following purposes:

          (a) to establish the form and terms of Bonds of any series permitted by Sections 2.1, 2.3 and 2.7, and to provide for the issuance of exchange Bonds
   ------------  ---     ---
as contemplated hereby; or

          (b) to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer incorporated herein by reference or herein contained; or

          (c) to evidence the succession of a new Trustee hereunder pursu-ant to Section 9.9; or
   -----------

          (d) to add to the covenants of the Issuer, for the benefit of the Holders, or to surrender any right or power conferred in this Indenture or any other Financing Document upon the Issuer; or

          (e) to convey, transfer and assign to the Trustee properties or assets to secure the Bonds, or to the Collateral Agent properties or assets to secure the Senior Secured Obligations, and to correct or amplify the description of any property at any time subject to the Lien of this Indenture or the Lien of any Security Document or to assure, convey and confirm unto the Trustee any property subject or required to be subject to the Lien of this Indenture or unto the Collateral Agent any property subject to or required to be subject to the Lien of the Security Documents; or

          (f)  to release any Collateral which the Issuer sells pursuant to
Section 5.1(g); or
--------------

          (g) in connection with and to reflect any amendments to the provisions hereof required by a Rating Agency in circumstances in which a rating reaffirmation is required under this Indenture; provided, however, such
                                                --------  -------
amendments are not, in the judgment of the Trustee, to the prejudice of the Holders or the Trustee; or

          (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to register any Bonds under the Securities Act or the Exchange Act, or to comply with any applicable rules or regulations of any securities exchange on which any Bonds may be listed or to qualify, requalify or continue the qualification of this Indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar United States federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar United States federal statute hereafter enacted; or

          (i) to permit or facilitate the issuance of Bonds in uncertificated form; or

          (j) to cure any ambiguity, to correct or supplement any provision in any Financing Document (including this Indenture) that may be defective or inconsistent with any other provision in such Financing Document, or to make any other provisions with respect to matters or questions arising under any Financing Document, provided, that such action shall not adversely affect the
                    --------
interests of the Holders of any series in any material respect; or

          (k) to grant non-disturbance with respect to the Lien of the Security Documents to any party (other than the Issuer or its successor or transferee) to a Shared Facilities Agreement.

          Section 12.2   Supplemental Indenture with Consent of Holders. Subject
                         ----------------------------------------------
to Section 12.1, with the consent of the Holders of not less than a majority in
   ------------
aggregate principal amount of the Bonds of all series then Outstanding, considered as one class, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer may, and the Trustee, subject to Sections 12.3 and 12.4,
                                                     -------------     ----
shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any mutually agreeable provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if
                                                      --------  -------
there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected considered as one class shall be required; and provided, further, that no such supplemental indenture
                       --------  -------
shall, without the consent of the Holder of each Outstanding Bond directly affected thereby:

          (a) change any Bond Payment Date of any Bond or change the principal amount thereof or the interest thereon, or change the place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Bond Payment Date for such payment (or, in the case of redemption, on or after the Redemption Date); or

          (b) except to the extent expressly permitted by this Indenture or the Intercreditor Agreement, permit the creation of any Lien prior to or pari passu
                                                                     ---- -----
with the Lien of this Indenture with respect to any of the Indenture Collateral, terminate the Lien of this Indenture on any Indenture Collateral (except as specifically contemplated hereby) or deprive any Holder of the security afforded by the Lien of this Indenture; or

          (c) reduce the percentage in principal amount of the Outstanding Bonds the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (d) modify any of the provisions of Section 8.7 or of this Section
                                              -----------            -------
12.2.
----

          A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Bonds, or which modifies the rights of the Holders of Bonds of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series.

          The provisions of Article IX shall not be amended by supplemental
                            ----------
indenture or otherwise without the consent of the Trustee.

          Upon the written request of the Issuer and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 12.3 and 12.4.
                  -------------     ----

          It shall not be necessary for any Act of Holders under this Section
                                                                      -------
12.2 to approve the particular form of any proposed supplemental indenture, but
----
it shall be sufficient if such Act shall approve the substance thereof.

          Section 12.3   Documents Affecting Immunity or Indemnity.  If in the
                         -----------------------------------------
opinion of the Issuer or the Trustee any document required to be executed by it pursuant to the terms of Section 12.2 affects any interest, right, duty,
                         ------------
immunity or indemnity in favor of the Issuer or the Trustee under this Indenture, the Issuer or the Trustee, as the case may be, may in its discretion decline to execute such document.

          Section 12.4   Execution of Supplemental Indentures.  The Trustee may,
                         ------------------------------------
but shall not be required to, take any action that increases its duties and responsibilities hereunder. In executing or accepting the additional trusts created by any Series Supplemental Indenture or other supplemental indenture permitted by this Article XII or the modifications thereby of the trusts created
                  -----------
by this Indenture, the Trustee shall receive, and (subject to Section 9.1) shall
                                                              -----------
be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is permitted by this Indenture.

          Section 12.5   Effect of Supplemental Indentures.  Upon the execution
                         ---------------------------------
of any supplemental indenture under this Article XII, this Indenture shall be,
                                         -----------
and the Bonds shall be deemed to be, modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 12.6   Reference in Bonds to Supplemental Indentures. Bonds
                         ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XII may, and shall if required by the Issuer, bear a
                 -----------
notation in form approved by the Issuer and the Trustee as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Bonds after proper presentation and demand. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds, which shall be cancelled by the Trustee.

                                 ARTICLE XIII
                                  DEFEASANCE
                                  ----------

          Section 13.1   Defeasance.  (a) Subject to Sections 13.1(b) and 13.2,
                         ----------                  ----------------     ----
the Issuer at any time may terminate (i) all its obligations under this Indenture, the Bonds and the other Financing Documents which the Bonds enjoy the benefit of, and may terminate the Liens of the Security Documents on the Collateral to the extent that such Liens run to the benefit of the Trustee, the Holder or other agents under this Indenture, including the Securities Intermediary (a "Legal
                                                                -----
Defeasance"), or (ii) its obligations under any of their covenants under this
----------
Indenture, the Bonds and the other Financing Documents which the Bonds enjoy the benefit of, other than under Sections 4.1(a) and 4.2(a) and their obligation to
                             ---------------     ------
make payments on the Bonds pursuant to Section 2.11, and may terminate the Liens
                                       ------------
of the Security Documents on the Collateral to the extent that such Liens run to the benefit of the Trustee, the Holders or other agents under this Indenture, including the Securities Intermediary (a "Covenant Defeasance"). With respect to
                                          -------------------
any Covenant Defeasance, except as specified in clause (ii) of the preceding sentence, the remainder of this Indenture and the Bonds shall be unaffected thereby. The Issuer may exercise a Legal Defeasance notwithstanding the prior exercise of a Covenant Defeasance. If the Issuer exercises a Legal Defeasance, payment of the Bonds may not be accelerated due to an Event of Default. Upon satisfaction of the conditions set forth herein and on demand of the Issuer, the Trustee (x) shall acknowledge in writing the discharge of the obligations terminated by the Issuer, (y) shall execute (or cooperate in the execution of) documents and deliver (or cooperate in the delivery of) such instruments in writing as shall be required by the Issuer to reconvey, release, assign and deliver to the Issuer any and all of the Trustee's interest in the Indenture Collateral and the Collateral, and the right, title and interest in and to any and all rights conveyed, assigned or pledged to the Trustee or otherwise subject to this Indenture and (z) shall turn over to the Issuer upon request all balances then held by it hereunder. Covenant Defeasance, as effected hereby, means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth under any of the covenants in this Indenture except as set forth herein above, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or to any other provision herein or in any other document.

          (b) Notwithstanding Section 13.1(a) above, the obligations of the
                              ---------------
Issuer pursuant to Sections 2.8, 2.9, 2.10, 2.11 and 9.5 shall survive until the
                   ------------  ---  ----  ----     ---
Bonds have been paid in full. Thereafter, the obligations of the Issuer pursuant to Section 9.5 shall survive.
            -----------

          Section 13.2   Conditions to Defeasance.  Either the Legal Defeasance
                         ------------------------
or the Covenant Defeasance may be exercised only if:

          (a) The Issuer shall have irrevocably deposited, or caused to be deposited, in trust with the Trustee (or another trustee satisfying the requirements of Section 9.7 who shall agree to comply with the provisions of
                -----------
this Article XIII applicable to it) (i) cash in an amount which, when added to
     ------------
any other moneys held by the Trustee and available for such payment and to the amounts deposited pursuant to clauses (ii) and (iii) below, would be sufficient to pay (A) the principal of and interest on all Bonds issued hereunder and under any Series Supplemental Indenture when due, whether on any Bond Payment Date or upon redemption, acceleration or otherwise, and (B) all other sums payable hereunder and under any Series Supplemental Indenture, (ii) non-callable direct obligations of, or obligations guaranteed by, the United States, maturing on or before the date or dates when the payments specified in clause (i) above shall become due, the principal amount of which and the interest thereon, when due, is or will be, in the aggregate and taken together with the amounts deposited pursuant to clauses (i) and (iii), sufficient to make all such payments, and/or (iii) securities evidencing ownership interests in obligations or in specified portions thereof (which shall consist of specified portions of the principal of or interest on such obligations) of the character described in clause (ii), sufficient to make, when taken together with the amounts deposited pursuant to clauses (i) and (ii) all the payments specified in clause (i) above, and such deposit shall not cause the Trustee to have a conflicting interest as defined in and for the purposes of the Trust Indenture Act;

          (b) The Issuer shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the deposited cash and/or the obligations as described in clause (a) of this Section 13.2 without any reinvestment thereof will provide cash at such
     ------------
times and in such amounts as will be sufficient to pay principal of and interest on all Outstanding Bonds when due, whether on any Bond Payment Date or upon redemption, acceleration or otherwise;

          (c) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that as of the date of such opinion (i) subject to certain assumptions and exceptions the trust funds will not, on the 91st day following the deposit, be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) the defeasance trust will not be subject to the rights of holders of Indebtedness other than the Bonds, and (iii) the Holders shall have a perfected security interest under applicable law in the obligations so deposited;

          (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than from the incurrence of Indebtedness the proceeds of which will be used for the Legal Defeasance or the Covenant Defeasance, as the case may be);

          (e) Such Legal Defeasance or Covenant Defeasance, as the case may be, shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Financing Documents) to which the Issuer is a party or by which the Issuer is bound;

          (f) In the case of a Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (g) In the case of a Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

          (h) The Issuer shall have delivered to the Trustee an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

          Neither the obligations nor moneys deposited with the Trustee pursuant to this Section 13.2 shall be substituted, withdrawn, reinvested or used for any
        ------------
purpose other than, and shall be segregated and held in trust for, the payment of the principal of and interest on the Bonds.

                                  ARTICLE XIV
                                  EXCULPATION
                                  -----------

          Section 14.1   Liability to Secured Parties.  Notwithstanding any
                         ----------------------------
other provision of the Financing Documents (but subject to the last sentence of this Section 14.1), there shall be no recourse against (and the Holders and
     ------------
beneficial owners of Bonds and the parties hereto other than the Issuer, and other than in respect of any obligations undertaken directly in the Transaction Documents by any Non-Recourse Party (as defined below), waive any claim against) any member of the Issuer or any of their respective Affiliates (other than the Issuer), shareholders, members, managers, officers, directors, representatives or employees (each, a "Non-Recourse Party") for any liability under this
                       ------------------
Indenture or any other Financing Document, by operation of law or otherwise, and the Secured Parties shall look solely to the Issuer (but not to any Non-Recourse Party) and the Collateral and the rents, issues, profits and proceeds of the Collateral in enforcing rights and obligations under and in connection with the Financing Documents; provided that: (a) the foregoing provisions of this
                     --------
Section 14.1 shall not constitute a waiver, release or discharge of any of the
------------
indebtedness under, or of any of the terms, covenants, conditions or provisions of, this Indenture or any other Financing Document, and the same shall continue until fully paid, discharged, observed or performed, subject to the limitations on recourse against the Non-Recourse Parties contained herein; and (b) the foregoing provisions of this Section 14.1 shall not limit or
                                                 ------------
restrict the right of the Trustee and/or the other Secured Parties to name any Person (but not any Non-Recourse Party) as a defendant in any action or suit for a money judgment, deficiency judgment (which judgment shall in either case be satisfied solely out of the Collateral and any other property of the Issuer) or judicial foreclosure. The foregoing acknowledgments, agreements and waivers shall be enforceable by any Non-Recourse Party. Notwithstanding any of the foregoing, it is expressly understood and agreed, however, that nothing contained in this Section 14.1 shall limit or restrict any right or remedy of
                  ------------
the Secured Parties (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Parties shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud or willful misrepresentation by such Person.

                                  ARTICLE XV
                    REQUEST FOR INFORMATION FROM THE TRUSTEE
                    ----------------------------------------

          Section 15.1   Information to Holders.  With respect to the
                         ----------------------
information and documents required to be delivered to the Trustee by the Issuer pursuant to Rule 144A(d) under the Securities Act or to any Holder or beneficial owner of a Bond pursuant to those sections of this Indenture which state that specified information will be provided to Holders or beneficial owners of the Bonds, the Trustee shall deliver, at the expense of the Issuer, any such documents and information to any Holder or owner of a beneficial interest in a Global Bond who makes a request to the Trustee substantially in the form of Exhibit B hereto (which request may indicate that it is a continuing request for
---------
such information until further notice from such Holder or owner of a beneficial interest in a Global Bond to the contrary) for such documents or information.

          IN WITNESS WHEREOF, the parties hereto have each caused this Indenture to be executed by their duly authorized officers and attested on the date first above written.

                                          ELWOOD ENERGY LLC


                                          By: /s/ Don Burnette
                                             ------------------------------
                                             Name:  Don Burnette
                                             Title: Authorized Representative


                                          BANK ONE TRUST COMPANY,
                                          NATIONAL ASSOCIATION,
                                          as Trustee and Securities Intermediary

                                          By: /s/ Benita A. Pointer
                                             -------------------------------
                                             Name:  Benita A. Pointer
                                             Title: Account Executive

                                  SCHEDULE I

                                   INSURANCE
                                   ---------

                                 SCHEDULE II-A

                      OPTIONS UNDER POWER SALES AGREEMENTS
                      ------------------------------------
                    (WITH INDEPENDENT ENGINEER CONFIRMATION)
                    ----------------------------------------

Unless otherwise indicated, all references to Sections shall refer to the named
Section in the applicable Power Sales Agreement:

"Options" under the Exelon Power Sales Agreement

Section 6(f)(v): If a new air compliance program would result in annual costs to Exelon in excess of the Pass Through Cap Amount, Elwood may, subject to the satisfaction of Section 5.1(b)(i) of the Indenture, elect to absorb the excess costs or ask Exelon to pay the costs (whereupon Exelon may pay the costs, terminate the agreement or reopen the pricing).

                                    II-A-1

                                 SCHEDULE II-B

                     OPTIONS UNDER POWER SALES AGREEMENTS
                     ------------------------------------
                        (WITHOUT ISSUER CERTIFICATION)
                        ------------------------------

Unless otherwise indicated, all references to Sections shall refer to the named
Section in the applicable Power Sales Agreement:

"Options" under the Engage Power Sales Agreement

Section 6(b): Elwood may, subject to the satisfaction of Section 5.1(b)(ii) of the Indenture, operate the Units in excess of their net dependable capacity and offer to sell the excess capacity to Engage.

Section 6(d)(ii): Elwood may, subject to the satisfaction of Section 5.1(b)(ii) of the Indenture, increase, reduce, curtail or interrupt generation at the Units in accordance with Prudent Utility Practice or as may be necessary to operate, maintain or protect the Units during an "Emergency Condition."

"Options" under the Aquila Power Sales Agreements

Section 4.3.1: Elwood may, subject to the satisfaction of Section 5.1(b)(ii) of the Indenture, overfire a Unit to compensate for the Forced Derating of another Unit.

Section 4.8: During an Emergency condition, Elwood may, subject to the satisfaction of Section 5.1(b)(ii) of the Indenture, increase, reduce, curtail or interrupt generation at the Facility or take other action that Elwood deems reasonably necessary to operate, maintain and protect the Facility during the Emergency condition.

Section 13.3.2: If an Aquila event of default is continuing, Elwood may, subject to the satisfaction of Section 5.1(b)(ii) of the Indenture, sell capacity and energy to third parties during the continuance.

                                    II-B-1

                                 SCHEDULE III

                   CAPACITY PERCENTAGE CALCULATION EXAMPLES
                   ----------------------------------------

The following examples illustrate how the applicable percentage of capacity covered by Permitted PPAs is to be calculated:

Assume for the purposes of each example that the capacity of the Project is 1400 MW.

Example 1:     On the applicable date of determination, the Issuer is party to
               Permitted PPAs with terms that extend for all eight of the quarters that follow such date. These Permitted PPAs cover, in the aggregate, 1000 MW of the Project's capacity. Therefore, the applicable percentage is (1000/1400) x 100% = 71.4%.

Example 2:     On the applicable date of determination, the Issuer is party to
               Permitted PPAs with terms that extend for the first six of the eight quarters that follow such date. These Permitted PPAs cover
               1000 MW of the Project's capacity during such first six quarters and 0 MW of the Project's capacity during the seventh and eight quarters following such date. Therefore, the applicable percentage is [(1000/1400) x (75%)] + [(0/1400) x (25%)] =
               (53.6%) + (0%) = 53.6%

Example 3:     On the applicable date of determination, the Issuer is party to
               Permitted PPAs that cover 1000 MW of the Project's capacity during the first six quarters following such date and 500 MW of the Project's capacity during the seventh and eight quarters following such date. Therefore, the applicable percentage is
               [(1000/1400) x (75%)] + [(500/1400) x (25%)] = (53.6%) + (8.9%) =
               62.5%

Example 4:     On the applicable date of determination, the Issuer is party to
               Permitted PPAs that cover 0 MW of the Project's capacity during the first six quarters following such date and 1400 MW of the Project's capacity during the seventh and eight quarters following such date. Therefore, the applicable percentage is [(0/1400) x (75%)] + [(1400/1400) x (25%)] = (0%) + (25%) = 25%

Example 5:     On the applicable date of determination, the Issuer is party to
               Permitted PPAs that cover 1400 MW of the Project's capacity during the first four quarters following such date and 0 MW of the Project's

                                     III-1
               capacity during the fifth, sixth, seventh and eighth quarters following such date. Therefore, the applicable percentage is [(1400/1400) x (50%)] + [(0/1400) x (50%)] = (50%) + (0%) = 50%

Example 6:     On the applicable date of determination, the Issuer is party to
               Permitted PPAs that cover 1400 MW of the Project's capacity during the first 3 1/2 quarters following such date and 0 MW of the Project's capacity during the last 1/2 of the fourth quarter and during the fifth, sixth, seventh and eighth quarters following such date. Therefore, the applicable percentage is [(1400/1400) x (43.75%)] + [(0/1400) x (56.25%)] = (43.75%) +
               (0%) = 43.75%
                                     III-2

                                                                       EXHIBIT A

                             CONSENT AND AGREEMENT
                             ---------------------

          This CONSENT AND AGREEMENT (this "Consent"), dated as of [________],
                                            -------
[_____] is between [Party to Assigned Agreement], a [______] [corporation][limited liability company][limited partnership] (the "Consenting
                                                                    ----------
Party"), and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent
-----
(together with its successors in such capacity, the "Collateral Agent") for the
                                                     ----------------
Secured Parties pursuant to the Collateral Agency Agreement, dated as of October 23, 2001 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Collateral Agency Agreement"),
                                                ---------------------------
among Elwood Energy LLC (the "Issuer"), the Administrative Agent, the Collateral
                              ------
Agent, the Intercreditor Agent, the Securities Intermediary and the other Secured Parties party thereto.

          All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Indenture, dated as of October 23, 2001, between the Issuer and Bank One Trust Company, National Association, as trustee (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Indenture").
 ----------

                                   RECITALS
                                   --------

          A. The Issuer has entered or will enter into certain documents providing for, among other things, the ownership, development, construction, operation, maintenance and financing of a 1,409 megawatt ("MW") natural gas-
                                                           --
fired electric generating peaking facility to be located in Elwood, Illinois (the "Project").
      -------

          B. The Consenting Party and the Issuer have entered into the [Title of Assigned Agreement], dated [_________], by and between the Consenting Party and the Issuer (as further amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof and hereof, the "Assigned
                                                                        --------
Agreement").
---------

          C. Pursuant to the Security Agreement, dated as of October 23, 2001 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Security Agreement"), between the Issuer
                                        ------------------
and the Collateral Agent, as security for the Senior Secured Obligations, the Issuer has assigned all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement and all of its rights to receive payment under or with respect to such Assigned Agreement and all payments due and to become due to the Issuer under or with respect to such Assigned Agreement, whether as contractual obligations, damages, indemnity payments or otherwise, to the Collateral Agent for the benefit of the Secured Parties.

          D. Certain financing documents relating to the Project ("the Financing Documents") contemplate the execution, delivery and implementation of
-------------------
this Consent and its exhibits and it is a condition precedent to the making of Disbursements under the Financing Documents that the Consenting Party shall have executed and delivered this Consent.

          NOW THEREFORE, in consideration of the Secured Parties now or hereafter entering into the Financing Documents and to induce the Secured Parties to purchase, hold and release the proceeds of the issuance and sale of the senior secured bonds (the "Bonds") and other senior secured obligations
                               -----
(together with the Bonds, the "Senior Secured Obligations"), and for other good
                               --------------------------
and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

SECTION 1.   CONSENT TO ASSIGNMENT, ETC.
             ---------------------------

          1.1  Consent to Assignment.  The Consenting Party (a) acknowledges
               ---------------------
that the Secured Parties are now or hereafter entering into the Financing Documents in reliance upon the execution and delivery by the Consenting Party of this Consent, (b) consents in all respects to the pledge and assignment to the Collateral Agent pursuant to the Security Agreement of all of the Issuer's right, title and interest in, to and under the Assigned Agreement including, without limitation, all of the Issuer's rights to receive payment under or with respect to the Assigned Agreement and all payments due and to become due to the Issuer under or with respect to the Assigned Agreement, whether as contractual obligations, damages, indemnity payments or otherwise (collec tively, the "Assigned Interests"), and (c) acknowledges the right of the Collateral Agent or
 ------------------
any designee of the Collateral Agent, in the exercise of the Collateral Agent's rights and remedies under the Security Agreement, to make all demands, give all notic es, take all actions and exercise all rights of the Issuer under the Assigned Agreement.

          1.2  Substitute Owner. The Consenting Party agrees that (i) if the
               ----------------
Collateral Agent shall notify the Consenting Party in writing that an event of default under the Financing Documents has occurred and is continuing and that the Collateral Agent or any designee of the Collateral Agent has elected to exercise the rights and remedies set forth in the Security Agreement, then the Collateral Agent, the Collateral Agent's designee or the Collateral Agent's transferee or any purchaser of the Assigned

Interests in a judicial or nonjudicial foreclosure sale, in each case, which is a "Permitted Assignee" and assumes the obligations of the Issuer under the Assigned Agreement and cures any outstanding monetary defaults (the "Substitute
                                                                     ----------
Owner"), shall be substituted for the Issuer under the Assigned Agreements and
-----
(ii) in such event, the Consenting Party will recognize the Substitute Owner and will continue to perform its obligations under the Assigned Agreement in favor of the Substitute Owner. "Permitted Assignee" shall mean a Person (i) who is
                          ------------------
creditworthy in the reasonable judgment of the Consenting Party and (ii) who possesses experience in the operation of electric generation facilities or who has contracted for the operation of the Project with an operator who possesses such experience. A Person whose credit is comparable to that of the Issuer shall be deemed "creditworthy" for the purposes hereof.

          1.3  Right to Cure.  In the event of a default by the Issuer in the
               -------------
performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agree ment which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Consenting Party to terminate the Assigned Agreement (each hereinafter a "default"), the Consenting Party will not
                                        -------
terminate the Assigned Agreement until it first gives prompt written notice of such default to the Collateral Agent or its designees and affords each such party a period of at least thirty (30) days (or if such default is a nonmonetary default, such longer period as is required so long as any such party has commenced and is diligently pursuing appropriate action to cure such default) from receipt of such notice to cure such default; provided, however, that if any
                                                  --------  -------
such party is prohibited from curing any such default by any pro cess, stay or injunction issued by any governmental authority or pursuant to any bank ruptcy or insolvency proceeding or other similar proceeding involving the Issuer, then provided that the Collateral Agent is diligently pursuing its rights to cure such default, the time periods specified herein for curing a default shall be extended for the period of such prohibition.

          1.4  No Amendments.  The Consenting Party agrees that it will not
               -------------
enter into any amendment, supplement, assignment, transfer, suspension, novation, extension, restatement or other modification of the Assigned Agreement, or enter into any consensual or unilateral cancellation or termination of the Assigned Agreement (except as permitted pursuant to the terms of the Assigned Agreement, subject to Section 1.3 of this Consent), or assign or
                                      -----------
otherwise transfer any of its right, title and interest under the Assigned Agreement, or consent to any such assignment or transfer by the Issuer, unless the Consenting Party has received (i) the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld, (ii) a written acknowledgment from the Collateral Agent that its consent is not required or (iii) a written certificate from the Issuer that the Collateral Agent's consent is not required under Section 5.1(a) or (b) of the Indenture.

          1.5  Replacement Agreement.  In the event that the Assigned Agreement
               ---------------------
is terminated as a result of any bankruptcy or insolvency proceeding affecting the Issuer, the Consenting Party will, at the option of the Collateral Agent, enter into a new agreement with the Collateral Agent or its transferee or nominee having terms substantially the same as the terms of the Assigned Agreement.

          1.6  No Liability.  The Consenting Party acknowledges and agrees that
               ------------
neither the Collateral Agent nor its designees shall have any liability or obligation under the Assigned Agreement as a result of this Consent, the Security Agreement or otherwise nor shall the Collateral Agent or its designees be obligated or required to (i) perform any of the Issuer's obligations under the Assigned Agreement, except during any period in which the Collateral Agent is a Substitute Owner pursuant to Section 1.2, in which case the obligations of
                                  -----------
such Substitute Owner shall be no more than that of the Issuer under the Assigned Agreement, or (ii) take any action to collect or enforce any claim for payment assigned under the Security Agreement.

          1.7  Delivery of Notices.  The Consenting Party shall deliver to the
               -------------------
Collateral Agent and its designees, concurrently with the delivery thereof to the Issuer, a copy of each material notice, request or demand given by the Consenting Party to the Issuer pursuant to the Assigned Agreement.

SECTION 2.   PAYMENTS UNDER THE ASSIGNED AGREEMENT
             -------------------------------------

           2.1 Payments.  The Consenting Party will pay all amounts payable by
               --------
it under the Assigned Agreement in the manner and as and when required by the Assigned Agreement directly into the appropriate account specified on Exhibit A
                                                                      ---------
hereto, or to such other person or account as shall be specified from time to time by the Collateral Agent to the Consenting Party in writing. By its acceptance and agreement to this Consent, the Issuer, for itself and its successors and permitted assigns, consents to making by the Consenting Party of payments as provided in the previous sentence.

           2.2 No Offset, etc.  All payments required to be made by the
               --------------
Consenting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, other than that expressly allowed by the terms of the Assigned Agreement.

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE
             -------------------------------------

          CONSENTING PARTY
          ----------------

          In order to induce the Secured Parties to enter into the Financing Documents, purchase, hold and release the proceeds of the issuance and sale of the Bonds, the Consenting Party makes the following representations and warranties as to itself as of the date hereof.

           3.1 Organization.  The Consenting Party is a [corporation][limited
               ------------
liability company][limited partnership] duly organized, validly existing and in good standing under the laws of the state of its formation, and is duly qualified, authorized to do business and in good standing as a limited liability company in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, and has all requisite power and authority to enter into and to perform its obligations hereunder and under the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

           3.2 Authorization.  The execution, delivery and performance by the
               -------------
Consenting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary corporate action on the part of the Consenting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of (a) the Consenting Party or
(b) any other person or entity, except approvals or consents which have previously been obtained.

           3.3 Execution and Delivery; Binding Agreements.  Each of this Consent
               ------------------------------------------
and the Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Consenting Party by the appropriate officers of the Consenting Party, and constitutes the legal, valid and binding obligation of the Consenting Party, enforceable against the Consenting Party in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insol vency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceed ing in equity or at law).

           3.4 Litigation.  There is no legislation, litigation, action, suit,
               ----------
proceeding or investigation pending or (to the best of the Consenting Party's knowl edge after due inquiry) threatened against the Consenting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (a) could adversely affect the performance by the Consenting Party of its obligations hereunder or under the As signed Agreement, or which could modify or otherwise adversely affect the Approvals (as defined in Section 3.6), (b)
                                                           -----------
could have a material adverse effect on the condition (financial or otherwise), business or operations of the Consenting Party or (c) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

           3.5 Compliance with Other Instruments, Etc.  The execution, delivery
               --------------------------------------
and performance by the Consenting Party of this Consent and the performance by the Consenting Party of the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, breach of or default under any term of its formation or governance documents, or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it, except for any such violations which, individually or in the aggregate, would not adversely affect the performance by the Consenting Party of its obligations under this Consent and the Assigned Agreement.

           3.6 Government Consent.  No consent, order, authorization, waiver,
               ------------------
approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "Approvals"), is
                                                             ---------
required to be obtained by the Consenting Party in connection with the performance of the Assigned Agreement or the consummation of the transactions contemplated thereunder, except which have been previously obtained.

           3.7 No Default or Amendment.  Neither the Consenting Party nor, to
               -----------------------
the best of the Consenting Party's knowledge, any other party to the Assigned Agree ment is in default of any of its obligations thereunder. The Consenting Party and, to the best of the Consenting Party's knowledge, each other party to the Assigned Agreement has complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement. To the best of the Consenting Party's knowledge, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either the Consenting Party or the Issuer to terminate or suspend its obligations under the Assigned Agreement. The Assigned Agreement has not been amended, modified or supplemented in any manner.

           3.8 No Previous Assignments.  The Consenting Party has no notice of,
               -----------------------
and has not consented to, any previous assignment by the Issuer of all or any part of its rights under the Assigned Agreement.

SECTION 4.   OPINION OF COUNSEL
             ------------------

          The Consenting Party shall deliver an opinion of counsel relating to the Assigned Agreement and this Consent, which opinion shall be substantially in the form attached hereto as Exhibit B.
                            ---------

SECTION 5.   MISCELLANEOUS
             -------------

           5.1 Notices.  All notices and other communications hereunder shall be
               -------
in writing, shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice of communication ineffective), shall be sent by first class mail, by personal delivery or by a nationally recognized courier service, and shall be directed
(a) if to the Consenting Party, in accordance with the Assigned Agreement, (b) if to the Collateral Agent, to ____________, Attention: _________, Telefax:
________, Telephone: _________, and (c) to such other address or addressee as any such party may designate by notice given pursuant hereto.

           5.2 Governing Law; Submission to Jurisdiction.
               -----------------------------------------

               (a) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

               (b) Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent, the Consenting Party hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. The Consenting Party irrevocably designates, appoints and empowers CT Corporation, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf service of any and all legal process, summons, notices and documents which may be served in such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Consenting Party agrees to designate a new designee, appointee and agent in New York, New York on terms and for purposes of this provision satisfactory to the Collateral Agent. The Consenting Party further irrevoca bly consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Consenting Party at its notice address provided pursuant to Section 5.1 hereof. The Consenting Party hereby irrevocably
                     -----------
waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent or its designees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Consenting Party in any other jurisdiction. [Choice of Law and Venue subject to negotiation based on the law governing the Assigned Agreement].

           5.3 Counterparts.  This Consent may be executed in any number of
               ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

           5.4 Headings Descriptive.  The headings of the several sections and
               --------------------
subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

           5.5 Severability.  In case any provision in or obligation under this
               ------------
Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or im paired thereby.

           5.6 Amendment, Waiver.  Neither this Consent nor any of the terms
               -----------------
hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Consenting Party and the Collateral Agent.

           5.7 Termination.  The Consenting Party's obligations hereunder are
               -----------
absolute and unconditional, and the Consenting Party has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obli gation or liability hereunder (a) so long as any Bonds shall be outstanding and (b) until all other Senior Secured Obligations shall have been indefeasibly satisfied in full in cash or cash equivalents; provided,
                                                                      --------
however, in the event that the Assigned Agreement terminates on its scheduled
-------
termination date at the end of the Term (as defined in the Assigned Agreement) or in accordance with Section 1.4 hereof prior to the satisfaction of such
                      -----------
obligations, the Consenting Party's obligations hereunder shall terminate. Any liabilities of the parties existing before such termination date shall survive the termination of this Consent. The Collateral Agent shall notify the Consenting Party when all such obligations have been satisfied.

           5.8  Successors and Assigns.  This Consent shall be binding upon the
                ----------------------
Consenting Party and its permitted successors and assigns and shall inure to the benefit of the Collateral Agent, its designees and their respective successors and assigns, the Secured Parties and any successor, assign or holder of any debt that amends, restates or refinances the debt of the Issuer relating to the Project.

           5.9  Further Assurances.  The Consenting Party hereby agrees to exe
                ------------------
cute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent.

           5.10 Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE
                -----------------------
LAW, THE CONSENTING PARTY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONSENT OR ANY MATTER ARISING HEREUNDER.

           5.11 Entire Agreement.   This Consent and any agreement, document or
                ----------------
instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Consent and any such agreement, document or instrument, the terms, conditions and provisions of this Consent shall prevail.


        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the Consenting Party has caused this Con sent to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              [CONSENTING PARTY]


                              By: ________________________
                                  Name:
                                  Title:


Accepted and Agreed to:

BANK ONE TRUST COMPANY,
NATIONAL ASSOCIATION,
     as Collateral Agent


By:  _________________________
     Name:
     Title:

ELWOOD ENERGY LLC


By:  _________________________
     Name:
     Title:

                                                                    Exhibit A to
                                                   Form of Consent and Agreement
                                                   -----------------------------

          All amounts payable by the Consenting Party under the Assigned Agreement shall be paid as follows:

Bank:     __________________________________
ABA#:     __________________________________
A/C#      __________________________________
Ref:      __________________________________
Attn:     __________________________________

                                                                    Exhibit B to
                                                   Form of Consent and Agreement
                                                   -----------------------------



                FORM OF OPINION OF COUNSEL TO [CONSENTING PARTY]
                ------------------------------------------------


           1.  [___________] (the "Consenting Party") has been duly formed or
                                   ----------------
incorporated and is validly existing and in good standing under the laws of the jurisdiction of its formation.

           2. The Consenting Party is duly qualified and authorized to do business and is in good standing in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

           3. The Consenting Party has the power and authority to execute and deliver the Assigned Agreement and the Consent and Agreement, dated as of [________] (the "Consent"), between the Consenting Party and Bank One Trust
                 -------
Company, National Association, as Collateral Agent, and perform all of its obligations under the Assigned Agreement and the Consent.

           4. The execution and delivery by the Consenting Party of the Consent and the consummation by the Consenting Party of the transactions contemplated thereby have been duly authorized by all requisite [______] power or other action on the part of the Consenting Party and do not require any approval or consent of any holder (or any trustee for or agent of any holder) of any indebtedness or other obligation of the Consenting Party or any other person or entity, other than approvals or consents which have previously been obtained and which are in full force and effect.

           5. The Assigned Agreement and the Consent has been duly executed and delivered by the Consenting Party.

           6. The Assigned Agreement and the Consent constitutes the valid and binding obligation of the Consenting Party enforceable against the Consenting Party in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

          7. The execution and delivery by the Consenting Party of the Assigned Agreement and the Consent and the performance by the Consenting Party of its obligations thereunder do not (a) conflict with the formation or governance documents of the Consenting Party or (b) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Consenting Party pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which the Consenting Party is a party or by which it or any of its properties or assets is bound, which conflict, breach or lien could reasonably be expected to have a material adverse effect on the Consenting Party.

                                   EXHIBIT B

                FORM OF REQUEST FOR INFORMATION FROM THE TRUSTEE
                ------------------------------------------------

Bank One Trust Company, National Association
1 Bank One Plaza
Mail Suite 1L1-0823
Chicago, Illinois 60670-0823

Attention:  Global Corporate Trust Services

     Re:  $402,000,000 8.159% Senior Secured
          Bonds due July 5, 2026

          Pursuant to Section 15.1 of that certain Trust Indenture, dated as of
                      ------------
October 23, 2001 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between Elwood Energy LLC
                                        ---------
(the "Issuer") and Bank One Trust Company, National Association, as Trustee (the
      ------
"Trustee"), [NAME OF HOLDER], as beneficial holder, hereby requests, which
 -------
request is a continuing request until further notice to the contrary, that you deliver to us at [ADDRESS OF HOLDER] all information and copies of all documents that the Issuer is required to deliver, and has delivered, to you pursuant to Rule 144A(d) under the Securities Act of 1933, as amended, or pursuant to those sections of the Indenture which state that specified information will be provided to holders or beneficial owners of the bonds issued thereunder upon their request. [NAME OF HOLDER] hereby certifies that it is a beneficial holder of Bonds issued under the Indenture.


[NAME OF HOLDER]


____________________________ _____________________
Authorized Signature         Date

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF TRANSFER
                        -------------------------------

Elwood Energy LLC
c/o Peoples Energy Resources Corp.
130 East Randolph Drive
Chicago, IL  60601
Attention:  John E. Horton

     with a copy to:

Elwood Energy LLC
c/o Dominion Resources Services, Inc.
120 Tredegar Street
Richmond, VA  23219
Attention:  Donald Burnette

Bank One Trust Company, National Association
1 Bank One Plaza
Mail Suite 1L1-0823
Chicago, IL  60670-0823
Attention:  Global Corporate Trust Services

     Re: [fill in full title of securities]
         ----------------------------------

          Reference is hereby made to the Indenture, dated as of October 23, 2001 (the "Indenture"), between Elwood Energy LLC, (the "Issuer"), and Bank One Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "Transferor") owns and proposes to transfer the Bond[s] or interest in such Bond[s] specified in Annex A hereto, in the principal amount of $___________ in such Bond[s] or interests (the "Transfer"), to __________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. [_] Check if Transferee will take delivery of a beneficial interest
                 ---------------------------------------------------------------
in the 144A Global Bond or a Definitive Bond Pursuant to Rule 144A.  The
------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Bond is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Bond for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Bond and/or the Definitive Bond and in the Indenture and the Securities Act.

          2. [_] Check if Transferee will take delivery of a beneficial interest
                 ---------------------------------------------------------------
in the Temporary Regulation S Global Bond, the Regulation S Global Bond or a
----------------------------------------------------------------------------
Definitive Bond pursuant to Regulation S.  The Transfer is being effected
----------------------------------------
pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Bond, the Temporary Regulation S Global Bond and/or the Definitive Bond and in the Indenture and the Securities Act.

          3. [_] Check and complete if Transferee will take delivery of a
                 --------------------------------------------------------
beneficial interest in a Definitive Bond pursuant to any provision of the
-------------------------------------------------------------------------
Securities Act other than Rule 144A or Regulation S.  The Transfer is being
---------------------------------------------------
effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Bonds and Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) [_] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

     (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

                                       or

          4. [_] Check if Transferee will take delivery of a beneficial interest
                 ---------------------------------------------------------------
in an Unrestricted Global Bond or of an Unrestricted Definitive Bond.
--------------------------------------------------------------------

     (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds, on Restricted Definitive Bonds and in the Indenture.

     (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement

Legend printed on the Restricted Global Bonds, on Restricted Definitive Bonds and in the Indenture.

     (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds or Restricted Definitive Bonds and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                           ___________________________________
                               [Insert Name of Transferor]


                           By:________________________________
                              Name:
                              Title:

Dated:_______

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)   [_]  a beneficial interest in the:

           (i)  [_] 144A Global Bond (CUSIP _____), or

           (ii) [_] Regulation S Global Bond (CUSIP______); or

     (b)   [_] a Restricted Definitive Bond.

2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a)   [_]  a beneficial interest in the:


           (i)    [_] 144A Global Bond (CUSIP______), or

           (ii)   [_] Regulation S Global Bond (CUSIP_____); or

           (iii)  [_] Unrestricted Global Bond (CUSIP_____); or

     (b)   [_]  a Restricted Definitive Bond; or

     (c)   [_]  an Unrestricted Definitive Bond,

in accordance with the terms of the Indenture.

                                   EXHIBIT D

                        FORM OF CERTIFICATE OF EXCHANGE
                        -------------------------------


Elwood Energy LLC
c/o Peoples Energy Resources Corp.
130 East Randolph Drive
Chicago, IL  60601
Attention:  John E. Horton

     with a copy to:

Elwood Energy LLC
c/o Dominion Resources Services, Inc.
120 Tredegar Street
Richmond, VA  23219
Attention:  Donald Burnette

Bank One Trust Company, National Association
1 Bank One Plaza
Mail Suite 1L1-0823
Chicago, IL  60670-0823
Attention:  Global Corporate Trust Services

          Re: [fill in full title of securities]
              ----------------------------------

                             (CUSIP ____________)

          Reference is hereby made to the Indenture, dated as of October 23, 2001 (the "Indenture"), between Elwood Energy LLC, (the "Issuer"), and Bank One Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________, (the "Owner") owns and proposes to exchange the Bond[s] or interest in such Bond[s] specified herein, in the principal amount of $____________ in such Bond[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1.  Exchange of Restricted Definitive Bonds or Beneficial Interests in
              ------------------------------------------------------------------
a Restricted Global Bond for Unrestricted Definitive Bonds or Beneficial
------------------------------------------------------------------------
Interests in an Unrestricted Global Bond
----------------------------------------

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Bond to beneficial interest in an Unrestricted Global Bond.
In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for a beneficial interest in an Unrestricted Global Bond in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Bonds and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Bond to Unrestricted Definitive Bond. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] Check if Exchange is from Restricted Definitive Bond to beneficial interest in an Unrestricted Global Bond. In connection with the Owner's Exchange of a Restricted Definitive Bond for a beneficial interest in an Unrestricted Global Bond, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [_] Check if Exchange is from Restricted Definitive Bond to Unrestricted Definitive Bond. In connection with the Owner's Exchange of a Restricted Definitive Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Unrestricted Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2.  Exchange of Restricted Definitive Bonds or Beneficial Interests in
              ------------------------------------------------------------------
Restricted Global Bonds for Restricted Definitive Bonds or Beneficial Interests
-------------------------------------------------------------------------------
in Restricted Global Bonds
--------------------------

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Bond to Restricted Definitive Bond. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for a Restricted Definitive Bond with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Bond is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Bond issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Bond and in the Indenture and the Securities Act.

          (b) Check if Exchange is from Restricted Definitive Bond to beneficial interest in a Restricted Global Bond. In connection with the Exchange of the Owner's Restricted Definitive Bond for a beneficial interest in the [CHECK ONE] [_] 144A Global Bond, [_] Regulation S Global Bond, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bonds and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Bond and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                ______________________________
                                  [Insert Name of Transferor]

                    By:______________________________
                       Name:
                       Title:

Dated:_____________

                                   EXHIBIT E

                                [Form of face of
                     [__]% Senior Secured Bonds due [____]]

                               ELWOOD ENERGY LLC
                     [__]% SENIOR SECURED BONDS DUE [____]

          [INSERT THE GLOBAL BOND LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

          [INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

          [INSERT THE REGULATION S TEMPORARY GLOBAL BOND LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

No. ______

CUSIP NUMBER:              ____________

PRINCIPAL AMOUNT:         $____________

FINAL BOND PAYMENT DATE:   ____________

ISSUE DATE:                ____________

REGISTERED HOLDER:         [IF THIS BOND IS A GLOBAL BOND,
                           INSERT: "Cede & Co."]

INTEREST RATE:             ______%


          ELWOOD ENERGY LLC, a Delaware corporation (hereinafter called the "Issuer"), which term includes any successor or assign under the Indenture
 ------
referred to below), for value received hereby promises to pay to [________________] [IF A GLOBAL BOND, INSERT "CEDE & CO."], or its registered assigns, the outstanding principal amount hereof, such payment to be made in semiannual installments on January 5 and July 5 of each year (commencing
[____________]) and ending on the final Bond Payment Date set forth above, each such installment to be in an amount equal to the principal amount hereof multiplied by the percentage set forth opposite the applicable payment date in the table set forth on Annex A attached hereto (provided that the portion of the
                       -------                  --------
principal amount remaining unpaid on the final Bond Payment Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the final Bond Payment Date), and to pay interest on the unpaid portion of the Principal Amount at the interest rate set forth above from the most recent Bond Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the issue date set forth above, semiannually on January 5 and July 5 in each year (commencing [_______________]) until the principal amount is paid in full or payment thereof is duly provided for. Any installment of principal and, to the extent permitted by applicable law, any payment of interest not punctually paid or duly provided for shall continue to bear interest at a rate equal to the interest rate set forth above. The principal and interest so payable, and punctually paid or duly provided for, at any Bond Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered in the Security Register at the close of business on the Regular Record Date for such payment of principal and interest, which shall be the 15th day (whether or not a Business Day) next preceding such Bond Payment Date. Any such principal and interest that is payable, but is not so punctually paid or duly provided for at any Bond Payment Date, shall forthwith cease to be payable to the Holder hereof on such Regular Record Date, and such Overdue Interest or Overdue Principal may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Overdue Principal and Overdue Interest (together with any other amounts payable with respect to such Overdue Principal and Overdue Interest), to be fixed by the Trustee, notice of which shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal of and interest on this Bond shall be made (i) if the Issuer so elects, by check mailed to the Holder of this Bond at his or her registered address or (ii) otherwise, at the Place of Payment; provided that the final installment of principal payable with respect
         --------
to this Bond shall be made as provided in Section 6.5 of the Indenture (in the
                                          -----------
event this Bond is redeemed) or shall be made upon presentation and surrender of this Bond at the Place of Payment. All payments in respect of this Bond shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts.

          [INSERT THE FOLLOWING IF THIS IS A REGULATION S TEMPORARY GLOBAL BOND:] Until this Regulation S Temporary Global Bond is exchanged for one or more Regulation S Permanent Global Bonds, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Bond shall in all other respects be entitled to the same benefits as other Bonds under the Indenture.]

          Whenever any amount to be paid hereunder is stated to be due on a day that is not a Business Day, such amount shall be payable on the next succeeding Business Day, and if such payment is timely made, no interest shall accrue for the period from and after the day on which such payment was due. Interest payments for this Bond will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

          Reference is made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

                                      ELWOOD ENERGY LLC


                                      By:__________________
                                         Name:
                                         Title:

                         CERTIFICATE OF AUTHENTICATION

Dated:

          This Bond is one of the [___]% Senior Secured Bonds due
[_______________] of Elwood Energy LLC referred to in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION as Trustee


By:__________________________________
   Authorized Signatory

                              [Form of reverse of
                    [___]% Senior Secured Bonds due [______]

                               ELWOOD ENERGY LLC
                    [___]% SENIOR SECURED BONDS DUE [_____]


          This bond is one of an authorized issue of Bonds of the Issuer known as its [___]% Senior Secured Bonds due [______] (the "Bonds"). The Bonds are
                                                      -----
issued under the Trust Indenture dated as of October 23, 2001 (the "Original
                                                                    --------
Indenture") between the Issuer and Bank One Trust Company, National Association,
---------
a national banking association formed under the laws of the United States, as trustee (in such capacity, together with its successors in such capacity, the

"Trustee"), as supplemented by the [_______] Supplemental Indenture dated as of
--------
[______________] (the "[_________] Supplemental Indenture") between the Issuer
                                  -----------------------
and the Trustee (the Original Indenture, as so supplemented, and as the same may be amended, modified and further supplemented, the "Indenture"). All
                                                    ---------
capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Indenture.

          All Bonds of any series issued and Outstanding under the Indenture rank on a parity with each other Bond of the same series and with all Bonds of each other series. Reference is hereby made to the Indenture for a description of the nature and extent of the Bonds and the respective rights, limitations of the rights, duties and immunities thereunder of the Holders of the Bonds and of the Trustee and the Issuer in respect of the Bonds and the terms upon which the Bonds are made and are to be authenticated and delivered.

          Except as otherwise specifically provided in the Indenture, the Intercreditor Agreement or the Deposit and Disbursement Agreement, all payments of principal of, premium, if any, and interest on this Bond are (i) payable only from the assets of the Issuer and the income and proceeds thereof received by the Trustee or the Administrative Agent and allocable to the Trustee therefrom and (ii) secured by assets subject to the Lien of the Indenture, and all payments of principal, premium, if any, and interest shall be made in accordance with the terms of the Indenture. Each Holder, by acceptance of this Bond, hereby acknowledges and agrees that recourse for any such amounts payable shall be otherwise limited in accordance with Section 2.15 and Section 14.1 of the
                                        ------------     ------------
Original Indenture.

          The obligations of the Issuer to pay the principal of and interest on the Bonds when due as herein prescribed are absolute and unconditional and no provision of this Bond or the Indenture shall alter or impair such obligations.

          The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer without the consent of the Holders or with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds of all series then Outstanding, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any Act (as such term is defined in the Indenture), including, but not limited to, such a consent, waiver or direction by the Holder of this Bond shall be conclusive and binding upon the Holder and upon all future Holders of this Bond and the Holder of every Bond issued upon the transfer hereof or the exchange herefor or in lieu hereof whether or not notation of such Act is made upon this Bond.

          As provided in the Indenture, the aggregate principal amount of Bonds which may be issued, authenticated and delivered thereunder is unlimited. This Bond is one of the series designated on the face hereof, limited to [$______________] in aggregate principal amount as provided in the [_______] Supplemental Indenture.

          This Bond and all Bonds issued or to be issued in the series created under the [_______] Supplemental Indenture [are (i) redeemable at the option of the Issuer, in accordance with the terms of the Indenture and the [_______] Supplemental Indenture, and the Issuer is required to redeem this Bond upon the occurrence of certain specified events pursuant to Section 6.3 of the Indenture
                                                   -----------
and Sections 3.9(c), 3.10(a), 3.10(b) and 3.10(c) of the Deposit and
    ---------------  -------  -------     -------
Disbursement Agreement, and (ii) not subject to any sinking fund].

          Notice of any optional redemption of Bonds will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder at its address as it appears in the Security Register.

          Bonds (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Indenture shall cease to bear interest from and after any Redemption Date.

          The Indenture contains provisions for, upon compliance by the Issuer with certain conditions set forth in the Indenture, the defeasance of (a) the entire indebtedness of this Bond and (b) certain restrictive covenants and agreements.

          The unpaid portion of the principal amount hereof, together with any interest accrued and unpaid thereon and all other amounts due hereunder, if any, may become due and payable upon the occurrence and during the continuance of any Event of Default, but only as provided in the Indenture.

          The Bonds are issuable only as registered Bonds without coupons in minimum denominations of $100,000 and any integral multiple of $100 in excess thereof.

          The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Security Registrar, the Trustee and the Issuer may require a Holder, among other things, to pay any taxes and fees required by law or permitted by the Indenture and to furnish appropriate endorsements and transfer documents.

          [INSERT THE FOLLOWING IF THIS IS A REGULATION S TEMPORARY GLOBAL BOND:
This Regulation S Temporary Global Bond is exchangeable in whole or in part for one or more Global Bonds only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article II of the Indenture.  Upon exchange of this Regulation S Temporary
----------
Global Bond for one or more Global Bonds, the Trustee shall cancel this Regulation S Temporary Global Bond.]

          The person in whose name this Bond is registered shall be deemed to be the owner and holder hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue regardless of any notice to anyone to the contrary.

          Bonds known to a Responsible Officer of the Trustee to be owned or held by, or for the account or benefit of, the Issuer or any of the Issuer's members, or an Affiliate of any of the foregoing, shall not be entitled to share in any payment or distribution provided for in Article VIII of the Indenture
                                               ------------
until all Bonds held by other Persons have been indefeasibly paid in full.

          THIS BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ABBREVIATIONS

          The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM    -    as tenants in common
          TEN ENT    -    as tenants by the entireties
          JT TEN     -    as joint tenants with right of survivorship and
                          not as tenants in common


                          UNIF GIFT MIN ACT_______________________
                                           (Cust)
(Minor)

                                under Uniform Gift to Minors Act

                                ________________________________
                                              (State)

               Additional abbreviations may also be used though
                             not in the above list
                                _______________

          FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Identifying Number of Assignee__________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address,
                        including zip code of Assignee)

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said Bond on the books of the Issuer, with full power of substitution in the premises.

Dated:____________________


                                             ___________________________________
                                             NAME:

NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                                                      ANNEX A TO
                                          [___]% SENIOR SECURED BOND DUE [_____]


          The following table sets forth the date of each semiannual installment of principal to be paid on this Bond and the applicable percentage of the original principal amount payable on each such date:


                    Scheduled         Percentage of
                     Payment            Principal
                      Date            Amount Payable
                ---------------    --------------------




                [INSERT AMORTIZATION TABLE FOR
                PARTICULAR SERIES OF BONDS]

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND*

          The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Definitive Bond, or exchanges of a part of another Global Bond or Definitive Bond for an interest in this Global Bond, have been made:

             Amount of decrease in  Amount of increase in      Principal Amount of          Signature of
               Principal Amount       Principal Amount          this Global Bond       authorized officer of
 Date of             of                     of               following such decrease      Trustee or Bond
 Exchange     this Global Bond       this Global Bond             (or increase)              Custodian
---------   ----------------------  ---------------------    -----------------------   ---------------------








-------------------------
  *   [THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE BOND IS
      ISSUED IN GLOBAL FORM]

                                                                       EXHIBIT F
                                                                    to Indenture
                                                                    ------------

                                    Form of
                                    -------
                            Subordination Provisions
                            ------------------------

I. The indebtedness evidenced by this Note* and the other obligations described in the definition of "Subordinated Indebtedness" is subordinated and subject in right of payment to the prior payment in full of all Senior Secured Obligations. Each holder of this Note, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof. All terms used but not defined herein shall have the meaning set forth in the Indenture, dated as of October 23, 2001, between Elwood Energy LLC (the "Issuer") and
                                                                   ------
     Bank One Trust Company, National Association, as Trustee.

II. No payment on account of principal, premium or interest on the Subordinated Indebtedness shall be made unless (a) full payment of all amounts then due and payable with respect to Senior Secured Obligations has been made, (b) such payment would be permitted by the Financing Documents, (c) each of the conditions for the making of a "Distribution" set forth in Section 3.9 of
                                                                -----------
     the Deposit and Disbursement Agreement has been satisfied and (d) immediately after giving effect to such payment, there shall not exist any Default or Event of Default. Any such payment permitted pursuant to this paragraph is hereinafter referred to as a "Permitted Payment". For the purposes of these provisions, no Senior Secured Obligation shall be deemed to have been paid in full until the obligee of such Senior Secured Obligation shall have indefeasibly received payment in full in cash. Any cash payment on the Senior Secured Obligations made by a Person which is solvent at the time of and after giving effect to such payment shall be presumed to have been indefeasibly paid in full in cash absent actual knowledge by the payor to the contrary. Any failure to make any payment on this Note prior to the time permitted by this paragraph shall not constitute a default under this Note.

III. Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all Senior Secured Obligations and all amounts (including interest, indemnities and fees) due or to become due upon all Senior Secured Obligations shall first be paid in full before the holders of the Subordinated Indebtedness shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Indebtedness (for principal, premium, interest or otherwise) and upon any such dissolution or winding up or liquidation

____________________________

* Or other debt instrument, as applicable.

     or reorganization, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Indebtedness would be entitled, except as otherwise provided herein, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Subordinated Indebtedness if received by them, directly to the holders of the Senior Secured Obligations or their representatives for application to such Senior Secured Obligations in accordance with their terms. So long as any Senior Secured Obligation is outstanding, the holder of this Note shall not commence, or join with any creditor other than any Person to whom Senior Secured Obligations are owed, in commencing, or directly or indirectly causing the Issuer to commence, or assist the Issuer in commencing, any proceeding referred to in the preceding sentence.

IV. The holder of this Note hereby irrevocably authorizes and empowers (without imposing any obligation on) each Person to whom any Senior Secured Obligation is owed and such Person's representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Person's ratable share of the full amount of the Subordinated Indebtedness evidenced by this
     Note in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including the right to participate in any composition of creditors and the right to vote such Person's ratable share of the Subordinated Indebtedness, evidenced by this Note, at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Subordinated Indebtedness evidenced by this Note or otherwise, as such Person's representatives may deem necessary or desirable for the enforcement of the subordination provisions of this Note. The holder of this Note shall execute and deliver to each Person to whom any Senior Secured Obligation is owed and such Person's representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such Person or such Person's representatives in order to enable such holder to enforce all claims upon or in respect of such Person's ratable share of the Subordinated Indebtedness evidenced by this Note; provided, however, that nothing herein shall obligate the holder of this Note to pay or incur any cost, expense or liability or to take any action that may result in the imposition of any cost, expense or liability.

V. The holder of this Note shall not, without the prior written consent of the Trustee and the Collateral Agent, have any right to accelerate payment of, or institute any proceedings to enforce, the Subordinated Indebtedness so long as any Senior Secured Obligation is outstanding.

VI. If any payment (other than a Permitted Payment) on account of principal, premium or interest, or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Indebtedness before all Senior Secured Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over to, the holders of the Senior Secured Obligations or their representatives for application to such Senior Secured Obligations in accordance with their terms.

VII. Nothing contained in this Note is intended to or shall impair as between the Issuer, its creditors (other than the holders of Senior Secured Obligations) and the holders of the Subordinated Indebtedness, the obligations of the Issuer, to pay to the holders of the Subordinated Indebtedness, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Indebtedness and creditors of the Issuer (other than holders of Senior Secured Obligations).

VIII. The Persons to whom Senior Secured Obligations are due shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Issuer.

IX. The holder of this Note agrees to execute and deliver such further documents and to do such other acts and things as the Trustee or the Collateral Agent may reasonably request in order fully to effect the purposes of these subordination provisions. Each holder of this Note by its acceptance hereof authorizes and directs the Trustee and the Collateral Agent on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints each of the Trustee and the Collateral Agent, as its attorney-in-fact for any and all such purposes.

X. The subordination effected by these provisions, and the rights of the Persons to whom Senior Secured Obligations are owed, shall not be affected by (i) any amendment of, or addition or supplement to any Transaction Document, or any other document evidencing or securing any Senior Secured Obligation, (ii) any exercise or nonexercise of any right, power or remedy under or in respect of any Transaction Document, or any other document evidencing or securing any Senior Secured Obligation or
       (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of, any Transaction Document, or any other document evidencing or securing any Senior Secured Obligation, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing. No failure on the part of any holder of a Senior Secured Obligation to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

XI. The holder of this Note and the Issuer each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any Senior Secured Obligation and these terms of subordination and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Issuer or any other Person or any collateral.

XII. These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Secured Obligation is rescinded or must otherwise be returned by the Person to whom such Senior Secured Obligation is owed upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

XIII. The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the Indenture has been terminated and all amounts owed thereunder have been paid and the Lien of the Security Documents has been terminated or discharged, (ii) be binding upon the holder of this Note and the Issuer and their respective successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Secured Parties. Without limiting the generality of the foregoing clause (iii), the Secured Parties may assign or otherwise transfer all or any portion of their rights and obligations under all or any of the Transaction Documents to any other Person (to the extent permitted by the Transaction Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Lease Financing Parties herein or otherwise.

XIV. This Note shall be governed by and construed in accordance with, the laws of the State of New York but without giving effect to the conflict of laws principles thereof which would require the application of the law of any other jurisdiction.